Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-159511 and 333-159511-01 to 333-159511-184
HCA INC.
SUPPLEMENT NO. 11 TO
MARKET MAKING PROSPECTUS DATED
JULY 10, 2009
THE DATE OF THIS SUPPLEMENT IS MARCH 15, 2010
On March 12, 2010, HCA Inc. filed the attached Current Report on Form 8-K

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 12, 2010 (March 10, 2010)
HCA INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-11239	75-2497104
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Park Plaza, Nashville, Tennessee		37203
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (615) 344-9551
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

i

Item 1.01 Entry into a Material Definitive Agreement
Indenture and Senior Secured Notes due 2020
Overview
     On March 10, 2010, the Company issued $1,400,000,000 aggregate principal amount of 7 1/4% senior secured notes due 2020 (the “Notes”), which mature on September 15, 2020, pursuant to an indenture, dated as of March 10, 2010 (the “Indenture”), among the Company, the guarantors party thereto, Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, and Law Debenture Trust Company of New York, as trustee.
     Interest on the Notes will be payable in cash. Interest on the Notes is payable on March 15 and September 15 of each year, commencing on September 15, 2010.
     The following is a brief description of the terms of the Notes and the Indenture.
Ranking
     The Notes are the Company’s senior secured obligations and rank senior in right of payment to any future subordinated indebtedness; rank equally in right of payment with all of the Company’s existing and future senior indebtedness; are effectively senior in right of payment to indebtedness under the Company’s existing second lien notes to the extent of the collateral securing such indebtedness; are effectively equal in right of payment with indebtedness under the Company’s senior secured cash flow credit facility, dated as of November 17, 2006, as amended on February 16, 2007, as further amended on March 2, 2009 and June 18, 2009 (as amended, the “cash flow credit facility”), the Company’s 8 1/2% senior secured notes due 2019 (the “April 2009 first lien notes”) issued pursuant to the Indenture, dated as of April 22, 2009, among the Company, the guarantors party thereto, Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, and Law Debenture Trust Company of New York, as trustee, and the Company’s 7 7/8% senior secured notes due 2020 (together with the April 2009 first lien notes, the “existing first lien notes”) issued pursuant to the Indenture, dated as of August 11, 2009, among the Company, the guarantors party thereto, Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, and Law Debenture Trust Company of New York, as trustee, in each case to the extent of the collateral (other than certain European collateral securing the Company’s senior secured European term loan facility) securing such indebtedness; are effectively subordinated in right of payment to all indebtedness under the Company’s senior secured asset-based revolving credit facility, dated as of November 17, 2006, as amended and restated as of June 20, 2007, as further amended on March 2, 2009 (as amended, the “asset-based revolving credit facility” and, together with the cash flow credit facility, the “senior secured credit facilities”), to the extent of the shared receivables collateral securing such indebtedness; and are effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of the Company’s non-guarantor subsidiaries (other than indebtedness and liabilities owed to the Company or one of the Company’s subsidiary guarantors (as such term is defined below)).
Guarantees
     The Notes are fully and unconditionally guaranteed on a senior secured basis by each of the Company’s existing and future direct or indirect wholly owned domestic subsidiaries that guarantee the Company’s obligations under its senior secured credit facilities (except for certain special purpose subsidiaries that only guarantee and pledge their assets under the asset-based revolving credit facility). Such subsidiary guarantors are collectively referred to herein as the “subsidiary guarantors,” and such subsidiary guarantees are collectively referred to herein as the “subsidiary guarantees.” Each subsidiary guarantee ranks senior in right of payment to all existing and future subordinated indebtedness of the subsidiary guarantor; ranks equally in right of payment with all existing and future senior indebtedness of the subsidiary guarantor; is effectively senior in right of payment to the guarantees of the Company’s second lien notes to the extent of the subsidiary guarantor’s collateral securing such indebtedness; is effectively equal in right of payment with the guarantees of the cash flow credit facility and the existing first lien notes to the extent of the subsidiary guarantor’s collateral securing such indebtedness; is effectively subordinated in right of payment to the guarantees of the asset-based revolving credit facility to the extent of the subsidiary guarantor’s collateral securing such indebtedness; and is effectively subordinated in right of payment to all existing and future indebtedness and other liabilities of any subsidiary of a subsidiary guarantor that is not also a guarantor of the Notes. Any subsidiary guarantee of the Notes will be released in the event such subsidiary guarantee is released under the senior secured credit facilities.
Security
     Pursuant to a Security Agreement and a Pledge Agreement, each dated as of November 17, 2006, and amended and restated as of March 2, 2009, among the Company, the subsidiary guarantors and Bank of America, N.A., as collateral agent (to which the Notes and guarantees became subject as of March 10, 2010), the Notes and guarantees are secured by first-priority liens, subject to permitted liens, on certain of the assets of the Company and the subsidiary guarantors that secure the cash flow credit facility and the existing first lien notes on a first-priority basis, including substantially all the capital stock of any wholly owned first-tier subsidiary of HCA Inc. or of any subsidiary guarantor of the Notes (but limited to 65% of the voting stock of any such wholly owned first-tier subsidiary that is a foreign subsidiary), and substantially all tangible and intangible assets of the Company and each subsidiary guarantor, other than (1) certain properties that do not secure the Company’s senior secured credit facilities, (2) deposit accounts, other bank or securities accounts and cash, (3) leaseholds and motor vehicles, (4) certain European collateral and (5) certain receivables collateral that only secures the asset-based revolving credit facility, in each case subject to exceptions, and except that the lien on properties defined as “principal properties” under the Company’s existing indenture dated as of December 16, 1993, so long as such indenture remains in effect, is limited to securing a portion of the indebtedness under the Notes, the cash flow credit facility and the existing first lien notes that, in the aggregate, does not exceed 10% of the Company’s consolidated net tangible assets.
     The Notes and subsidiary guarantees also are secured by second-priority liens, subject to permitted liens, on certain receivables of the Company and the subsidiary guarantors that secure the asset-based revolving credit facility on a first-priority basis.
Optional Redemption
     At any time prior to March 15, 2015, the Company may redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the greater of (1) 1.0% of the principal amount of the Notes and (2) the excess, if any, of (a) the present value at such redemption date of (i) the redemption price of such note at March 15, 2015 (as set forth in the table appearing below), plus (ii) all required interest payments due on the Notes through March 15, 2015 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate as of such redemption date plus 50 basis points; over (b) the then outstanding principal amount of the Notes (as of, and plus accrued and unpaid interest and additional interest, if any, to, the date of redemption), subject to the rights of holders of the Notes on the relevant record date to receive interest due on the relevant interest payment date.
     On and after March 15, 2015, the Company may redeem the Notes at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Percentage
2015	103.625%
2016	102.417%
2017	101.208%
2018 and thereafter	100.000%
     In addition, until March 15, 2013, the Company may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price equal to 107.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and additional interest, if any, to the applicable redemption date, subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more equity offerings; provided that at least 50% of the sum of the original aggregate principal amount of notes issued under the Indenture and the original principal amount of any additional notes that are notes issued under the Indenture after the issue date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such equity offering.
Change of Control
     Upon the occurrence of a change of control, which is defined in the Indenture, each holder of the Notes has the right to require the Company to repurchase some or all of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the repurchase date.
Covenants
     The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of its restricted subsidiaries to (subject to certain exceptions):
•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make other distributions in respect of the Company’s capital stock or make other restricted payments;

•	make certain investments;

•	prepay existing unsecured notes existing on November 17, 2006 (the “Existing Notes”), other than Existing Notes maturing on or prior to December 31, 2011 or, in the event of satisfaction of a maximum consolidated secured debt ratio and a maximum consolidated leverage ratio, Existing Notes maturing on or prior to the maturity date of the Notes;

•	sell certain assets;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets;

•	enter into certain transactions with the Company’s affiliates; and

•	designate the Company’s subsidiaries as unrestricted subsidiaries.
Events of Default
     The Indenture also provides for events of default which, if any of them occurs, would permit or require the principal of and accrued interest on the Notes to become or to be declared due and payable.
Intercreditor Arrangements
First Lien Intercreditor Agreement
     Bank of America, N.A., as collateral agent for the holders of the Notes, the existing first lien notes and obligations under the cash flow credit facility (the “First Lien Collateral Agent”), Bank of America, N.A., as authorized representative of the lenders under the cash flow credit facility (the “Administrative Agent”), and Law Debenture Trust Company of New York, as authorized representative of the holders of the existing first lien notes, entered into a First Lien Intercreditor Agreement, dated as of April 22, 2009, with respect to the collateral (the “Collateral”) that secures the cash flow credit facility, the existing first lien notes and the Notes and may secure additional first lien obligations (“Additional First Lien Obligations”) permitted to be incurred under the Company’s debt instruments and designated as additional first lien obligations for purposes of the First Lien Intercreditor Agreement, the Security Agreement and the Pledge Agreement. The Notes and guarantees became subject to the First Lien Intercreditor Agreement as of March 10, 2010. Under the First Lien Intercreditor Agreement, any actions that may be taken with respect to the Collateral, including the ability to cause the commencement of enforcement proceedings against the Collateral, to control such proceedings and to approve amendments to releases of the Collateral from the lien of, and waive past defaults under, the security documents relating to the Collateral, will be at the direction of the Administrative Agent until (1) the Company’s obligations under the cash flow credit facility are discharged (which discharge does not include certain refinancings of the cash flow credit facility) or (2) 90 days after the occurrence of an event of default under the series of first lien obligations that constitutes the largest outstanding principal amount of any then outstanding series of first lien obligations subject to the First Lien Intercreditor Agreement (other than the cash flow credit facility), if the authorized representative of that series of first lien obligations complies with the applicable notice provisions. Such authorized representative’s right to control actions with respect to the Collateral in the circumstances described in clause (2), however, will revert to the Administrative Agent if the Administrative Agent has commenced and is diligently pursuing enforcement action with respect to the Collateral or if the grantor of the security interest in the Collateral (whether the Company or the applicable subsidiary guarantor) is then a debtor under or with respect to (or otherwise subject to) an insolvency or liquidation proceeding.
     With respect to bankruptcy, under the First Lien Intercreditor Agreement, the holders of the Notes may not object following the filing of a bankruptcy petition to any debtor in possession financing or to the use of the Collateral to secure that financing, subject to conditions and limited exceptions. Finally, the Collateral is also subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the Administrative Agent during any period that the Administrative Agent controls actions with respect to the Collateral pursuant to the First Lien Intercreditor Agreement.
     If an event of default under the Indenture, the cash flow credit facility, the indentures governing the existing first lien notes or any Additional First Lien Obligation has occurred and is continuing and the First Lien Collateral Agent is taking action to enforce rights in respect of the Collateral, or any distribution is made with respect to the Collateral in any bankruptcy case of the Company or any subsidiary guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral and proceeds of any such distribution (subject to limited exceptions) to which the holders of the Notes, the lenders under the cash flow credit facility, the holders of the existing first lien notes and the holders of any Additional First Lien Obligations are entitled under any other intercreditor agreement will be applied among those obligations to the payment in full of the obligations on a ratable basis, after payment of all amounts owing to the First Lien Collateral Agent.
Additional General Intercreditor Agreement
     In addition, the First Lien Collateral Agent, The Bank of New York Mellon, as collateral agent (the “Junior Lien Collateral Agent”) for the holders of the notes (the “Second Lien Notes”) secured by liens on the Collateral on a second-priority basis (or a third-priority basis with respect to certain receivables collateral) and the trustees under the indentures (the “Second Lien Indentures”) governing the Second Lien Notes, entered into an Additional General Intercreditor Agreement, dated as of March 10, 2010, by which the Notes are given the same ranking and rights with respect to the Collateral as provided to the cash flow credit facility under the General Intercreditor Agreement, dated as of November 17, 2006, by and among the First Lien Collateral Agent and the Junior Lien Collateral Agent. Pursuant to the terms of the Additional General Intercreditor Agreement and subject to the First Lien Intercreditor Agreement, prior to the discharge of the obligations secured by the Collateral on a first-priority basis, the First Lien Collateral Agent will determine the time and method by which the security interests in the Collateral will be enforced and will have the sole and exclusive right to manage, perform and enforce the terms of the security documents relating to the Collateral and to exercise and enforce all privileges, rights and remedies thereunder according to its direction, including to take or retake control or possession of such Collateral and to hold, prepare for sale, marshall, process, sell, lease, dispose of or liquidate such Collateral, including, without limitation, following the occurrence of a default or event of default under the Indenture. The Junior Lien Collateral Agent is not permitted to enforce the security interests even if an event of default under a Second Lien Indenture has occurred and the Second Lien Notes issued thereunder have been accelerated, with limited exceptions.

Additional Receivables Intercreditor Agreement
     Finally, the First Lien Collateral Agent and Bank of America, N.A., as collateral agent (the “ABL Collateral Agent”) in connection with the asset-based revolving facility, entered into an Additional Receivables Intercreditor Agreement, dated as of March 10, 2010, by which the Notes are given the same ranking, rights and obligations with respect to certain receivables collateral (the “receivables Collateral”) that secures the asset-based revolving credit facility on a first-priority basis and the Notes, cash flow credit facility and the existing first lien notes on a second-priority basis as provided to the cash flow credit facility under the Receivables Intercreditor Agreement, dated as of November 17, 2006, by and among the Junior Lien Collateral Agent, the First Lien Collateral Agent and the ABL Collateral Agent. The Additional Receivables Intercreditor Agreement provides for first-priority liens in the receivables Collateral in favor of the secured parties under the asset-based revolving credit facility and junior priority liens in the receivables Collateral in favor of the holders of the Notes, subject to permitted liens. The relative rights, privileges and obligations with respect to the receivables Collateral of the ABL Collateral Agent, on the one hand, and the First Lien Collateral Agent, on the other, are substantially similar to the relative rights, privileges and obligations with respect to the Collateral of the First Lien Collateral Agent, on the one hand, and the Junior Lien Collateral Agent, on the other, except to the extent customary or necessary with respect to collateral of the type that constitutes receivables Collateral.
Section 2 — Financial Information
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit
Exhibit 4.1	Indenture, dated as of March 10, 2010, among HCA Inc., the guarantors party thereto, Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, and Law Debenture Trust Company of New York, as trustee.

Exhibit 4.2	Security Agreement, dated as of November 17, 2006, and amended and restated as of March 2, 2009, among HCA Inc., the subsidiary grantors party thereto and Bank of America, N.A. as collateral agent (filed as Exhibit 4.10 to the Company’s Annual Report on Form 10-K filed on March 4, 2009, and incorporated herein by reference).

Exhibit 4.3	Pledge Agreement, dated as of November 17, 2006, and amended and restated as of March 2, 2009, among HCA Inc., the subsidiary pledgors party thereto and Bank of America, N.A. as collateral agent (filed as Exhibit 4.11 to the Company’s Annual Report on Form 10-K filed on March 4, 2009, and incorporated herein by reference).

Exhibit 4.4	Form of 7 1/4% Senior Secured Notes due 2020 (included in Exhibit 4.1).

Exhibit 4.5	First Lien Intercreditor Agreement, dated as of April 22, 2009, among Bank of America, N.A., as collateral agent, Bank of America, N.A. as authorized representative under the cash flow credit facility, and Law Debenture Trust Company of New York, as authorized representative for the holders of the existing first lien notes (filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on April 28, 2009, and incorporated herein by reference).

Exhibit 4.6	Additional General Intercreditor Agreement, dated as of March 10, 2010, by and among Bank of America, N.A., in its capacity as First Lien Collateral Agent, The Bank of New York Mellon, in its capacity as Junior Lien Collateral Agent and in its capacity as trustee for the Second Lien Notes issued on November 17, 2006, and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee for the Second Lien Notes issued on February 19, 2009.

Exhibit 4.7	Additional Receivables Intercreditor Agreement, dated as of March 10, 2010, by and between Bank of America, N.A., as ABL Collateral Agent, and Bank of America, N.A., as New First Lien Collateral Agent.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCA INC. (Registrant)
By:	/s/ David G. Anderson
David G. Anderson
Senior Vice President - Finance and Treasurer

Date: March 12, 2010

INDEX TO EXHIBITS

Exhibit Number	Exhibit
Exhibit 4.1	Indenture, dated as of March 10, 2010, among HCA Inc., the guarantors party thereto, Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent, and Law Debenture Trust Company of New York, as trustee.

Exhibit 4.2	Security Agreement, dated as of November 17, 2006, and amended and restated as of March 2, 2009, among HCA Inc., the subsidiary grantors party thereto and Bank of America, N.A. as collateral agent (filed as Exhibit 4.10 to the Company’s Annual Report on Form 10-K filed on March 4, 2009, and incorporated herein by reference).

Exhibit 4.3	Pledge Agreement, dated as of November 17, 2006, and amended and restated as of March 2, 2009, among HCA Inc., the subsidiary pledgors party thereto and Bank of America, N.A. as collateral agent (filed as Exhibit 4.11 to the Company’s Annual Report on Form 10-K filed on March 4, 2009, and incorporated herein by reference).

Exhibit 4.4	Form of 7 1/4% Senior Secured Notes due 2020 (included in Exhibit 4.1).

Exhibit 4.5	First Lien Intercreditor Agreement, dated as of April 22, 2009, among Bank of America, N.A., as collateral agent, Bank of America, N.A. as authorized representative under the cash flow credit facility, and Law Debenture Trust Company of New York, as authorized representative for the holders of the existing first lien notes (filed as Exhibit 4.5 to the Company’s Current Report on Form 8-K filed on April 28, 2009, and incorporated herein by reference).

Exhibit 4.6	Additional General Intercreditor Agreement, dated as of March 10, 2010, by and among Bank of America, N.A., in its capacity as First Lien Collateral Agent, The Bank of New York Mellon, in its capacity as Junior Lien Collateral Agent and in its capacity as trustee for the Second Lien Notes issued on November 17, 2006, and The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee for the Second Lien Notes issued on February 19, 2009.

Exhibit 4.7	Additional Receivables Intercreditor Agreement, dated as of March 10, 2010, by and between Bank of America, N.A., as ABL Collateral Agent, and Bank of America, N.A., as New First Lien Collateral Agent.

Exhibit 4.1

INDENTURE
Dated as of March 10, 2010
Among
HCA INC.,
THE GUARANTORS NAMED ON SCHEDULE I HERETO,
LAW DEBENTURE TRUST COMPANY OF NEW YORK,
as Trustee,
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Paying Agent, Registrar and Transfer Agent
7 1/4% SENIOR SECURED NOTES DUE 2020

CROSS-REFERENCE TABLE*

Trust Indenture Act Section	Indenture Section
310 (a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.10
(c)	N.A.
311 (a)	7.11
(b)	7.11
(c)	N.A.
312 (a)	2.05
(b)	14.03
(c)	14.03
313 (a)	7.06
(b)(1)	N.A.
(b)(2)	7.06; 7.07
(c)	7.06; 14.02
(d)	7.06; 14.02
314 (a)	4.03; 14.02; 14.05
(b)	11.05
(c)(1)	14.04
(c)(2)	14.04
(c)(3)	N.A.
(d)	11.05
(e)	14.05
(f)	N.A.
315 (a)	7.01
(b)	7.05; 14.02.
(c)	7.01
(d)	7.01
(e)	6.14
316 (a)(last sentence)	2.09
(a)(1)(A)	6.05
(a)(1)(B)	6.04
(a)(2)	N.A.
(b)	6.07
(c)	2.12; 9.04
317 (a)(1)	6.08
(a)(2)	6.12
(b)	2.04
318 (a)	14.01
(b)	N.A.
(c)	14.01

N.A. means not applicable.
* This Cross-Reference Table is not part of the Indenture.

-i-

-ii-

-iii-

-iv-

Page
Section 14.16 Qualification of Indenture	125
Section 14.17 USA Patriot Act	125

SCHEDULES

Schedule I	Guarantors

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Certificate of Transfer
Exhibit C	Form of Certificate of Exchange
Exhibit D	Form of Supplemental Indenture to Be Delivered by Subsequent Guarantors

-v-

          INDENTURE, dated as of March 10, 2010, among HCA Inc., a Delaware corporation (the “Issuer”), the Guarantors (as defined herein) listed on the signature pages hereto, Law Debenture Trust Company of New York, as Trustee, and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent.
W I T N E S S E T H
          WHEREAS, the Issuer has duly authorized the creation of an issue of $1,400,000,000 aggregate principal amount of 7 1/4% Senior Secured Notes due 2020 (the “Initial Notes”); and
          WHEREAS, the Issuer and each of the Guarantors has duly authorized the execution and delivery of this Indenture.
          NOW, THEREFORE, the Issuer, the Guarantors, the Trustee and the Paying Agent, Registrar and Transfer Agent agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes.
ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions.
          “144A Global Note” means a Global Note substantially in the form of Exhibit A attached hereto, as the case may be, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.
          “2006 Second Priority Notes” means the $1,000,000,000 aggregate principal amount of 9 1/8% Senior Secured Notes due 2014, the $3,200,000,000 aggregate principal amount of 9 1/4% Senior Secured Notes due 2016 and the $1,500,000,000 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016, each issued by the Issuer under the 2006 Second Priority Notes Indenture.
          “2006 Second Priority Notes Indenture” means that certain Indenture, dated as of November 17, 2006, among the Issuer, the guarantors named on Schedule I thereto and The Bank of New York Mellon, as trustee.
          “2009 Second Priority Notes” means the $310,000,000 aggregate principal amount of 9 7/8% Senior Secured Notes due 2017, issued by the Issuer under the 2009 Second Priority Notes Indenture.
          “2009 Second Priority Notes Indenture” means that certain Indenture, dated as of February 19, 2009, among the Issuer, the guarantors named on Schedule I thereto, The Bank of New York Mellon Trust Company, N.A., as trustee, and The Bank of New York Mellon, as collateral agent.
          “ABL Collateral Agent” means Bank of America, N.A., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the ABL Facility and the credit, guarantee and security documents governing the ABL Obligations, together with its successors and permitted assigns under the ABL Facility exercising substantially the same rights and powers; and in each case provided that if such ABL Collateral Agent is not Bank of America, N.A., such ABL Collateral

Agent shall have become a party to the Shared Receivables Intercreditor Agreement and the other applicable Shared Receivables Security Documents.
          “ABL Facility” means the Amended and Restated Asset-Based Revolving Credit Agreement, dated as of June 20, 2007, by and among the Issuer, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as Administrative Agent, as amended as of March 2, 2009, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.10 hereof).
          “ABL Facility Cap” means an amount equal to the greater of (x) $2,000.0 million and (y) 75% of the consolidated accounts receivable of the Issuer and its subsidiaries determined in accordance with GAAP.
          “ABL Financing Entity” means the Issuer and certain of its subsidiaries from time to time named as borrowers or guarantors under the ABL Facility.
          “ABL Obligations” means Obligations under the ABL Facility.
          “ABL Secured Parties” means each of (i) the ABL Collateral Agent on behalf of itself and the lenders under the ABL Facility and lenders or their affiliates counterparty to related Hedging Obligations and (ii) each other holder of ABL Obligations.
          “Acquired Indebtedness” means, with respect to any specified Person,
     (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and
     (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
          “Additional First Lien Obligations” has the meaning given to such term by the Security Agreement and includes the Notes Obligations.
          “Additional First Lien Secured Party” means the holders of any Additional First Lien Obligations, including the Holders, and any Authorized Representative with respect thereto, including the Trustee, and the Paying Agent, Registrar and Transfer Agent.
          “Additional First Lien Secured Party Consent” means the Additional First Lien Secured Party Consent in the form attached as an exhibit to the Security Agreement, dated as of the Issue Date, and executed by the Trustee, as Authorized Representative of the Holders, the First Lien Collateral Agent, the Issuer and the grantors party thereto.
          “Additional General Intercreditor Agreement” means the Additional General Intercreditor Agreement, dated as of March 10, 2010, among the First Lien Collateral Agent, the Junior Lien Collateral

Agent, and the trustees under the Existing Second Priority Notes Indentures and the Existing First Priority Notes Indentures, and consented to by the Issuer and the Guarantors, as the same may be amended, restated or modified from time to time.
          “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.
          “Additional Notes” means additional Notes (other than the Initial Notes and other than Exchange Notes for such Initial Notes) issued from time to time under this Indenture in accordance with Sections 2.01 and 4.10 hereof.
          “Additional Receivables Intercreditor Agreement” means the Additional Receivables Intercreditor Agreement, dated as of March 10, 2010, between the ABL Collateral Agent and the First Lien Collateral Agent, and consented to by the Issuer and the Guarantors, as the same may be amended, restated or modified from time to time.
          “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
          “Affiliate Legend” means the legend set forth in Section 2.06(g)(iii) hereof to be placed on all Special 144A Global Notes in accordance with Section 2.06(k) hereof.
          “Agent” means any Registrar or Paying Agent.
          “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of:
     (1) 1.0% of the principal amount of such Note; and
     (2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at March 15, 2015 (such redemption price being set forth in the table appearing under Section 3.07(c) hereof), plus (ii) all required interest payments due on such Note through March 15, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Note.
          “Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and/or Clearstream that apply to such transfer or exchange.
          “Asset Sale” means:
     (1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease-Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

     (2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions (other than Preferred Stock of Restricted Subsidiaries issued in compliance with Section 4.10 hereof);
in each case, other than:
     (a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;
     (b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions of Section 5.01 hereof or any disposition that constitutes a Change of Control pursuant to this Indenture;
     (c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under Section 4.07 hereof;
     (d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million;
     (e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;
     (f) to the extent allowable under Section 1031 of the Code or any comparable or successor provision, any exchange of like property (excluding any boot thereon) for use in a Similar Business;
     (g) the lease, assignment or sublease of any real or personal property in the ordinary course of business;
     (h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;
     (i) foreclosures on assets;
     (j) sales of accounts receivable, or participations therein, in connection with the ABL Facility or any Receivables Facility;
     (k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after November 17, 2006, including Sale and Lease-Back Transactions and asset securitizations permitted by this Indenture;
     (l) dispositions in the ordinary course of business by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;
     (m) sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

     (n) any issuance or sale of Equity Interests or dispositions in connection with ordinary course syndications of Subsidiaries or joint ventures owning or operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in any transaction or series of related transactions with an aggregate fair market value of less than $100.0 million; and
     (o) any issuance or sale of Equity Interests of any Restricted Subsidiary (including, without limitation, HealthTrust Purchasing Group, L.P.) to any Person operating in a Similar Business for which such Restricted Subsidiary provides shared purchasing, billing, collection or similar services in the ordinary course of business.
     “Authorized Representative” has the meaning given to such term in the Security Agreement.
     “Bankruptcy Code” means Title 11 of the United States Code, as amended.
     “Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
     “Business Day” means each day which is not a Legal Holiday.
     “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
          “Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
          “Capitalized Software Expenditures” means, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.
          “Cash Equivalents” means:
          (1) United States dollars;

     (2) euros or any national currency of any participating member state of the EMU or such local currencies held by the Issuer and its Restricted Subsidiaries from time to time in the ordinary course of business;
     (3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government (or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of the U.S. government) with maturities of 24 months or less from the date of acquisition;
     (4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;
     (5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;
     (6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;
     (7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency), and in each case maturing within 24 months after the date of creation thereof;
     (8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;
     (9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;
     (10) Indebtedness or Preferred Stock issued by Persons with a rating of A or higher from S&P or A2 or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and
     (11) Investments with average maturities of 24 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.
          Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

          “Change of Control” means the occurrence of any of the following:
     (1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or
     (2) the Issuer becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a series of related transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.
          “Clearstream” means Clearstream Banking, Société Anonyme.
          “Code” means the Internal Revenue Code of 1986, as amended, or any successor thereto.
          “Collateral” means, collectively, all of the property and assets that are from time to time subject to the Lien of the Security Documents including the Liens, if any, required to be granted pursuant to Section 4.18 and otherwise required pursuant to the other provisions of this Indenture.
          “Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses and Capitalized Software Expenditures, of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.
          “Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:
     (1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (u) accretion or accrual of discounted liabilities not constituting Indebtedness, (v) any expense resulting from the discounting of the Existing Notes or other Indebtedness in connection with the application of recapitalization accounting or, if applicable, purchase accounting, (w) any Additional Interest and any comparable “additional interest” with respect to other securities, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

     (2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less
     (3) interest income for such period.
          For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.
          “Consolidated Leverage Ratio,” with respect to any Person as of any date of determination, means the ratio of (x) Consolidated Total Indebtedness of such Person as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (y) the aggregate amount of EBITDA of such Person for the period of the most recently ended four full consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
          “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,
     (1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses, severance, relocation costs, consolidation and closing costs, integration and facilities opening costs, business optimization costs, transition costs, restructuring costs, signing, retention or completion bonuses, and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,
     (2) the cumulative effect of a change in accounting principles during such period shall be excluded,
     (3) any after-tax effect of income (loss) from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned, transferred, closed or discontinued operations shall be excluded,
     (4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or abandonments other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,
     (5) the Net Income for such period of any Person that is an Unrestricted Subsidiary shall be excluded, and, solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 4.07(a) hereof, the Net Income for such period of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,
     (6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of Section 4.07(a) hereof, the Net Income for such period of any

Restricted Subsidiary (other than any Guarantor) shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) or Cash Equivalents to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,
     (7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property, equipment, inventory, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of recapitalization accounting or, if applicable, purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,
     (8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,
     (9) any impairment charge or asset write-off, including, without limitation, impairment charges or asset write-offs related to intangible assets, long-lived assets or investments in debt and equity securities, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,
     (10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights, and any cash charges associated with the rollover, acceleration or payout of Equity Interests by management of the Issuer or any of its direct or indirect parent companies in connection with the Transaction, shall be excluded,
     (11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded,
     (12) accruals and reserves that are established or adjusted within twelve months after November 17, 2006 that are so required to be established as a result of the Transaction in accordance with GAAP, or changes as a result of adoption or modification of accounting policies, shall be excluded, and
     (13) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (a) not denied by the applicable carrier in writing within 180 days and (b) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within 365 days), expenses with respect to liability or casualty events or business interruption shall be excluded.
          Notwithstanding the foregoing, for the purpose of Section 4.07 hereof only (other than clause (3)(d) of Section 4.07(a) hereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under clause (3)(d) of Section 4.07(a) hereof.
          “Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities as disclosed on the consolidated balance sheet of the Issuer (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed and further excluding any deferred income taxes that are included in current liabilities) and (b) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent consolidated balance sheet of the Issuer and computed in accordance with generally accepted accounting principles.
          “Consolidated Secured Debt Ratio” as of any date of determination, means the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Fixed Charge Coverage Ratio.”
          “Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.
          “Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,
     (1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,
     (2) to advance or supply funds
     (a) for the purchase or payment of any such primary obligation, or
     (b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or
     (3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.
          “Corporate Trust Office of the Trustee” shall be at the address of the Trustee specified in Section 14.02 hereof or such other address as to which the Trustee may give notice to the Holders and the Issuer.
          “Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.10 hereof) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.
          “Custodian” means the Paying Agent and Registrar, as custodian with respect to the Notes in global form, or any successor entity thereto.
          “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
          “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06(c), (e) or (f) hereof, substantially in the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.
          “Delayed Equity Amount” means any equity contribution of the Investors, the Frist Entities or certain other management investors described in the offering memorandum relating to the 2006 Second Priority Notes on or before March 31, 2007, the proceeds of which were used to repay borrowings under the senior secured revolving credit facility included in the General Credit Facility or the ABL Facility in the manner described in the offering memorandum relating to the 2006 Second Priority Notes.

          “Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as Depositary hereunder and having become such pursuant to the applicable provision of this Indenture.
          “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.
          “Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.
          “Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Notes or the date the Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.
          “EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period
          (1) increased (without duplication) by:
     (a) provision for taxes based on income or profits or capital gains, including, without limitation, foreign, federal, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes (including penalties and interest related to such taxes or arising from tax examinations) of such Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus
     (b) Fixed Charges of such Person for such period (including (x) net losses on Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges), together with items excluded from the definition of “Consolidated Interest Expense” pursuant to clauses (1)(u), (v), (w), (x), (y) and (z) of the definition thereof, and, in each such case, to the extent the same were deducted (and not added back) in calculating such Consolidated Net Income; plus

     (c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same was deducted (and not added back) in computing Consolidated Net Income; plus
     (d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by this Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Notes and any Credit Facilities and (ii) any amendment or other modification of the Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus
     (e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after November 17, 2006 and costs related to the closure and/or consolidation of facilities; plus
     (f) any other non-cash charges, including any write-offs or write-downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus
     (g) the amount of any minority interest expense consisting of income attributable to minority equity interests of third parties deducted (and not added back) in such period in calculating Consolidated Net Income; plus
     (h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors and the Frist Entities to the extent otherwise permitted under Section 4.12 hereof; plus
     (i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (w) such cost savings are reasonably identifiable and factually supportable, (x) such actions have been taken or are to be taken within 15 months after the date of determination to take such action, (y) no cost savings shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges relating to such cost savings that are included in clause (e) above with respect to such period and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $150.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus
     (j) the amount of loss on sales of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus
     (k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof;
     (2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period; and
     (3) increased or decreased by (without duplication):
     (a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable,
     (b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from Hedging Obligations for currency exchange risk).
          “EMU” means the economic and monetary union as contemplated in the Treaty on European Union.
          “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.
          “Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:
     (1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;
     (2) issuances to any Subsidiary of the Issuer; and
     (3) any such public or private sale that constitutes an Excluded Contribution.
          “euro” means the single currency of participating member states of the EMU.
          “Euroclear” means Euroclear Bank S.A./N.V., as operator of the Euroclear system.
          “European Collateral” means the present and future assets of the European subsidiary borrower and guarantors under the General Credit Facility pledged as security to the First Lien Collateral Agent pursuant to the European Security Documents (as defined in the General Credit Facility).
          “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Exchange Notes” means any notes issued in exchange for the Notes pursuant to Section 2.06(f) hereof.

          “Exchange Offer” has the meaning set forth in any Registration Rights Agreement.
          “Exchange Offer Registration Statement” has the meaning set forth in any Registration Rights Agreement.
          “Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer after November 17, 2006 from
     (1) contributions to its common equity capital, and
     (2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,
in each case designated as Excluded Contributions pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of Section 4.07(a) hereof.
          “Existing 7 7/8% First Priority Notes” means the $1,250,000,000 aggregate principal amount of 7 7/8% Senior Secured Notes due 2020, issued by the Issuer under the Existing 7 7/8% First Priority Notes Indenture.
          “Existing 7 7/8% First Priority Notes Indenture” means that certain Indenture, dated as of August 11, 2009, among the Issuer, the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.
          “Existing 8 1/2% First Priority Notes” means the $1,500,000,000 aggregate principal amount of 8 1/2% Senior Secured Notes due 2019, issued by the Issuer under the Existing 8 1/2% First Priority Notes Indenture.
          “Existing 8 1/2% First Priority Notes Indenture” means that certain Indenture, dated as of April 22, 2009, among the Issuer, the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.
          “Existing First Priority Notes” means the Existing 7 7/8% First Priority Notes and the Existing 8 1/2% First Priority Notes.
          “Existing First Priority Notes Indentures” means the Existing 7 7/8% First Priority Notes Indenture and the Existing 8 1/2% First Priority Notes Indenture.
          “Existing First Priority Notes Obligations” means Obligations in respect of the Existing First Priority Notes, the Existing First Priority Notes Indentures or the other credit, guarantee and security documents governing the First Lien Obligations as they relate to the Existing First Priority Notes, including, for the avoidance of doubt, obligations in respect of exchange notes and guarantees thereof.
          “Existing Notes” means the $691.2 million aggregate principal amount of 8.750% notes due 2010, £150.0 million aggregate principal amount of 8.750% notes due 2010, $475.8 million aggregate principal amount of 7.875% notes due 2011, $500.0 million aggregate principal amount of 6.950% notes due 2012, $500.0 million aggregate principal amount of 6.300% notes due 2012, $500.0 million aggregate principal amount of 6.250% notes due 2013, $500.0 million aggregate principal amount of 6.750% notes due 2013, $500.0 million aggregate principal amount of 5.750% notes due 2014, $121.1 million aggregate principal amount of 9.000% medium term notes due 2014, $750.0 million aggregate principal amount of 6.375% notes due 2015, $150.0 million aggregate principal amount of 7.190% debentures due 2015, $1,000.0 million aggregate principal amount of 6.500% notes due 2016, $135.6 million aggregate principal amount of 7.500% debentures due 2023, $150.0 million aggregate principal amount of 8.360% debentures due 2024, $291.4 million aggregate principal amount of 7.690% notes due 2025, $125.0 million aggregate principal amount of 7.580% medium-term notes due 2025, $150.0 million aggregate principal amount of 7.050% debentures due 2027, $250.0 million aggregate principal amount of 7.500% notes due 2033, $100.0 million aggregate principal amount of 7.750% debentures due 2036 and $200.0 million aggregate principal amount of 7.500% debentures due 2095, each issued by the Issuer and outstanding on November 17, 2006.
          “Existing Notes Indenture” means that certain Indenture, dated as of December 16, 1993, between Columbia Healthcare Corporation and The First National Bank of Chicago, as Trustee, as amended by the First Supplemental Indenture, dated as of May 25, 2000, between the Issuer and Bank One Trust Company, N.A., as Trustee, the Second Supplemental Indenture, dated as of July 1, 2001, between the Issuer and Bank One Trust Company, N.A., as Trustee, and the Third Supplemental Indenture, dated as of December 5, 2001, between the Issuer and The Bank of New York Mellon, as Trustee.
          “Existing Second Priority Notes” means the 2006 Second Priority Notes and the 2009 Second Priority Notes and any refinancings thereof permitted pursuant to the terms of the Indenture.
          “Existing Second Priority Notes Indentures” means the 2006 Second Priority Notes Indenture and the 2009 Second Priority Notes Indenture.
          “First Lien Collateral Agent” means Bank of America, N.A., in its capacity as collateral agent for First Lien Secured Parties, together with its successors and permitted assigns exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Bank of America, N.A., such First Lien Collateral Agent shall have become a party to the Additional General Intercreditor Agreement, the General Intercreditor Agreement, dated as of November 17, 2006, among the First Lien Collateral Agent and the Junior Lien Collateral Agent, and the other applicable Security Documents.
          “First Lien Intercreditor Agreement” means the First Lien Intercreditor Agreement, dated as of the April 22, 2009, among the First Lien Collateral Agent, Bank of America, N.A., as authorized representative for the holders of the obligations under the General Credit Facility and Law Debenture Trust Company of New York, as authorized representative for the holders of the Existing First Priority Notes Obligations, and consented to by the Issuer and the Guarantors, as the same may be amended restated or modified from time to time.
          “First Lien Obligations” has the meaning given to such term in the Security Agreement and includes the Note Obligations.
          “First Lien Secured Parties” means (a) the “Secured Parties,” as defined in the General Credit Facility and (b) any Additional First Lien Secured Parties, including, without limitation, the Trustee, the Paying Agent, Registrar and Transfer Agent, and the Holders (including the Holders of any Additional Notes subsequently issued under and in compliance with the terms of this Indenture).

          “First Priority Liens” means the first priority Liens securing the First Lien Obligations.
          “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.
          For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If, since the beginning of such period, any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.
          For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate or other rate shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.
          “Fixed Charges” means, with respect to any Person for any period, the sum of:
     (1) Consolidated Interest Expense of such Person for such period;

     (2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and
     (3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.
          “Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof or the District of Columbia and any Restricted Subsidiary of such Foreign Subsidiary.
          “Frist Entities” means Dr. Thomas F. Frist, Jr., any Person controlled by Dr. Frist and any charitable organization selected by Dr. Frist that holds Equity Interests of the Issuer on November 17, 2006.
          “GAAP” means generally accepted accounting principles in the United States which were in effect on November 17, 2006.
          “General Credit Facility” means the credit agreement entered into as of November 17, 2006 by and among the Issuer, the European subsidiary borrowers party thereto, the lenders party thereto in their capacities as lenders thereunder and Bank of America, N.A., as U.S. Administrative Agent and as European Administrative Agent, as amended as of February 16, 2007, as further amended as of March 2, 2009 and as further amended as of June 18, 2009, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under Section 4.10 hereof).
          “General Credit Facility Obligations” means “Obligations” as defined in the General Credit Facility.
          “Global Note Legend” means the legend set forth in Section 2.06(g)(ii) hereof, which is required to be placed on all Global Notes issued under this Indenture.
          “Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.01, 2.06(b), 2.06(d), 2.06(f), 2.06(j) or 2.06(k) hereof.
          “Government Securities” means securities that are:
     (1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or
     (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.
          “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
          “Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under this Indenture.
          “Guarantor” means each Restricted Subsidiary that Guarantees the Notes in accordance with the terms of this Indenture.
          “HCI” means Health Care Indemnity, Inc., an insurance company formed under the laws of the State of Colorado and a Wholly-Owned Subsidiary of the Issuer.
          “Hedging Arrangements” means the fixed-pay interest rate swap agreements, entered into by Hercules Holding II, LLC on or about September 13, 2006 and with respect to which the Issuer was the counterparty in connection with the Transaction, relating to $8,000 million of the outstanding principal amount under the First Lien Obligations and the ABL Obligations.
          “Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.
          “Holder” means the Person in whose name a Note is registered on the Registrar’s books.
          “Indebtedness” means, with respect to any Person, without duplication:
     (1) any indebtedness (including principal and premium) of such Person, whether or not contingent:
     (a) in respect of borrowed money;
     (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);
     (c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

     (d) representing any Hedging Obligations;
if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;
     (2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise on, the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and
     (3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;
provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.
          “Indenture” means this Indenture, as amended or supplemented from time to time.
          “Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.
          “Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.
          “Initial Notes” has the meaning set forth in the recitals hereto.
          “Initial Purchasers” means Banc of America Securities LLC, Citigroup Global Markets Inc., J.P. Morgan Securities Inc., Barclays Capital Inc., Deutsche Bank Securities Inc., Goldman, Sachs & Co., Wells Fargo Securities, LLC and the other initial purchasers party to the purchase agreement related to the Notes.
          “Insolvency or Liquidation Proceeding” means:
     (1) any case commenced by or against the Issuer or any Guarantor under any Bankruptcy Law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Issuer or any Guarantor, any receivership or assignment for the benefit of creditors relating to the Issuer or any Guarantor or any similar case or proceeding relative to the Issuer or any Guarantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Issuer or any Guarantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

     (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Issuer or any Guarantor are determined and any payment or distribution is or may be made on account of such claims.
          “Intercreditor Agreements” means, collectively, the First Lien Intercreditor Agreement, the Additional Receivables Intercreditor Agreement and the Additional General Intercreditor Agreement.
          “Interest Payment Date” means March 15 and September 15 of each year to stated maturity.
          “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.
          “Investment Grade Securities” means:
     (1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);
     (2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;
     (3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and
     (4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.
          “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commissions, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.07 hereof:
     (1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:
     (a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

     (b) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and
     (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case fair market value as determined in good faith by the Issuer.
          “Investors” means Bain Capital Partners, LLC, Kohlberg Kravis Roberts & Co. L.P., Merrill Lynch Global Private Equity, Inc. (formerly known as Merrill Lynch Global Partners, Inc.) and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.
          “Issue Date” means March 10, 2010.
          “Issuer” has the meaning set forth in the recitals hereto; provided that when used in the context of determining the fair market value of an asset or liability under this Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $500.0 million (unless otherwise expressly stated).
          “Issuer Order” means a written request or order signed on behalf of the Issuer by an Officer of the Issuer, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.
          “Junior Lien Collateral Agent” shall mean (i) so long as the 2006 Second Priority Notes are outstanding, the trustee under the 2006 Second Priority Notes Indenture, in its capacity as trustee and collateral agent for the holders of 2006 Second Priority Notes and other secured parties under the 2006 Second Priority Notes Indenture and the related security documents (including the holders of the 2009 Second Priority Notes), and (ii) at any time thereafter, such agent or trustee as is designated “Junior Lien Collateral Agent” by Junior Lien Secured Parties holding a majority in principal amount of the Junior Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the Junior Lien Obligations, it being understood that as of the Issue Date, the trustee under the 2006 Second Priority Notes Indenture shall be the Junior Lien Collateral Agent.
          “Junior Lien Documents” means the credit and security documents governing the Junior Lien Obligations, including, without limitation, the Existing Second Priority Notes Indentures, the related security documents and intercreditor agreements.
          “Junior Lien Obligations” means the Existing Second Priority Notes and Obligations with respect to other Indebtedness permitted to be incurred under the Existing Second Priority Notes Indentures and this Indenture which is by its terms intended to be secured equally and ratably with the Existing Second Priority Notes or on a basis junior to the Liens securing the Existing Second Priority Notes; provided such Lien is permitted to be incurred under the Existing Second Priority Notes Indentures and this Indenture; provided, further, that the holders of such Indebtedness or their Junior Lien Representative is a party to the applicable security documents in accordance with the terms thereof and has appointed the Junior Lien Collateral Agent as collateral agent for such holders of Junior Lien Obligations with respect to all or a portion of the Collateral.
          “Junior Lien Representative” means any duly authorized representative of any holders of Junior Lien Obligations, which representative is party to the applicable security documents.

          “Junior Lien Secured Parties” means (i) holders of Existing Second Priority Notes (including the holders of any Additional Notes (as defined in the Existing Second Priority Notes Indentures) subsequently issued under and in compliance with the terms of the Existing Second Priority Notes Indentures), (ii) the Junior Lien Collateral Agent and (iii) the holders from time to time of any other Junior Lien Obligations and each Junior Lien Representative.
          “Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.
          “Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.
          “Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.
          “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
          “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
          “Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of Section 4.11(b) hereof) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.
          “Non-Receivables Collateral” means all the present and future assets of the Issuer and the Guarantors in which a security interest has been granted pursuant to (a) the Security Agreement, (b) the Pledge Agreement and (c) the other Security Documents other than the Shared Receivables Security Documents and any Security Documents relating to the Separate Receivables Collateral; provided that the Non-Receivables Collateral shall not include any European Collateral.
          “Non-U.S. Person” means a Person who is not a U.S. Person.

          “Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Notes” shall also include any Additional Notes that may be issued under a supplemental indenture.
          “Notes Obligations” means Obligations in respect of the Notes, this Indenture or the Security Documents, including, for the avoidance of doubt, obligations in respect of Exchange Notes and guarantees thereof.
          “Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
          “Offering Memorandum” means the offering memorandum, dated March 2, 2010, relating to the sale of the Initial Notes.
          “Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.
          “Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by any Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer or Guarantor, as applicable, that meets the requirements set forth in this Indenture.
          “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.
          “Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).
          “Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents received must be applied in accordance with Section 4.11 hereof.
          “Permitted Holders” means each of the Investors, the Frist Entities, members of management of the Issuer (or its direct or indirect parent), Citigroup Inc. and Banc of America Securities LLC (which institutions were assignees of certain equity commitments of the Investors as of November 17, 2006) that are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors, Frist Entities, members of management and assignees of the equity commitments of the Investors, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

          “Permitted Investments” means:
     (1) any Investment in the Issuer or any of its Restricted Subsidiaries;
     (2) any Investment in cash and Cash Equivalents or Investment Grade Securities;
     (3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:
     (a) such Person becomes a Restricted Subsidiary; or
     (b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;
     (4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions described under Section 4.11 hereof or any other disposition of assets not constituting an Asset Sale;
     (5) any Investment existing on the Issue Date;
     (6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:
     (a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or
     (b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;
     (7) Hedging Obligations permitted under clause (10) of Section 4.10(b) hereof;
     (8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of Section 4.07(a) hereof;
     (10) guarantees of Indebtedness permitted under Section 4.10 hereof;

     (11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 4.12(b) hereof (except transactions described in clauses (2), (5) and (9) of Section 4.12(b) hereof);
     (12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;
     (13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (14) Investments relating to an ABL Financing Entity or a Receivables Subsidiary that, in the good faith determination of the Issuer, are necessary or advisable to effect the ABL Facility or any Receivables Facility, as the case may be;
     (15) advances to, or guarantees of Indebtedness of, employees not in excess of $50.0 million outstanding at any one time, in the aggregate;
     (16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof;
     (17) Physician Support Obligations made by the Issuer or any Restricted Subsidiary;
     (18) any Investment in any joint venture existing on the Issue Date that owns or operates one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, to the extent contemplated by the organizational documents of such joint venture as in existence on the Issue Date;
     (19) any Investment in the ordinary course of business or as may be required by applicable law by any Restricted Subsidiary (including, without limitation, HCI) engaged in the insurance business in order to provide insurance to the Issuer and its Subsidiaries;
     (20) any Investment pursuant to any customary buy/sell arrangement in favor of investors or joint venture parties in connection with syndications of health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers; and
     (21) any Investment in any Subsidiary or any joint venture in connection with intercompany cash management arrangements or related activities arising in the ordinary course of business.
          “Permitted Liens” means, with respect to any Person:
     (1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;
     (2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
     (3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;
     (4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;
     (5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;
     (6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12), (13), (18) or (19) of Section 4.10(b) hereof; provided that (a) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (13) relate only to Refinancing Indebtedness that serves to refund or refinance Indebtedness, Disqualified Stock or Preferred Stock incurred under clause (4) or (12) of Section 4.10(b) hereof, (b) Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries, (c) Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be and (d) Liens securing Indebtedness, Disqualified Stock or Preferred Stock permitted to be incurred pursuant to clause (4) of Section 4.10(b) hereof extend only to the assets so financed, purchased, constructed or improved;
     (7) Liens existing on the Issue Date (other than Liens in favor of (i) the lenders under the Senior Credit Facilities, (ii) the holders of the Existing First Priority Notes and (iii) the holders of the Existing Second Priority Notes);
     (8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

     (9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;
     (10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with Section 4.10 hereof;
     (11) Liens securing Hedging Obligations so long as the related Indebtedness is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;
     (12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;
     (14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;
     (15) Liens in favor of the Issuer or any Guarantor;
     (16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business;
     (17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;
     (18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), as a whole or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8) and (9); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8) and (9) at the time the original Lien became a Permitted Lien under this Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;
     (19) deposits made in the ordinary course of business to secure liability to insurance carriers;

     (20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $100.0 million at any one time outstanding;
     (21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under Section 6.01 hereof so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;
     (22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
     (23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;
     (24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 4.10 hereof; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;
     (25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;
     (26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;
     (27) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale or purchase of goods entered into by the Issuer or any Restricted Subsidiary in the ordinary course of business; and
     (28) Liens that rank junior to the Liens securing the Notes securing the Junior Lien Obligations.
          For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.
          “Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          “Physician Support Obligation” means (1) a loan to or on behalf of, or a guarantee of Indebtedness or income of, a physician or health care professional providing service to patients in the service area of a health care facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by this Indenture made or given by the Issuer or any Restricted Subsidiary of the Issuer in the ordinary course of business and pursuant to a written agreement having a period not to exceed five years or (2) guarantees by the Issuer or any Restricted Subsidiary of the Issuer of leases and loans to acquire property (real or personal) for or on behalf of a physician or health care professional providing service to patients in the service area of a health care facility operated by the Issuer, any of its Restricted Subsidiaries or any affiliated joint venture otherwise permitted by this Indenture.
          “Plan of Reorganization” means any plan of reorganization, plan of liquidation, agreement for composition, or other type of plan of arrangement proposed in or in connection with any Insolvency or Liquidation Proceeding.
          “Pledge Agreement” means the amended and restated Pledge Agreement, dated as of November 17, 2006, as amended and restated as of March 2, 2009 by and among the Issuer, the subsidiary pledgors named therein and the First Lien Collateral Agent, as the same may be further amended, restated or modified from time to time, to which the Trustee, as Authorized Representative for the Holders, will be joined on the Issue Date.
          “Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution or winding up.
          “Principal Property” means each acute care hospital providing general medical and surgical services (excluding equipment, personal property and hospitals that primarily provide specialty medical services, such as psychiatric and obstetrical and gynecological services) owned solely by the Issuer and/or one or more of its Subsidiaries (used in this definition as defined in the Existing Notes Indenture) and located in the United States of America.
          “Private Placement Legend” means the legend set forth in Section 2.06(g)(i) hereof to be placed on all Notes issued under this Indenture, except where otherwise permitted by the provisions of this Indenture.
          “Purchase Money Obligations” means any Indebtedness incurred to finance or refinance the acquisition, leasing, construction or improvement of property (real or personal) or assets (other than Capital Stock), and whether acquired through the direct acquisition of such property or assets, or otherwise.
          “QIB” means a “qualified institutional buyer” as defined in Rule 144A.
          “Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.
          “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.
          “Receivables Collateral” means all the assets pledged to the ABL Collateral Agent on behalf of the ABL Secured Parties as security for the ABL Obligations.

          “Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries purports to sell its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn funds such purchase by purporting to sell its accounts receivable to a Person that is not a Restricted Subsidiary or by borrowing from such a Person or from another Receivables Subsidiary that in turn funds itself by borrowing from such a Person.
          “Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with any Receivables Facility.
          “Receivables Subsidiary” means any Subsidiary formed for the purpose of facilitating or entering into one or more Receivables Facilities, and in each case engages only in activities reasonably related or incidental thereto.
          “Record Date” for the interest or Additional Interest, if any, payable on any applicable Interest Payment Date means March 1 or September 1 (whether or not a Business Day) next preceding such Interest Payment Date.
          “Registration Rights Agreement” means the Registration Rights Agreement related to the Notes, dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.
          “Regulation S” means Regulation S promulgated under the Securities Act.
          “Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto, bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Regulation S.
          “Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
          “Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any managing director, director, vice president, assistant vice president, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
          “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
          “Restricted Investment” means an Investment other than a Permitted Investment.
          “Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.
          “Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon an Unrestricted Subsidiary’s ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”
          “Rule 144” means Rule 144 promulgated under the Securities Act.
          “Rule 144A” means Rule 144A promulgated under the Securities Act.
          “Rule 903” means Rule 903 promulgated under the Securities Act.
          “Rule 904” means Rule 904 promulgated under the Securities Act.
          “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
          “Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.
          “SEC” means the U.S. Securities and Exchange Commission.
          “Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.
          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
          “Security Agreement” means the amended and restated Security Agreement, dated as of November 17, 2006, as amended and restated as of March 2, 2009, by and among the Issuer, the subsidiary grantors named therein and the First Lien Collateral Agent, as the same may be further amended, restated or modified from time to time, to which the Trustee, as Authorized Representative for the Holders, will be joined on the Issue Date.
          “Security Documents” means, collectively, the Intercreditor Agreements, the Security Agreement, the Pledge Agreement, the Additional First Lien Secured Party Consent, other security agreements relating to the Collateral and the mortgages and instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Collateral, each for the benefit inter alia of the First Lien Collateral Agent, the Trustee, the Paying Agent, Registrar and

Transfer Agent and the Holders, as in effect on the Issue Date and as amended, amended and restated, modified, renewed or replaced from time to time.
          “Senior Credit Facilities” means the ABL Facility and the General Credit Facility.
          “Senior Indebtedness” means:
     (1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities, the Existing First Priority Notes, the Existing Second Priority Notes and the Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;
     (2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into); provided that such Hedging Obligations are permitted to be incurred under the terms of this Indenture;
     (3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is subordinated in right of payment to the Notes or any related Guarantee; and
     (4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);
provided, however, that Senior Indebtedness shall not include:
     (a) any obligation of such Person to the Issuer or any of its Subsidiaries;
     (b) any liability for federal, state, local or other taxes owed or owing by such Person;
     (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;
     (d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or
     (e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of this Indenture.
          “Separate Receivables Collateral” means the Receivables Collateral other than the Shared Receivables Collateral.

          “Shared Receivables Collateral” means the portion of the Receivables Collateral which secures the First Lien Obligations on a second priority basis pursuant to the Security Documents and the Existing Second Priority Notes on a third-priority basis pursuant to the Junior Lien Documents.
          “Shared Receivables Security Documents” means, collectively, the Additional Receivables Intercreditor Agreement, any security agreement relating to the Shared Receivables Collateral, the control agreements and deposit agreements and the instruments filed and recorded in appropriate jurisdictions to preserve and protect the Liens on the Shared Receivables Collateral (including, without limitation, financing statements under the Uniform Commercial Code of the relevant states) applicable to the Shared Receivables Collateral, each for the benefit of the First Lien Collateral Agent and the ABL Collateral Agent, as in effect on November 17, 2006 and as amended, amended and restated, modified, renewed or replaced from time to time.
          “Shelf Registration Statement” means the Shelf Registration Statement as defined in any Registration Rights Agreement.
          “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.
          “Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.
          “Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors, the Frist Entities and the Issuer.
          “Subordinated Indebtedness” means, with respect to the Notes,
     (1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Notes, and
     (2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Notes.
          “Subsidiary” means, with respect to any Person:
     (1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and
     (2) any partnership, joint venture, limited liability company or similar entity of which
     (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and
     (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
          “Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent consolidated balance sheet of the Issuer or such other Person as may be expressly stated.
          “Transaction” means the transactions contemplated by the Transaction Agreement, the issuance of the Notes and borrowings under the Senior Credit Facilities as in effect on November 17, 2006.
          “Transaction Agreement” means the Agreement and Plan of Merger, dated as of July 24, 2006, between Hercules Holding II, LLC, Hercules Acquisition Corporation and the Issuer, as in effect on November 17, 2006.
          “Transfer Agent” means the Person specified in Section 2.03 hereof as the Transfer Agent, and any and all successors thereto, to receive on behalf of the Registrar any Notes or Exchange Notes for transfer or exchange pursuant to this Indenture.
          “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to March 15, 2015; provided, however, that if the period from the Redemption Date to March 15, 2015 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
          “Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C. §§ 77aaa-77bbbb).
          “Trustee” means Law Debenture Trust Company of New York, as trustee, until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.
          “Unrestricted Definitive Note” means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.
          “Unrestricted Global Note” means a permanent Global Note, substantially in the form of Exhibit A attached hereto, that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.
          “Unrestricted Subsidiary” means:
     (1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and
     (2) any Subsidiary of an Unrestricted Subsidiary.

          The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that
     (1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;
     (2) such designation complies with Section 4.07 hereof; and
     (3) each of:
               (a) the Subsidiary to be so designated; and
               (b) its Subsidiaries
has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.
          The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:
     (1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in Section 4.10(a) hereof; or
     (2) the Fixed Charge Coverage Ratio for the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.
          Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.
     “U.S. Person” means a U.S. person as defined in Rule 902(k) under the Securities Act.
     “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:
     (1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by
     (2) the sum of all such payments.
          “Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
Section 1.02 Other Definitions.

	Defined in
Term	Section
“Acceptable Commitment”	4.11
“Affiliate Transaction”	4.12
“Asset Sale Offer”	4.11
“Authentication Order”	2.02
“Change of Control Offer”	4.15
“Change of Control Payment”	4.15
“Change of Control Payment Date”	4.15
“Collateral Asset Sale Offer”	4.11
“Collateral Excess Proceeds”	4.11
“Collateral Offer Amount”	3.09
“Collateral Offer Period”	3.09
“Collateral Purchase Date”	3.09
“Covenant Defeasance”	8.03
“Covenant Suspension Event”	4.17
“DTC”	2.03
“Event of Default”	6.01
“Excess Proceeds”	4.11
“incur”	4.10
“Legal Defeasance”	8.02
“Note Register”	2.03
“Offer Amount”	3.10
“Offer Period”	3.10
“Paying Agent”	2.03
“Purchase Date”	3.10
“Redemption Date”	3.07
“Refinancing Indebtedness”	4.10
“Refunding Capital Stock”	4.07
“Registrar”	2.03
“Restricted Payments”	4.07
“Reversion Date”	4.17
“Second Commitment”	4.11
“Special 144A Global Note”	2.06	(k)
“Successor Company”	5.01
“Successor Person”	5.01
“Suspended Covenants”	4.17
“Suspension Period”	4.17
“Treasury Capital Stock”	4.07

Section 1.03 Incorporation by Reference of Trust Indenture Act.
          Whenever this Indenture refers to a provision of the Trust Indenture Act, the provision is incorporated by reference in and made a part of this Indenture.
          The following Trust Indenture Act terms used in this Indenture have the following meanings:
          “indenture securities” mean the Notes;
          “indenture security Holder” means a Holder of a Note;
          “indenture to be qualified” means this Indenture;
          “indenture trustee” or “institutional trustee” means the Trustee; and
     “obligor” on the Notes and the Guarantees means the Issuer and the Guarantors, respectively, and any successor obligor upon the Notes and the Guarantees, respectively.
          All other terms used in this Indenture that are defined by the Trust Indenture Act, defined by Trust Indenture Act reference to another statute or defined by SEC rule under the Trust Indenture Act have the meanings so assigned to them.
Section 1.04 Rules of Construction.
          Unless the context otherwise requires:
     (a) a term has the meaning assigned to it;
     (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (c) “or” is not exclusive;
     (d) words in the singular include the plural, and in the plural include the singular;
     (e) “will” shall be interpreted to express a command;
     (f) provisions apply to successive events and transactions;
     (g) references to sections of, or rules under, the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;
     (h) unless the context otherwise requires, any reference to an “Article,” “Section” or “clause” refers to an Article, Section or clause, as the case may be, of this Indenture; and
     (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not any particular Article, Section, clause or other subdivision.

Section 1.05 Acts of Holders.
          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments or record or both are delivered to the Trustee and, where it is hereby expressly required, to the Issuer. Proof of execution of any such instrument or of a writing appointing any such agent, or the holding by any Person of a Note, shall be sufficient for any purpose of this Indenture and (subject to Section 7.01) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section 1.05.
          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by or on behalf of any legal entity other than an individual, such certificate or affidavit shall also constitute proof of the authority of the Person executing the same. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee deems sufficient.
          (c) The ownership of Notes shall be proved by the Note Register.
          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of any action taken, suffered or omitted by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.
          (e) The Issuer may, in the circumstances permitted by the Trust Indenture Act, set a record date for purposes of determining the identity of Holders entitled to give any request, demand, authorization, direction, notice, consent, waiver or take any other act, or to vote or consent to any action by vote or consent authorized or permitted to be given or taken by Holders. Unless otherwise specified, if not set by the Issuer prior to the first solicitation of a Holder made by any Person in respect of any such action, or in the case of any such vote, prior to such vote, any such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of Holders furnished to the Trustee prior to such solicitation.
          (f) Without limiting the foregoing, a Holder entitled to take any action hereunder with regard to any particular Note may do so with regard to all or any part of the principal amount of such Note or by one or more duly appointed agents, each of which may do so pursuant to such appointment with regard to all or any part of such principal amount. Any notice given or action taken by a Holder or its agents with regard to different parts of such principal amount pursuant to this paragraph shall have the same effect as if given or taken by separate Holders of each such different part.
          (g) Without limiting the generality of the foregoing, a Holder, including DTC that is the Holder of a Global Note, may make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders, and DTC that is the Holder of a Global Note may provide its proxy or proxies to the beneficial owners of interests in any such Global Note through such depositary’s standing instructions and customary practices.

          (h) The Issuer may fix a record date for the purpose of determining the Persons who are beneficial owners of interests in any Global Note held by DTC entitled under the procedures of such depositary to make, give or take, by a proxy or proxies duly appointed in writing, any request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders. If such a record date is fixed, the Holders on such record date or their duly appointed proxy or proxies, and only such Persons, shall be entitled to make, give or take such request, demand, authorization, direction, notice, consent, waiver or other action, whether or not such Holders remain Holders after such record date. No such request, demand, authorization, direction, notice, consent, waiver or other action shall be valid or effective if made, given or taken more than 90 days after such record date.
ARTICLE 2
THE NOTES
Section 2.01 Form and Dating; Terms.
          (a) General. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules or usage. Each Note shall be dated the date of its authentication. The Notes shall be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
          (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified in the “Schedule of Exchanges of Interests in the Global Note” attached thereto and each shall provide that it shall represent up to the aggregate principal amount of Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as applicable, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.
          (c) [Reserved].
          (d) Terms. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited.
          The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.
          The Notes shall be subject to repurchase by the Issuer pursuant to an Asset Sale Offer or Collateral Asset Sale Offer as provided in Section 4.11 hereof or a Change of Control Offer as provided in Section 4.15 hereof. The Notes shall not be redeemable, other than as provided in Article 3.

          Additional Notes ranking pari passu with the Initial Notes may be created and issued from time to time by the Issuer without notice to or consent of the Holders and shall be consolidated with and form a single class with the Initial Notes and shall have the same terms as to status, redemption or otherwise as the Initial Notes; provided that the Issuer’s ability to issue Additional Notes shall be subject to the Issuer’s compliance with Section 4.10 hereof. Except as described under Article 9 hereof, the Notes offered by the Issuer and any Additional Notes subsequently issued under this Indenture will be treated as a single class for all purposes under this Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Notes” for all purposes of this Indenture include any Additional Notes that are actually issued. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture.
          (e) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Clearstream.
Section 2.02 Execution and Authentication.
          At least one Officer shall execute the Notes on behalf of the Issuer by manual or facsimile signature.
          If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.
          A Note shall not be entitled to any benefit under this Indenture or be valid or obligatory for any purpose until authenticated substantially in the form provided for in Exhibit A attached hereto, by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been duly authenticated and delivered under this Indenture.
          On the Issue Date, the Trustee shall, upon receipt of an Issuer Order (an “Authentication Order”), authenticate and deliver the Initial Notes. In addition, at any time, from time to time, the Trustee shall upon an Authentication Order authenticate and deliver any (i) Additional Notes and (ii) Exchange Notes or private exchange notes for issue only in an Exchange Offer or a private exchange, respectively, pursuant to a Registration Rights Agreement, for a like principal amount of Initial Notes. Such Authentication Order shall specify the amount of the Notes to be authenticated and, in the case of any issuance of Additional Notes pursuant to Section 2.01 hereof, shall certify that such issuance is in compliance with Section 4.10 of this Indenture.
          The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Issuer.
Section 2.03 Registrar and Paying Agent.
          The Issuer shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes (“Note Register”) and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent. The Issuer may change any Paying Agent or Registrar without prior notice to any Holder. The Issuer shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any of its Subsidiaries may act as Paying Agent or Registrar.
          The Issuer initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes.
          The Issuer initially appoints Deutsche Bank Trust Company Americas to act as the Paying Agent, Registrar and Transfer Agent for the Notes and the Registrar to act as Custodian with respect to the Global Notes.
Section 2.04 Paying Agent to Hold Money in Trust.
          The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium, if any, or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.
Section 2.05 Holder Lists.
          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with Trust Indenture Act Section 312(a). If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee at least two Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Issuer shall otherwise comply with Trust Indenture Act Section 312(a).
Section 2.06 Transfer and Exchange.
          (a) Transfer and Exchange of Global Notes. Except as otherwise set forth in this Section 2.06, a Global Note may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor Depositary or a nominee of such successor Depositary. A beneficial interest in a Global Note may not be exchanged for a Definitive Note unless (i) the Depositary (x) notifies the Issuer that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days, (ii) there shall have occurred and be continuing a Default with respect to the Notes or (iii) under the circumstances set forth in Section 2.06(k). Upon the occurrence of any of the preceding events in (i), (ii) or (iii) above, Definitive Notes delivered in exchange for any Global Note or beneficial interests therein will be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depositary (in accordance with its customary procedures). Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note, except for Definitive Notes issued subsequent to any of the preceding events in (i), (ii) or (iii) above and pursuant to Section 2.06(c), (e) or (f) hereof. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a); provided, however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (f), (j) and (k) hereof.
          (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:
     (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).
     (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) hereof, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above; provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903; provided, further, that in no event shall a beneficial interest in a Global Note (other than a Special 144A Global Note) be credited, or an Unrestricted Definitive Note be issued, to a Person who is an affiliate (as defined in Rule 144) of the Issuer. Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.
     (iii) Transfer of Beneficial Interests to Another Restricted Global Note. Subject to Section 2.06(k), a beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) hereof and the Registrar receives the following:
     (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; or
     (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.
     (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. Subject to Section 2.06(k), a beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) hereof and:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement;
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or
          (E) such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.
          If any such transfer is effected pursuant to subparagraph (B), (D) or (E) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B), (D) or (E) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note (other than a Special 144A Global Note).
          (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.
               (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. Subject to Section 2.06(k), if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon the occurrence of any of the events in paragraph (i), (ii) or (iii) of Section 2.06(a) hereof and receipt by the Registrar of the following documentation:
          (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;
          (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
          (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
          (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
          (E) if such beneficial interest is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

     (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.
          (ii) Beneficial Interests in Regulation S Global Note to Definitive Notes. Notwithstanding Sections 2.06(c)(i)(A) and (C) hereof, a beneficial interest in the Regulation S Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to the expiration of the Restricted Period.
          (iii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. Subject to Section 2.06(k), a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement;
     (D) the Registrar receives the following:
     (1) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or
     (2) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or
     (E) such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.
          (iv) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon the occurrence of any of the events in subsection (i) or (ii) of Section 2.06(a) hereof and satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and mail to the Person designated in the instructions a Definitive Note in the applicable principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from or through the Depositary and the Participant or Indirect Participant. The Trustee shall mail such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iv) shall not bear the Private Placement Legend.
          (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.
          (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. Subject to Section 2.06(k), if any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:
     (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;
     (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (2) thereof;
     (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(a) thereof;
     (E) if such Restricted Definitive Note is being transferred to the Issuer or any of its Restricted Subsidiaries, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(b) thereof; or

     (F) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate substantially in the form of Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the applicable Restricted Global Note, in the case of clause (B) above, the applicable 144A Global Note, and in the case of clause (C) above, the applicable Regulation S Global Note.
          (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. Subject to Section 2.06(k), a Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;
     (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement;
     (D) the Registrar receives the following:
     (1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or
     (2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or
     (E) such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.
          Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

          (iii) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.
          If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraph (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.
          (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes, subject to Section 2.06(k). Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e):
     (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:
     (A) if the transfer will be made pursuant to a QIB in accordance with Rule 144A, then the transferor must deliver a certificate substantially in the form of Exhibit B hereto, including the certifications in item (1) thereof;
     (B) if the transfer will be made pursuant to Rule 903 or Rule 904 then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; or
     (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications required by item (3) thereof, if applicable.
     (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:
     (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the Exchange Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

     (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;
     (C) any such transfer is effected by a broker-dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement;
     (D) the Registrar receives the following:
     (1) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or
     (2) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder substantially in the form of Exhibit B hereto, including the certifications in item (4) thereof;
and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act; or
     (E) such transfer is effected pursuant to an automatic exchange in accordance with Section 2.06(j) of this Indenture.
     (iii) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.
          (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the Registration Rights Agreement, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of any Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer and (ii) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the Exchange Notes and (z) they are not affiliates (as defined in Rule 144) of the Issuer, and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer shall execute and the Trustee shall authenticate and mail to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the applicable principal amount. Any Notes that remain outstanding after the consummation of an Exchange Offer, and Exchange Notes issued in connection with an Exchange Offer, shall be treated as a single class of securities under this Indenture.

          (g) Legends.
          (i) Private Placement Legend.
          (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution therefor) shall bear the legend in substantially the following form:
“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT WITHIN [IN THE CASE OF RULE 144A NOTES: ONE YEAR] [IN THE CASE OF REGULATION S NOTES: 40 DAYS] AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE ISSUER SO REQUESTS), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT.”
          (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(iv), (c)(iii), (c)(iv), (d)(ii), (d)(iii), (e)(ii), (e)(iii), (f) or (j) of this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.
          (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:
“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANS -

FERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06(h) OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”
          (iii) Affiliate Legend. Each Special 144A Global Note shall bear a legend in substantially the following form:
INTERESTS IN THIS GLOBAL NOTE MAY BE HELD BY AFFILIATES (AS DEFINED IN RULE 405 UNDER THE SECURITIES ACT) OF HCA INC. OR BY PERSONS WHO HAVE ACQUIRED SUCH INTERESTS FROM AN AFFILIATE IN A TRANSACTION OR CHAIN OF TRANSACTIONS NOT INVOLVING ANY PUBLIC OFFERING. ACCORDINGLY, EXCEPT AS PERMITTED BY THE INDENTURE, INTERESTS IN THIS GLOBAL NOTE MAY NOT BE TRANSFERRED OR EXCHANGED FOR INTERESTS IN AN UNRESTRICTED GLOBAL NOTE (AS DEFINED IN THE INDENTURE) UNTIL THE DATE THAT IS ONE YEAR (OR SUCH SHORTER PERIOD AS MAY BE PERMITTED BY THE INDENTURE AND RULE 144 UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION THEREOF)) AFTER THE LAST DATE ON WHICH EITHER HCA INC. OR ANY AFFILIATE THEREOF WAS THE OWNER OF SUCH INTEREST.
          (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.
          (i) General Provisions Relating to Transfers and Exchanges.
          (i) To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 hereof or at the Registrar’s request.
          (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.07, 2.10, 3.06, 3.09, 3.10, 4.11, 4.15 and 9.05 hereof).
          (iii) Neither the Registrar nor the Issuer shall be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.
          (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.
          (v) The Issuer shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a Record Date and the next succeeding Interest Payment Date.
          (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of (and premium, if any) and interest (including Additional Interest, if any) on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
          (vii) Upon surrender for registration of transfer of any Note at the office or agency of the Issuer designated pursuant to Section 4.02 hereof, the Issuer shall execute, and the Trustee shall authenticate and mail, in the name of the designated transferee or transferees, one or more replacement Notes of any authorized denomination or denominations of a like aggregate principal amount.
          (viii) At the option of the Holder, Notes may be exchanged for other Notes of any authorized denomination or denominations of a like aggregate principal amount upon surrender of the Notes to be exchanged at such office or agency. Whenever any Global Notes or Definitive Notes are so surrendered for exchange, the Issuer shall execute, and the Trustee shall authenticate and mail, the replacement Global Notes and Definitive Notes which the Holder making the exchange is entitled to in accordance with the provisions of Section 2.02 hereof.

          (ix) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.
          (j) Automatic Exchange from Restricted Global Note to Unrestricted Global Note. At the option of the Issuer and upon compliance with the following procedures, beneficial interests in a Restricted Global Note (other than a Special 144A Global Note) shall be exchanged for beneficial interests in an Unrestricted Global Note. In order to effect such exchange, the Issuer shall provide written notice to the Trustee instructing the Trustee to (i) direct the Depositary to transfer the specified amount of the outstanding beneficial interests in a particular Restricted Global Note (other than a Special 144A Global Note) to an Unrestricted Global Note and provide the Depositary with all such information as is necessary for the Depositary to appropriately credit and debit the relevant Holder accounts and (ii) provide prior written notice to all Holders of such exchange, which notice must include the date such exchange is proposed to occur, the CUSIP number of the relevant Restricted Global Note and the CUSIP number of the Unrestricted Global Note into which such Holders’ beneficial interests will be exchanged. As a condition to any such exchange pursuant to this Section 2.06(j), the Trustee shall be entitled to receive from the Issuer, and rely upon conclusively without any liability, an Officer’s Certificate and an Opinion of Counsel to the Issuer, in form and in substance reasonably satisfactory to the Trustee, to the effect that such transfer of beneficial interests to the Unrestricted Global Note shall be effected in compliance with the Securities Act. The Issuer may request from Holders such information it reasonably determines is required in order to be able to deliver such Officer’s Certificate and Opinion of Counsel. Upon such exchange of beneficial interests pursuant to this Section 2.06(j), the Registrar shall reflect on its books and records the date of such transfer and a decrease and increase, respectively, in the principal amount of the applicable Restricted Global Note and the Unrestricted Global Note, respectively, equal to the principal amount of beneficial interests transferred. Following any such transfer pursuant to this Section 2.06(j) of all of the beneficial interests in a Restricted Global Note, such Restricted Global Note shall be cancelled.
          (k) Transfers of Securities Held by Affiliates. Notwithstanding anything to the contrary in this Section 2.06, unless otherwise permitted by the Issuer, any Note or interest therein (i) that has been transferred to an affiliate (as defined in Rule 405 of the Securities Act) of the Issuer, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, or (ii) that has been acquired from an affiliate (other than by an affiliate) in a transaction or a chain of transactions not involving any public offering, as evidenced by a notation on the certificate of transfer or certificate of exchange for such transfer or in the representation letter delivered in respect thereof, shall, until one year after the last date on which either the Issuer or any affiliate of the Issuer was an owner of such Note, in each case, be in the form of either (A) a Restricted Global Note bearing the Affiliate Legend and a restricted CUSIP number different from the CUSIP number borne by any 144A Global Note or any Regulation S Global Note (a “Special 144A Global Note”) or a permanent Definitive Note bearing the Private Placement Legend and the Affiliate Legend and, in each case, shall be subject to the restrictions in this Section 2.06; provided that, with respect to any beneficial interest in a Special 144A Global Note or any Definitive Note held by a Person who is not an affiliate of the Issuer but who acquired such beneficial interest or Definitive Note from an affiliate of the Issuer, such Person may exchange such beneficial interest or Definitive Note for a beneficial interest in a Global Note that is not a Special 144A Global Note or that is a Definitive Note not bearing the Affiliate Legend, as the case may be, or may transfer such beneficial interest or Definitive Note to a Person who takes delivery in the form of a Global Note that is not a Special 144A Global Note or that is a Definitive Note not bearing the Affiliate Legend, as the case may be, prior to the end of such one-year period if (x) such beneficial interest or Definitive Note would be freely tradable following such exchange or transfer pursuant to Rule 144 under the Securities Act or another applicable provision of the Securities Act or the rules and regulations thereunder and (y) such exchange or transfer is otherwise in accordance with Section 2.06 of this Indenture, including the second paragraph of this Section 2.06(k).
          Any Person who is not an affiliate of the Issuer but who acquired such beneficial interest or Definitive Note from an affiliate of the Issuer and who wishes to (1) exchange such beneficial interest or Definitive Note for a beneficial interest in a Global Note that is not a Special 144A Global Note or that is a Definitive Note not bearing the Affiliate Legend, as the case may be, or (2) transfer such beneficial interest or Definitive Note to a Person who takes delivery in the form of a Global Note that is not a Special 144A Global Note or that is a Definitive Note not bearing the Affiliate Legend shall, in addition to complying with any other applicable requirements of this Section 2.06, deliver to the Issuer and the Registrar a certificate substantially in the form of Exhibit B, including the certifications in item (7) thereof, or substantially in the form of Exhibit C, including the certifications in item (5) thereof, as applicable. In addition, if the Registrar or the Issuer so requests, the transferring Person shall deliver such other documentation as the Registrar or Issuer may request to the effect that such exchange or transfer is in compliance with the Securities Act, that the transferee shall receive freely tradable securities pursuant to Rule 144 or other applicable provisions of the Securities Act or the rules and regulations thereunder or as to such other matters as the Registrar or the Issuer may reasonably request.
          If the Registrar or the Issuer so requests, any affiliate of the Issuer that wishes to transfer or exchange a Note or a beneficial interest therein shall deliver such documentation as the Registrar or Issuer may request to the effect that such transfer or exchange is in compliance with the Securities Act or as to such other matters as the Registrar or the Issuer may reasonably request.
          The Registrar shall retain copies of all letters, notices, Opinions of Counsel, certificates or other written communications received pursuant to this Section 2.06(k). The Issuer, at its sole cost and expense, shall have the right to inspect and make copies of all such letters, notices, Opinions of Counsel, certificates or other written communications at any reasonable time upon the giving of reasonable advance written notice to the Trustee.
Section 2.07 Replacement Notes.
          If any mutilated Note is surrendered to the Trustee, the Registrar or the Issuer and the Trustee receives evidence to its satisfaction of the ownership and destruction, loss or theft of any Note, the Issuer shall issue and the Trustee, upon receipt of an Authentication Order, shall authenticate a replacement Note if the Trustee’s requirements are met. If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and/or the Trustee may charge for their expenses in replacing a Note.
          Every replacement Note is a contractual obligation of the Issuer and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.
Section 2.08 Outstanding Notes.
          The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

          If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.
          If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.
          If the Paying Agent (other than the Issuer, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.
Section 2.09 Treasury Notes.
          In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee knows are so owned shall be so disregarded. Notes so owned which have been pledged in good faith shall not be disregarded if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right to deliver any such direction, waiver or consent with respect to the Notes and that the pledgee is not the Issuer or any obligor upon the Notes or any Affiliate of the Issuer or of such other obligor.
Section 2.10 Temporary Notes.
          Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.
          Holders and beneficial holders, as the case may be, of temporary Notes shall be entitled to all of the benefits accorded to Holders, or beneficial holders, respectively, of Notes under this Indenture.
Section 2.11 Cancellation.
          The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee or, at the direction of the Trustee, the Registrar or the Paying Agent and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall destroy cancelled Notes (subject to the record retention requirement of the Exchange Act). Certification of the destruction of all cancelled Notes shall be delivered to the Issuer. The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.
Section 2.12 Defaulted Interest.
          If the Issuer defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest to the

Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Issuer shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment, and at the same time the Issuer shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such defaulted interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such defaulted interest as provided in this Section 2.12. The Trustee shall fix or cause to be fixed each such special record date and payment date; provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. The Trustee shall promptly notify the Issuer of such special record date. At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) shall mail or cause to be mailed, first-class postage prepaid, to each Holder a notice at his or her address as it appears in the Note Register that states the special record date, the related payment date and the amount of such interest to be paid.
          Subject to the foregoing provisions of this Section 2.12 and for greater certainty, each Note delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Note shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Note.
Section 2.13 CUSIP and ISIN Numbers.
          The Issuer in issuing the Notes may use CUSIP and/or ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and/or ISIN numbers in notices of redemption as a convenience to Holders; provided, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer will as promptly as practicable notify the Trustee of any change in the CUSIP or ISIN numbers.
ARTICLE 3
REDEMPTION
Section 3.01 Notices to Trustee.
          If the Issuer elects to redeem Notes pursuant to Section 3.07 hereof, it shall furnish to the Trustee, at least 2 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to Section 3.03 hereof but not more than 60 days before a Redemption Date, an Officer’s Certificate setting forth (i) the paragraph or subparagraph of such Note and/or Section of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of the Notes to be redeemed and (iv) the redemption price.
Section 3.02 Selection of Notes to Be Redeemed or Purchased.
          If less than all of the Notes, are to be redeemed or purchased in an offer to purchase at any time, the Registrar and Paying Agent shall select the Notes to be redeemed or purchased (a) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, (b) on a pro rata basis or (c) by lot or by such other method in accordance with the procedures of DTC. In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Registrar and Paying Agent from the outstanding Notes not previously called for redemption or purchase.
          The Registrar and Paying Agent shall promptly notify the Issuer in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchased. Notes and portions of Notes selected shall be in amounts of $2,000 or whole multiples of $1,000 in excess thereof; no Notes of $2,000 or less can be redeemed in part, except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not $2,000 or a multiple of $1,000 in excess thereof, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.
Section 3.03 Notice of Redemption.
          Subject to Sections 3.09 and 3.10 hereof, the Issuer shall mail or cause to be mailed by first-class mail notices of redemption at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder’s registered address or otherwise in accordance with the procedures of DTC, except that redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with Article 8 or Article 13 hereof. Except as set forth in Section 3.07(e) hereof, notices of redemption may not be conditional.
     The notice shall identify the Notes to be redeemed and shall state:
     (a) the Redemption Date;
     (b) the redemption price;
     (c) if any Note is to be redeemed in part only, the portion of the principal amount of that Note that is to be redeemed and that, after the Redemption Date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion of the original Note representing the same indebtedness to the extent not redeemed will be issued in the name of the Holder of the Notes upon cancellation of the original Note;
     (d) the name and address of the Paying Agent;
     (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (f) that, unless the Issuer defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date;
     (g) the paragraph or subparagraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed;
     (h) that no representation is made as to the correctness or accuracy of the CUSIP and/or ISIN number, if any, listed in such notice or printed on the Notes; and
     (i) if in connection with a redemption pursuant to Section 3.07(c) or 3.07(d) hereof, any condition to such redemption.

          At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall have delivered to the Trustee, at least 2 Business Days before notice of redemption is required to be mailed or caused to be mailed to Holders pursuant to this Section 3.03 (unless a shorter notice shall be agreed to by the Trustee), an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.04 Effect of Notice of Redemption.
          Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the Redemption Date at the redemption price (except as provided for in Section 3.07(e) hereof). The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note. Subject to Section 3.05 hereof, on and after the redemption date, interest ceases to accrue on Notes or portions thereof called for redemption.
Section 3.05 Deposit of Redemption or Purchase Price.
          Prior to 10:00 a.m. (New York City time) on the redemption or purchase date, the Issuer shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued and unpaid interest (including Additional Interest, if any) on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent shall promptly return to the Issuer any money deposited with the Trustee or the Paying Agent by the Issuer in excess of the amounts necessary to pay the redemption price of, and accrued and unpaid interest on, all Notes to be redeemed or purchased.
          If the Issuer complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after a Record Date but on or prior to the related Interest Payment Date, then any accrued and unpaid interest to the redemption or purchase date shall be paid to the Person in whose name such Note was registered at the close of business on such Record Date. If any Note called for redemption or purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Issuer to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest accrued to the redemption or purchase date not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.
Section 3.06 Notes Redeemed or Purchased in Part.
          Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered representing the same indebtedness to the extent not redeemed or purchased; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. It is understood that, notwithstanding anything in this Indenture to the contrary, only an Authentication Order and not an Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate such new Note.

Section 3.07 Optional Redemption.
          (a) Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to March 15, 2015.
          (b) At any time prior to March 15, 2015, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
          (c) On and after March 15, 2015, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Percentage
2015	103.625%
2016	102.417%
2017	101.208%
2018 and thereafter	100.000%
          (d) In addition, until March 15, 2013, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 107.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under this Indenture and the original principal amount of any Additional Notes that are Notes issued under this Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
          (e) Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.
          (f) If the Issuer redeems less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under Section 3.02 hereof.
          (g) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.
          The Issuer will not be required to make any mandatory redemption or sinking fund payments with respect to the Notes.
Section 3.09 Asset Sales of Collateral.
          (a) In the event that, pursuant to Section 4.11 hereof, the Issuer shall be required to commence a Collateral Asset Sale Offer, it shall follow the procedures specified below.
          (b) The Collateral Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Collateral Offer Period”). No later than five Business Days after the termination of the Collateral Offer Period (the “Collateral Purchase Date”), the Issuer shall apply all Collateral Excess Proceeds (the “Collateral Offer Amount”) to the purchase of Notes and, if required, First Lien Obligations or Obligations secured by a Lien permitted under this Indenture (which Lien is not subordinate to the Liens of the Notes with respect to the Collateral) (on a pro rata basis, if applicable), or, if less than the Collateral Offer Amount has been tendered, all Notes and First Lien Obligations or such other Obligations tendered in response to the Collateral Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
          (c) If the Collateral Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, up to but excluding the Collateral Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Collateral Asset Sale Offer.
          (d) Upon the commencement of a Collateral Asset Sale Offer, the Issuer shall send, by first-class mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Collateral Asset Sale Offer. The Collateral Asset Sale Offer shall be made to all Holders and holders of such First Lien Obligations or Obligations secured by a Lien permitted under this Indenture (which Lien is not subordinate to the Liens of the Notes with respect to the Collateral). The notice, which shall govern the terms of the Collateral Asset Sale Offer, shall state:
     (i) that the Collateral Asset Sale Offer is being made pursuant to this Section 3.09 and Section 4.11 hereof and the length of time the Collateral Asset Sale Offer shall remain open;
     (ii) the Collateral Offer Amount, the purchase price and the Collateral Purchase Date;
     (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;
     (iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Collateral Asset Sale Offer shall cease to accrue interest after the Collateral Purchase Date;
     (v) that Holders electing to have a Note purchased pursuant to a Collateral Asset Sale Offer may elect to have Notes purchased in the minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof only;

     (vi) that Holders electing to have a Note purchased pursuant to any Collateral Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Collateral Purchase Date;
     (vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Collateral Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (viii) that, if the aggregate principal amount of Notes and First Lien Obligations or Obligations secured by a Lien permitted under this Indenture (which Lien is not subordinate to the Liens of the Notes with respect to the Collateral) surrendered by the holders thereof exceeds the Collateral Offer Amount, the Trustee shall select the Notes and such First Lien Obligations or other Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such First Lien Obligations or other Obligations tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and
     (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.
          (e) On or before the Collateral Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Collateral Offer Amount of Notes or portions thereof validly tendered pursuant to the Collateral Asset Sale Offer, or if less than the Collateral Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.
          (f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided, that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Collateral Asset Sale Offer on or as soon as practicable after the Collateral Purchase Date.
          Other than as specifically provided in this Section 3.09 or Section 4.11, any purchase pursuant to this Section 3.09 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.

Section 3.10 Asset Sales.
          (a) In the event that, pursuant to Section 4.11 hereof, the Issuer shall be required to commence an Asset Sale Offer, it shall follow the procedures specified below.
          (b) The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer Period (the “Purchase Date”), the Issuer shall apply all Excess Proceeds (the “Offer Amount”) to the purchase of Notes and, if required or permitted by the terms thereof, any Senior Indebtedness (on a pro rata basis), or, if less than the Offer Amount has been tendered, all Notes and Senior Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.
          (c) If the Purchase Date is on or after a Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest and Additional Interest, if any, up to but excluding the Purchase Date, shall be paid to the Person in whose name a Note is registered at the close of business on such Record Date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.
          (d) Upon the commencement of an Asset Sale Offer, the Issuer shall send, by firstclass mail, a notice to each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders and holders of such Senior Indebtedness. The notice, which shall govern the terms of the Asset Sale Offer, shall state:
     (i) that the Asset Sale Offer is being made pursuant to this Section 3.10 and Section 4.11 hereof and the length of time the Asset Sale Offer shall remain open;
     (ii) the Offer Amount, the purchase price and the Purchase Date;
     (iii) that any Note not tendered or accepted for payment shall continue to accrue interest;
     (iv) that, unless the Issuer defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;
     (v) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in the minimum amount of $2,000 or an integral multiple of $1,000 in excess thereof only;
     (vi) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” attached to the Note completed, or transfer by book-entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;
     (vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;
     (viii) that, if the aggregate principal amount of Notes and Senior Indebtedness surrendered by the holders thereof exceeds the Offer Amount, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in minimum denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased); and
     (ix) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer) representing the same indebtedness to the extent not repurchased.
          (e) On or before the Purchase Date, the Issuer shall, to the extent lawful, (1) accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof validly tendered pursuant to the Asset Sale Offer or, if less than the Offer Amount has been tendered, all Notes tendered and (2) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof so tendered.
          (f) The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes properly tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Trustee, upon receipt of an Authentication Order, shall authenticate and mail or deliver (or cause to be transferred by book-entry) such new Note to such Holder (it being understood that, notwithstanding anything in this Indenture to the contrary, no Opinion of Counsel or Officer’s Certificate is required for the Trustee to authenticate and mail or deliver such new Note) in a principal amount equal to any unpurchased portion of the Note surrendered representing the same indebtedness to the extent not repurchased; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Asset Sale Offer on or as soon as practicable after the Purchase Date.
          Other than as specifically provided in this Section 3.10 or Section 4.11, any purchase pursuant to this Section 3.10 shall be made pursuant to the applicable provisions of Sections 3.01 through 3.06 hereof.
ARTICLE 4
COVENANTS
Section 4.01 Payment of Notes.
          The Issuer shall pay or cause to be paid the principal of, premium, if any, Additional Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Additional Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Issuer or a Subsidiary, holds as of noon Eastern Time on the due date money deposited by the Issuer in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.

          The Issuer shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in any Registration Rights Agreement.
          The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.
Section 4.02 Maintenance of Office or Agency.
          The Issuer shall maintain in the Borough of Manhattan in the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.
          The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in the Borough of Manhattan in the City of New York, for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
          The Issuer hereby designates the office of the Registrar at the address specified in Section 14.02 hereof (or such other address as to which the Registrar may give notice to the Holders and the Issuer) as one such office or agency of the Issuer in accordance with Section 2.03 hereof.
Section 4.03 Reports and Other Information.
          (a) Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Issuer shall file with the SEC (and make available to the Trustee and Holders of the Notes (without exhibits), without cost to any Holder, within 15 days after the Issuer files them with the SEC) from and after the Issue Date,
     (1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;
     (2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

     (3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and
     (4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;
in each case in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer shall make available such information to prospective purchasers of Notes, in addition to providing such information to the Trustee and the Holders of the Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer shall, for so long as any Notes are outstanding, furnish or otherwise make available to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
          In the event that any direct or indirect parent company of the Issuer becomes a Guarantor of the Notes, the Issuer may satisfy its obligations under this Section 4.03 with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.
          Notwithstanding the foregoing, the requirements of this Section 4.03 shall be deemed satisfied prior to the commencement of the Exchange Offer or the effectiveness of the Shelf Registration Statement described in the Registration Rights Agreement dated the date hereof (1) by the filing with the SEC of the Exchange Offer Registration Statement or Shelf Registration Statement (or any other similar registration statement), and any amendments thereto, with such financial information that satisfies Regulation S-X, subject to exceptions consistent with the presentation of financial information incorporated by reference in the Offering Memorandum, to the extent filed within the times specified above, or (2) by posting reports that would be required to be filed substantially in the form required by the SEC on the Issuer’s website (or that of any of its parent companies) or providing such reports to the Trustee within 15 days after the time the Issuer would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act, the financial information (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section) that would be required to be included in such reports, subject to exceptions consistent with the presentation of financial information incorporated by reference in the Offering Memorandum, in each case, to the extent filed within the times specified above.
Section 4.04 Compliance Certificate.
          (a) The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) shall deliver to the Trustee, within 90 days after the end of each fiscal year ending after the Issue Date, a certificate from the principal executive officer, principal financial officer or principal accounting officer stating that a review of the activities of the Issuer and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officer with a view to determining whether the Issuer has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to such Officer signing such certificate, that to the best of his or her knowledge the Issuer has kept, observed, performed and fulfilled each and every condition and covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions, covenants and conditions of this Indenture (or, if a Default shall have occurred, describing all such Defaults of which he or she may have knowledge and what action the Issuer is taking or proposes to take with respect thereto).
          (b) When any Default has occurred and is continuing under this Indenture, or if the Trustee or the holder of any other evidence of Indebtedness of the Issuer or any Subsidiary gives any notice or takes any other action with respect to a claimed Default, the Issuer shall promptly (which shall be no more than five (5) Business Days) deliver to the Trustee by registered or certified mail or by facsimile transmission an Officer’s Certificate specifying such event and what action the Issuer proposes to take with respect thereto.
Section 4.05 Taxes.
          The Issuer shall pay, and shall cause each of its Restricted Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate negotiations or proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.
Section 4.06 Stay, Extension and Usury Laws.
          The Issuer and each of the Guarantors covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each of the Guarantors (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and covenant that they shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.
Section 4.07 Limitation on Restricted Payments.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
     (I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:
     (A) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or
     (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;
     (II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

     (III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:
     (A) Indebtedness permitted under clauses (7) and (8) of Section 4.10(b) hereof; or
     (B) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or
     (IV) make any Restricted Investment
(all such payments and other actions set forth in clauses (I) through (IV) above (other than any exception thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:
     (1) no Default shall have occurred and be continuing or would occur as a consequence thereof;
     (2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under Section 4.10(a) hereof; and
     (3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after November 17, 2006 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock pursuant to clause (b) thereof only), (6)(c), (9) and (14) of Section 4.07(b) hereof but excluding all other Restricted Payments permitted by Section 4.07(b) hereof, is less than the sum of (without duplication):
     (a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning October 1, 2006, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, in the case such Consolidated Net Income for such period is a deficit minus 100% of such deficit; plus
     (b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.10(b) hereof) from the issue or sale of:
     (i) (A) Equity Interests of the Issuer, including Treasury Capital Stock, but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of:
     (x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the

Issuer and the Issuer’s Subsidiaries after November 17, 2006 to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b); and
     (y) Designated Preferred Stock; and
     (B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of Section 4.07(b) hereof); or
     (ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;
provided, however, that this clause (b) shall not include the proceeds from (V) Refunding Capital Stock, (W) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (X) Disqualified Stock or debt securities that have been converted into Disqualified Stock, (Y) Excluded Contributions or (Z) the Delayed Equity Amount; plus
     (c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following November 17, 2006 (other than net cash proceeds to the extent such net cash proceeds (i) have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of Section 4.10(b) hereof, (ii) are contributed by a Restricted Subsidiary, (iii) constitute Excluded Contributions or (iv) constitute the Delayed Equity Amount); plus
     (d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:
     (i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after November 17, 2006; or
     (ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of Section 4.07(b) hereof or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after November 17, 2006; plus
     (e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after November 17, 2006, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith (or if such fair market value exceeds $250.0 million, in writing by an Independent Financial Advisor), at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of Section 4.07(b) or to the extent such Investment constituted a Permitted Investment.
     (b) The foregoing provisions of Section 4.07(a) shall not prohibit:
     (1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of this Indenture;
     (2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this Section 4.07(b), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;
     (3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made in exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with Section 4.10 hereof so long as:
     (a) the principal amount (or accreted value) of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium (including reasonable tender premiums), defeasance costs and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;
     (b) such new Indebtedness is subordinated to the Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;
     (c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and
     (d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

     (4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, including any Equity Interests rolled over by management of the Issuer or any of its direct or indirect parent companies in connection with the Transaction; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $75.0 million (which shall increase to $150.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent entity of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $225.0 million in any calendar year (which shall increase to $450.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:
     (a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after November 17, 2006, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of Section 4.07(a); plus
     (b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after November 17, 2006; less
     (c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);
and provided, further, that cancellation of Indebtedness owing to the Issuer or any Restricted Subsidiary from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this Section 4.07 or any other provision of this Indenture;
     (5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries or any class or series of Preferred Stock of any Restricted Subsidiary issued in accordance with Section 4.10 hereof to the extent such dividends are included in the definition of “Fixed Charges”;
     (6) (a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after November 17, 2006;
     (b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date; provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or
     (c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this Section 4.07(b);
     provided, however, in the case of each of (a) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;
     (7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;
     (9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following consummation of the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after November 17, 2006, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;
     (10) Restricted Payments that are made with Excluded Contributions;
     (11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed 3.0% of Total Assets at the time made;
     (12) distributions or payments of Receivables Fees;
     (13) any Restricted Payment used to fund amounts owed to Affiliates (including dividends to any direct or indirect parent of the Issuer to permit payment by such parent of such amount), in each case to the extent permitted by Section 4.12 hereof;
     (14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in accordance with provisions similar to those of Sections 4.11 and 4.15 hereof; provided that all Notes tendered by Holders in connection with a Change of Control Offer, Collateral Asset Sale Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

     (15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,
     (a) franchise and excise taxes and other fees, taxes and expenses required to maintain their corporate existence;
     (b) foreign, federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;
     (c) for as long as Hercules Holding II, LLC is a parent of the Issuer, distributions equal to any taxable income of Hercules Holding II, LLC resulting from the Hedging Arrangements multiplied by 45%;
     (d) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;
     (e) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and
     (f) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and
     (16) the distribution, by dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);
provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16) of this Section 4.07(b), no Default shall have occurred and be continuing or would occur as a consequence thereof.
          The Issuer shall not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated shall be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation shall be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to Section 4.07(a) hereof or under clause (7), (10) or (11) of Section 4.07(b), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Section 4.08 Limitation on Prepayment or Modification of Existing Notes.
          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes prior to the final maturity date thereof (as in effect on the Issue Date); provided that the Issuer may:
     (1) purchase, redeem, defease or otherwise acquire or retire for value any of the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to December 31, 2011; and
     (2) purchase, redeem, defease or otherwise acquire or retire for value any other Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to the maturity date of the Notes; provided that, in the case of any such prepayment funded with the proceeds of the issuance of Secured Indebtedness, at the time of incurrence and after giving pro forma effect thereto and to the application of the proceeds thereof, (x) the Consolidated Secured Debt Ratio would be no greater than 5.25 to 1.0 and (y) the Consolidated Leverage Ratio would be no greater than 7.0 to 1.0.
          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, amend the Existing Notes Indenture, or any supplemental indenture in respect thereof, in any way to advance the final maturity date or shorten the Weighted Average Life to Maturity of any series of the Existing Notes such that any Existing Notes with a maturity date following the maturity of the Notes would have a maturity date on or prior to the date one year following the maturity date of the Notes or which would prohibit the making of the Guarantees or the creation of Liens in favor of the Notes and the Guarantees on the Collateral.
          The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, designate any additional subsidiaries as “Restricted Subsidiaries” (as defined in the Existing Notes Indenture) for purposes of the Existing Notes Indenture.
Section 4.09 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:
     (1) (A) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or
     (B) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;
     (2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or
     (3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.
          (b) The restrictions in Section 4.09(a) hereof shall not apply to encumbrances or restrictions existing under or by reason of:

     (1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation, the Existing Notes Indenture and the related documentation, the Existing Second Priority Notes Indentures and related documentation and the Existing First Priority Notes Indentures and the related documentation;
     (2) this Indenture and the Notes;
     (3) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) of Section 4.09(a) hereof on the property so acquired;
     (4) applicable law or any applicable rule, regulation or order;
     (5) any agreement or other instrument of a Person acquired by the Issuer or any Restricted Subsidiary in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;
     (6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;
     (7) Secured Indebtedness otherwise permitted to be incurred pursuant to Section 4.10 hereof and Section 4.13 hereof that limits the right of the debtor to dispose of the assets securing such Indebtedness;
     (8) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;
     (9) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant Section 4.10 hereof;
     (10) customary provisions in joint venture agreements and other agreements or arrangements relating solely to such joint venture;
     (11) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;
     (12) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) of Section 4.09(a) hereof imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (11) of this Section 4.09(b); provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

     (13) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer, are necessary or advisable to effect the transactions contemplated under such Receivables Facility.

Section 4.10	Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”), with respect to any Indebtedness (including Acquired Indebtedness), and the Issuer shall not issue any shares of Disqualified Stock and shall not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period; provided, further, that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or Disqualified Stock or Preferred Stock if, after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), more than an aggregate of $2,000.0 million of Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to this Section 4.10(a) and clauses (12), (14) and (19) of Section 4.10(b) at such time.
     (b) The provisions of Section 4.10(a) hereof shall not apply to:
     (1) the incurrence of Indebtedness under (x) Credit Facilities (other than the ABL Facility) by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $16,500.0 million (including any Indebtedness incurred and represented by the Existing First Priority Notes (including related guarantees), the Notes (including the Guarantees) or any Additional First Lien Obligations by the Issuer or any Guarantor, the proceeds of which Notes or Additional First Lien Obligations are used to repay such Credit Facilities) outstanding at any one time and (y) the ABL Facility by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount equal to the ABL Facility Cap;
     (2) [Reserved];
     (3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clause (1) of this Section 4.10(b)), including the Existing Second Priority Notes and the Existing Notes;

     (4) Indebtedness consisting of Capitalized Lease Obligations and Purchase Money Obligations, so long as such Indebtedness exists at the date of such purchase, lease or improvement, or is created within 270 days thereafter;
     (5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation, medical malpractice or employee health claims, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation, medical malpractice or employee health claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
     (6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that such Indebtedness is not reflected on the balance sheet of the Issuer or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6));
     (7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;
     (8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Notes of such Guarantor; provided, further, that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness not permitted by this clause (8);
     (9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted by this clause (9);
     (10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to this Section 4.10, exchange rate risk or commodity pricing risk;
     (11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

     (12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after November 17, 2006 from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than Excluded Contributions or proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of Section 4.07(a) hereof to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to Section 4.07(b) hereof or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $1,500.0 million; provided, however, that on a pro forma basis, together with any amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to Section 4.10(a) and clauses (14) and (19) of this Section 4.10(b), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred pursuant to this clause (12)(b) shall be incurred by Restricted Subsidiaries that are not Guarantors (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of Section 4.10(a) hereof from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.10(a) hereof without reliance on this clause (12)(b));
     (13) the incurrence or issuance by the Issuer or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary incurred as permitted under Section 4.10(a) hereof and clauses (3), (4) and (12)(a) of this Section 4.10(b) above, this clause (13) and clause (14) of this Section 4.10(b) or any Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:
     (a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,
     (b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

     (c) shall not include Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Guarantor;
and, provided, further, that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any ABL Obligations and Obligations secured by Permitted Liens;
     (14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of this Indenture; provided that after giving effect to such acquisition or merger, either
     (a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) hereof, or
     (b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;
provided, however that on a pro forma basis, together with amounts incurred and outstanding pursuant to the second proviso to Section 4.10(a) and clauses (12) and (19) of this Section 4.10(b), no more than $2,000.0 million of Indebtedness, Disqualified Stock or Preferred Stock at any one time outstanding and incurred by Restricted Subsidiaries that are not Guarantors pursuant to this clause (14) shall be incurred and outstanding;
     (15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within two Business Days of its incurrence;
     (16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to any Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;
     (17) (a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of this Indenture, or (b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer; provided that such guarantee is incurred in accordance with Section 4.16 hereof;
     (18) Indebtedness of Foreign Subsidiaries of the Issuer in an amount not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 7.5% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of Section 4.10(a) hereof from and after the first date on which the Issuer or such Restricted Subsidiaries could have incurred such Indebtedness under Section 4.10(a) hereof without reliance on this clause (18));
     (19) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $200.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of Section 4.10(a) hereof from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under Section 4.10(a) hereof without reliance on this clause (19)); provided, however, that, on a pro forma basis, together with amounts incurred and outstanding by Restricted Subsidiaries that are not Guarantors pursuant to the second proviso to Section 4.10(a) and clauses (12) and (14) of this Section 4.10(b), no more than $2,000.0 million of Indebtedness would be incurred and outstanding by Restricted Subsidiaries that are not Guarantors;
     (20) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, incurred in the ordinary course of business;
     (21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of Section 4.07(b) hereof;
     (22) Physician Support Obligations incurred by the Issuer or any Restricted Subsidiary; and
     (23) Indebtedness of the Issuer or any of its Restricted Subsidiaries undertaken in connection with cash management and related activities with respect to any Subsidiary or joint venture operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case, in the ordinary course of business.
     For purposes of determining compliance with this Section 4.10:
     (1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (23) of this Section 4.10(b) or is entitled to be incurred pursuant to Section 4.10(a) hereof, the Issuer, in its sole discretion, shall classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and shall only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on November 17, 2006 shall be treated as incurred on November 17, 2006 under clause (1) of Section 4.10(b) hereof; and
     (2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in Section 4.10(a) and 4.10(b) hereof.
          Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock shall not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this Section 4.10.

          For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.
          The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.
          Notwithstanding anything to the contrary, the Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.
          For purposes of this Indenture, Indebtedness that is unsecured is not deemed to be subordinated or junior to Secured Indebtedness merely because it is unsecured, and Senior Indebtedness is not deemed to be subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.
Section 4.11 Asset Sales.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to consummate, directly or indirectly, an Asset Sale, unless:
     (1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and
     (2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:
     (A) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,
     (B) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

     (C) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (C) that is at that time outstanding, not to exceed 5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.
          (b) Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,
          (1) to permanently reduce:
     (A) Obligations constituting First Lien Obligations (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto) (provided that (x) to the extent that the terms of First Lien Obligations other than Obligations under the Notes require that such First Lien Obligations are repaid with the Net Proceeds of Asset Sales prior to repayment of other Indebtedness, the Issuer and its Restricted Subsidiaries shall be entitled to repay such other First Lien Obligations prior to repaying the Obligations under the Notes and (y) subject to the foregoing clause (x), if the Issuer or any Guarantor shall so reduce First Lien Obligations, the Issuer will equally and ratably reduce Obligations under the Notes through open-market purchases (provided that such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all holders to purchase at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the pro rata principal amount of Notes);
     (B) Obligations under the Existing Notes which have a final maturity date (as in effect on the Issue Date) on or prior to the maturity date of the Notes; provided that, at the time of, and after giving effect to, such repurchase, redemption or defeasance, the aggregate amount of Net Proceeds used to repurchase, redeem or defease Existing Notes pursuant to this subclause (b) following the Issue Date shall not exceed 5% of Total Assets at such time; or
     (C) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary (or any Affiliate thereof);
     (2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business; or
     (3) to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or

(c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;
provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided, further, that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.
          (c) Any Net Proceeds from Asset Sales of Collateral that are not invested or applied as set forth in Section 4.11(b) shall be deemed to constitute “Collateral Excess Proceeds.” When the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any First Lien Obligations or Obligations secured by a Lien permitted under this Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such First Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence a Collateral Asset Sale Offer with respect to Collateral Excess Proceeds within ten Business Days after the date that Collateral Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.
          Any Net Proceeds from Asset Sales of non-Collateral that are not invested or applied as provided and within the time period set forth in Section 4.11(b) shall be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in this Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $200.0 million by mailing the notice required pursuant to the terms of this Indenture, with a copy to the Trustee.
          To the extent that the aggregate amount of Notes and such other First Lien Obligations or Obligations secured by a Lien permitted by this Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in this Indenture. If the aggregate principal amount of Notes or other First Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Trustee shall select the Notes and such other First Lien Obligations or such other Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such other First Lien Obligations or such other Obligations tendered. If the aggregate principal amount of Notes or the Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Collateral Asset Sale Offer or Asset Sale Offer, the amount of Collateral Excess Proceeds or Excess Proceeds, as the case may be, shall be reset at zero. Additionally, the Issuer may, at its option, make a Collateral Asset Sale Offer or an Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer or Asset Sale Offer shall be in an aggregate amount of not less than $50.0 million. Upon consummation of such Collateral Asset Sale Offer or Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.
          (d) Pending the final application of any Net Proceeds pursuant to this Section 4.11, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by this Indenture.
          (e) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Collateral Asset Sale Offer or an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in this Indenture by virtue thereof.
Section 4.12 Transactions with Affiliates.
          (a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $40.0 million, unless:
     (1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and
     (2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $80.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.12(a).
     (b) The provisions of Section 4.12(a) hereof shall not apply to the following:
     (1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

     (2) Restricted Payments permitted by Section 4.07 hereof and the definition of “Permitted Investments”;
     (3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors and the Frist Entities pursuant to the Sponsor Management Agreement (plus any unpaid management, consulting, monitoring and advisory fees and related expenses accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement, in each case as in effect on the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous in the good faith judgment of the board of directors of the Issuer to the Holders when taken as a whole as compared to the Sponsor Management Agreement in effect on the Issue Date);
     (4) the payment of reasonable and customary fees paid to, and indemnities provided for the benefit of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;
     (5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;
     (6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);
     (7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;
     (8) [reserved];
     (9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of this Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
     (10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;
     (11) sales of accounts receivable, or participations therein, in connection with the ABL Facility and any Receivables Facility;

     (12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors or the Frist Entities made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of the Issuer in good faith;
     (13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith;
     (14) investments by the Investors or the Frist Entities in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities;
     (15) payments to or from, and transactions with, any joint venture owning or operating one or more health care facilities, including, without limitation, hospitals, ambulatory surgery centers, outpatient diagnostic centers or imaging centers, in each case in the ordinary course of business (including, without limitation, any cash management activities related thereto); and
     (16) payments by the Issuer (and any direct or indirect parent thereof) and its Subsidiaries pursuant to tax sharing agreements among the Issuer (and any such parent) and its Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and its Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent of amounts received from Unrestricted Subsidiaries) would be required to pay in respect of foreign, federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity.
Section 4.13 Liens.
          The Issuer shall not, and shall not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, other than Liens securing Indebtedness that are junior in priority to the Liens on such property, assets or proceeds securing the Notes and related Guarantees.
          The foregoing shall not apply to (a) Liens securing the Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit relating thereto, that was permitted by the terms of this Indenture to be incurred pursuant to clause (1) of Section 4.10(b) hereof; provided that, with respect to Liens securing Obligations permitted under this subclause (b), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than those described under Article 10 hereof and (c) Liens which are pari passu in priority to the Liens securing the Notes and related Guarantees and are incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to Section 4.10 hereof; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the ratio of (1) the aggregate amount of Indebtedness secured by property, assets or proceeds that secure the Notes and related Guarantees that are subject to a Lien that is pari passu or senior in priority to the Liens securing the Notes and the related Guarantees incurred pursuant to subclause (b) above, this subclause (c) and clause (6) of the definition of “Permitted Liens” (other than Liens securing Indebtedness incurred pursuant to clauses (4) and (18) of Section 4.10(b) hereof) to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio would be no greater than 4.25 to 1.0; provided that, with respect to Liens securing Obligations permitted under this subclause (c), the Notes and the related Guarantees are secured by Liens on the assets subject to such Liens (except any European Collateral) to the extent, with the priority and subject to intercreditor arrangements, in each case no less favorable to the Holders of the Notes than those described under Article 10 hereof.
Section 4.14 Corporate Existence.
          Subject to Article 5 hereof, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Restricted Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Issuer or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Issuer and its Restricted Subsidiaries; provided that the Issuer shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Restricted Subsidiaries, if the Issuer in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and its Restricted Subsidiaries, taken as a whole.
Section 4.15 Offer to Repurchase upon Change of Control.
          (a) If a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Notes as described under Section 3.07 hereof, the Issuer shall make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Notes of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date. Within 30 days following any Change of Control, the Issuer shall send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee and the Registrar, to each Holder of Notes to the address of such Holder appearing in the security register with a copy to the Trustee and the Registrar or otherwise in accordance with the procedures of DTC, with the following information:
     (1) that a Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;
     (2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);
     (3) that any Note not properly tendered will remain outstanding and continue to accrue interest;

     (4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;
     (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender such Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;
     (6) that Holders shall be entitled to withdraw their tendered Notes and their election to require the Issuer to purchase such Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, facsimile transmission or letter setting forth the name of the Holder of the Notes, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased;
     (7) that if the Issuer is redeeming less than all of the Notes, the Holders of the remaining Notes will be issued new Notes and such new Notes will be equal in principal amount to the unpurchased portion of the Notes surrendered. The unpurchased portion of the Notes must be equal to $2,000 or an integral multiple of $1,000 in excess thereof; and
     (8) the other instructions, as determined by the Issuer, consistent with this Section 4.15, that a Holder must follow.
          The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. If (a) the notice is mailed in a manner herein provided and (b) any Holder fails to receive such notice or a Holder receives such notice but it is defective, such Holder’s failure to receive such notice or such defect shall not affect the validity of the proceedings for the purchase of the Notes as to all other Holders that properly received such notice without defect. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.
          (b) On the Change of Control Payment Date, the Issuer shall, to the extent permitted by law,
     (1) accept for payment all Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer;
     (2) deposit with the Paying Agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and
     (3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Notes or portions thereof have been tendered to and purchased by the Issuer.

          (c) The Issuer shall not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 applicable to a Change of Control Offer made by the Issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
          (d) Other than as specifically provided in this Section 4.15, any purchase pursuant to this Section 4.15 shall be made pursuant to the provisions of Sections 3.02, 3.05 and 3.06 hereof.
Section 4.16 Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.
          The Issuer shall not permit any of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly-Owned Subsidiaries if such non-Wholly-Owned Subsidiaries guarantee other capital markets debt securities of the Issuer or any Guarantor), other than a Guarantor, a Foreign Subsidiary or a Receivables Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:
     (1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:
     (a) if the Notes or such Guarantor’s Guarantee is subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Notes are subordinated to such Indebtedness; and
     (b) if such Indebtedness is by its express terms subordinated in right of payment to the Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes; and
     (2) such Restricted Subsidiary waives, and shall not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee;
provided that this Section 4.16 shall not be applicable to (i) any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary and (ii) guarantees of the ABL Facility by the ABL Financing Entities or of any Receivables Facility by any Receivables Subsidiary.
Section 4.17 Discharge and Suspension of Covenants.
          (a) If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under this Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), Section 4.07 hereof, Section 4.09 hereof, Section 4.10 hereof, Section 4.11 hereof, Section 4.12 hereof, Section 4.15 hereof and clause (4) of Section 5.01(a) hereof shall no longer be applicable to such Notes (collectively, the “Suspended Covenants”).
          (b) In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (1) withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating and/or (2) the Issuer or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants under this Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (2) above.
          (c) The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Additionally, upon the occurrence of a Covenant Suspension Event, the amount of Excess Proceeds from Net Proceeds shall be reset at zero. In the event of any such reinstatement, no action taken or omitted to be taken by the Issuer or any of its Restricted Subsidiaries prior to such reinstatement will give rise to a Default or Event of Default under this Indenture with respect to any Notes; provided that (1) with respect to Restricted Payments made after any such reinstatement, the amount of Restricted Payments made will be calculated as though Section 4.07 hereof had been in effect prior to, but not during the Suspension Period, provided that any Subsidiaries designated as Unrestricted Subsidiaries during the Suspension Period shall automatically become Restricted Subsidiaries on the Reversion Date (subject to the Issuer’s right to subsequently designate them as Unrestricted Subsidiaries in compliance with Section 4.07 hereof and the definition of “Unrestricted Subsidiary” hereunder) and (2) all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be classified to have been incurred or issued pursuant to clause (3) of Section 4.10(b) hereof.
          (d) The Issuer shall deliver promptly to the Trustee an Officer’s Certificate notifying it of any such occurrence under this Section 4.17.
Section 4.18 After-Acquired Collateral.
          (a) From and after the Issue Date, (a) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Collateral to secure any First Lien Obligations (other than European Collateral and Separate Receivables Collateral), it shall concurrently grant a first-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes and the other Obligations under this Indenture and (b) if the Issuer or any Guarantor creates any additional security interest upon any property or asset that would constitute Shared Receivables Collateral to secure any ABL Obligations, it must concurrently grant a second-priority perfected security interest (subject to Permitted Liens) upon such property as security for the Notes and the other Obligations under this Indenture.
          (b) The Issuer shall cause each Restricted Subsidiary upon execution and delivery to the Trustee of a supplemental indenture substantially in the form of Exhibit D hereto to become a party to the Security Documents, as applicable, and to execute and file all documents and instruments necessary to grant to the First Lien Collateral Agent a perfected security in the Collateral of such Restricted Subsidiary.

ARTICLE 5
SUCCESSORS
Section 5.01 Merger, Consolidation or Sale of All or Substantially All Assets.
          (a) The Issuer shall not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
     (1) either: (x) the Issuer is the surviving corporation; or (y) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);
     (2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
     (3) immediately after such transaction, no Default exists;
     (4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,
     (A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in Section 4.10(a) hereof, or
     (B) the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;
     (5) each Guarantor, unless it is the other party to the transactions described above, in which case Section 5.01(c)(1)(B) hereof shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture, the Notes and the Registration Rights Agreement;
     (6) the Collateral owned by the Successor Company will (a) continue to constitute Collateral under this Indenture and the Security Documents, (b) be subject to a Lien in favor of the First Lien Collateral Agent for the benefit of the Trustee and the Holders of the Notes and (c) not be subject to any other Lien, other than Permitted Liens and other Liens permitted under Section 4.13;
     (7) to the extent any assets of the Person which is merged or consolidated with or into the Successor Company are assets of the type which would constitute Collateral under the Security Documents, the Successor Company will take such action as may be reasonably necessary to cause such property and assets to be made subject to the Lien of the Security Documents in the manner and to the extent required in this Indenture or any of the Security Documents and shall take all reasonably necessary action so that such Lien is perfected to the extent required by the Security Documents; and
     (8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture and, if a supplemental indenture or any supplement to any Security Document is required in connection with such transaction, such supplement shall comply with the applicable provisions of this Indenture.
          (b) The Successor Company shall succeed to, and be substituted for the Issuer, as the case may be, under this Indenture, the Guarantees and the Notes, as applicable. Notwithstanding clauses (3) and (4) of Section 5.01(a) hereof,
     (1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and
     (2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States or any state thereof, the District of Columbia or any territory thereof so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.
          (c) Subject to certain limitations described in this Indenture governing release of a Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor shall, and the Issuer shall not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
     (1) (A) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);
          (B) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under this Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
          (C) immediately after such transaction, no Default exists; and
          (D) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with this Indenture; or
          (2) the transaction is made in compliance with Section 4.11 hereof.
          (d) Subject to certain limitations described in this Indenture, the Successor Person shall succeed to, and be substituted for, such Guarantor under this Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.
Section 5.02 Successor Corporation Substituted.
          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Issuer is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the Issuer shall refer instead to the successor corporation and not to the Issuer), and may exercise every right and power of the Issuer under this Indenture with the same effect as if such successor Person had been named as the Issuer herein; provided that the predecessor Issuer shall not be relieved from the obligation to pay the principal of and interest and Additional Interest, if any, on the Notes except in the case of a sale, assignment, transfer, conveyance or other disposition of all of the Issuer’s assets that meets the requirements of Section 5.01 hereof.
ARTICLE 6
DEFAULTS AND REMEDIES
Section 6.01 Events of Default.
          (a) An “Event of Default” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
     (1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;
     (2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Notes;
     (3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less than 30% in principal amount of the Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in this Indenture or the Notes;
     (4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both:

     (a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and
     (b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $200.0 million or more at any one time outstanding;
     (5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $200.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;
     (6) the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:
     (i) commences proceedings to be adjudicated bankrupt or insolvent;
     (ii) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;
     (iii) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property;
     (iv) makes a general assignment for the benefit of its creditors; or
     (v) generally is not paying its debts as they become due;
     (7) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:
     (i) is for relief against the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in a proceeding in which the Issuer or any such Restricted Subsidiaries, that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, is to be adjudicated bankrupt or insolvent;
     (ii) appoints a receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or for all or substantially all of the property of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary; or

     (iii) orders the liquidation of the Issuer or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;
     and the order or decree remains unstayed and in effect for 60 consecutive days; or
     (8) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of this Indenture or the release of any such Guarantee in accordance with this Indenture; or
     (9) with respect to any Collateral having a fair market value in excess of $200.0 million, individually or in the aggregate, (a) the security interest under the Security Documents, at any time, ceases to be in full force and effect for any reason other than in accordance with the terms of this Indenture, the Security Documents and the Intercreditor Agreements, (b) any security interest created thereunder or under this Indenture is declared invalid or unenforceable by a court of competent jurisdiction or (c) the Issuer or any Guarantor asserts, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable.
          (b) In the event of any Event of Default specified in clause (4) of Section 6.01(a) hereof, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:
     (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or
     (2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or
     (3) the default that is the basis for such Event of Default has been cured.
Section 6.02 Acceleration.
     (a) If any Event of Default (other than an Event of Default specified in clause (6) or (7) of Section 6.01(a) hereof) occurs and is continuing under this Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Upon the effectiveness of such declaration, such principal and interest shall be due and payable immediately. The Trustee shall have no obligation to accelerate the Notes if and so long as a committee of its Responsible Officers in good faith determines acceleration is not in the best interest of the Holders of the Notes.
     (b) Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) or (7) of Section 6.01(a) hereof, all outstanding Notes shall be due and payable immediately without further action or notice.
     (c) The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest, Additional Interest, if any, or premium that has become due solely because of the acceleration) have been cured or waived.
Section 6.03 Other Remedies.
          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Security Document.
          The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.
Section 6.04 Waiver of Past Defaults.
          Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default and its consequences hereunder, except a continuing Default in the payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any Note held by a non-consenting Holder (including in connection with an Asset Sale Offer or a Change of Control Offer); provided, subject to Section 6.02 hereof, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
Section 6.05 Control by Majority.
          Subject to the terms of the Intercreditor Agreements, the Holders of a majority in principal amount of the then total outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Note or that would involve the Trustee in personal liability.
Section 6.06 Limitation on Suits.
          Subject to the terms of the Intercreditor Agreements and subject to Section 6.07 hereof, no Holder of a Note may pursue any remedy with respect to this Indenture, the Notes or any Security Document unless:
     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;
     (2) Holders of at least 30% in principal amount of the total outstanding Notes have requested the Trustee to pursue the remedy;
     (3) Holders of the Notes have offered the Trustee security or indemnity reasonably satisfactory to it against any loss, liability or expense;

     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
     (5) Holders of a majority in principal amount of the total outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
          A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.
Section 6.07 Rights of Holders of Notes to Receive Payment.
          Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, if any, and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
Section 6.08 Collection Suit by Trustee.
          If an Event of Default specified in Section 6.01(a)(1) or (2) hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal of, premium, if any, and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
Section 6.09 Restoration of Rights and Remedies.
          If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.
Section 6.10 Rights and Remedies Cumulative.
          Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.07 hereof, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
Section 6.11 Delay or Omission Not Waiver.
          No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
Section 6.12 Trustee May File Proofs of Claim.
          Subject to the Intercreditor Agreements, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes including the Guarantors), its creditors or its property and shall be entitled and empowered to participate as a member in any official committee of creditors appointed in such matter and to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.13 Priorities.
          Subject to the Security Documents, if the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:
     (i) to the Trustee, Paying Agent, Registrar, Transfer Agent, their agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expenses and liabilities incurred, and all advances made, by the Trustee, Paying Agent, Registrar or Transfer Agent and the costs and expenses of collection;
     (ii) to Holders of Notes for amounts due and unpaid on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and Additional Interest, if any, and interest, respectively; and
     (iii) to the Issuer or to such party as a court of competent jurisdiction shall direct including a Guarantor, if applicable.
          The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.13.

Section 6.14 Undertaking for Costs.
          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.14 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.
ARTICLE 7
TRUSTEE
Section 7.01 Duties of Trustee.
          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
          (b) Except during the continuance of an Event of Default:
     (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
          (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:
     (i) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;
     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved in a court of competent jurisdiction that the Trustee was negligent in ascertaining the pertinent facts; and
     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.
          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section 7.01.

          (e) The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders of the Notes unless the Holders have offered to the Trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense.
          (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
Section 7.02 Rights of Trustee.
          (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.
          (b) Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.
          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.
          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficient if signed by an Officer of the Issuer.
          (f) None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise to incur any liability, financial or otherwise, in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it against such risk or liability is not assured to it.
          (g) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture
          (h) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.
          (j) In the event the Issuer is required to pay Additional Interest, the Issuer will provide written notice to the Trustee of the Issuer’s obligation to pay Additional Interest no later than 15 days prior to the next Interest Payment Date, which notice shall set forth the amount of the Additional Interest to be paid by the Issuer. The Trustee shall not at any time be under any duty or responsibility to any Holders to determine whether the Additional Interest is payable and the amount thereof.
Section 7.03 Individual Rights of Trustee.
          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.
Section 7.04 Trustee’s Disclaimer.
          The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.
Section 7.05 Notice of Defaults.
          If a Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default within 90 days after it occurs. Except in the case of a Default relating to the payment of principal, premium, if any, or interest on any Note, the Trustee may withhold from the Holders notice of any continuing Default if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes. The Trustee shall not be deemed to know of any Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is such a Default is received by the Trustee at the Corporate Trust Office of the Trustee.
Section 7.06 Reports by Trustee to Holders of the Notes.
          Within 60 days after each May 15, beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with Trust Indenture Act Section 313(a) (but if no event described in Trust Indenture Act Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with Trust Indenture Act Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by Trust Indenture Act Section 313(c).

          A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the SEC and each stock exchange on which the Notes are listed in accordance with Trust Indenture Act Section 313(d). The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.
Section 7.07 Compensation and Indemnity.
          The Issuer and the Guarantors, jointly and severally, shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as the parties shall agree in writing from time to time. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer and the Guarantors, jointly and severally, shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.
          The Issuer and the Guarantors, jointly and severally, shall indemnify the Trustee for, and hold the Trustee harmless against, any and all loss, damage, claims, liability or expense (including attorneys’ fees) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder (including the costs and expenses of enforcing this Indenture against the Issuer or any of the Guarantors (including this Section 7.07) or defending itself against any claim whether asserted by any Holder, the Issuer or any Guarantor, or liability in connective with the acceptance, exercise or performance of any of its powers or duties hereunder). The Trustee shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. The Issuer shall defend the claim and the Trustee may have separate counsel and the Issuer shall pay the fees and expenses of such counsel. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith.
          The obligations of the Issuer under this Section 7.07 shall survive the satisfaction and discharge of this Indenture or the earlier resignation or removal of the Trustee.
          Notwithstanding anything contrary in Section 4.13 hereto, to secure the payment obligations of the Issuer and the Guarantors in this Section 7.07, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.
          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(a)(6) or (7) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.
          The Trustee shall comply with the provisions of Trust Indenture Act Section 313(b)(2) to the extent applicable. As used in this Section 7.07, the term “Trustee” shall also include each of the Paying Agent, Registrar, and Transfer Agent, as applicable.
Section 7.08 Replacement of Trustee.
          A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign in writing at any time and the Registrar, Paying Agent and Transfer Agent may resign with 90 days prior written notice and be discharged from the trust hereby created by so notifying the Issuer. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing and may remove the Registrar, Paying Agent or Transfer Agent by so notifying such Registrar, Paying Agent or Transfer Agent, as applicable, with 90 days prior written notice. The Issuer may remove the Trustee if:
     (a) the Trustee fails to comply with Section 7.10 hereof;
     (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;
     (c) a custodian or public officer takes charge of the Trustee or its property; or
     (d) the Trustee becomes incapable of acting.
          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.
          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee (at the Issuer’s expense), the Issuer or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
          If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10 hereof, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Issuer’s obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.
          As used in this Section 7.08, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.
Section 7.09 Successor Trustee by Merger, etc.
          If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.
Section 7.10 Eligibility; Disqualification.
          There shall at all times be a Trustee hereunder that is a corporation or national banking association organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition.
          This Indenture shall always have a Trustee who satisfies the requirements of Trust Indenture Act Sections 310(a)(1), (2) and (5). The Trustee is subject to Trust Indenture Act Section 310(b).
Section 7.11 Preferential Collection of Claims Against Issuer.
          The Trustee is subject to Trust Indenture Act Section 311(a), excluding any creditor relationship listed in Trust Indenture Act Section 311(b). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.
ARTICLE 8
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.
          The Issuer may, at its option and at any time, elect to have either Section 8.02 or 8.03 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.
Section 8.02 Legal Defeasance and Discharge.
          Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Guarantees on the date the conditions set forth below are satisfied (“Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture including that of the Guarantors (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:
     (a) the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to this Indenture referred to in Section 8.04 hereof;
     (b) the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;
     (c) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and
     (d) this Section 8.02.
          Subject to compliance with this Article 8, the Issuer may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.
          Upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Issuer and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from their obligations under the covenants contained in Sections 4.03, 4.04, 4.05, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16 and 4.18 hereof and clauses (4) and (5) of Section 5.01(a), Sections 5.01(c) and 5.01(d) hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (“Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(3), 6.01(4), 6.01(5), 6.01(6) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries), 6.01(7) (solely with respect to Restricted Subsidiaries that are Significant Subsidiaries) and 6.01(8) hereof shall not constitute Events of Default.
Section 8.04 Conditions to Legal or Covenant Defeasance.
          The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Notes:
          In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:
     (1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular redemption date;
     (2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,
     (a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or
     (b) since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;
     (3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;
     (4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;
     (5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith);
     (6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;
     (7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and
     (8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.05	Deposited Money and Government Securities to Be Held in Trust; Other Miscellaneous Provisions.
          Subject to Section 8.06 hereof, all money and Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the “Trustee”) pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer or a Guarantor acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.
          The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.
          Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the written request of the Issuer any money or Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(2) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.
Section 8.06 Repayment to Issuer.
          Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium and Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium and Additional Interest, if any, or interest has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease.
Section 8.07 Reinstatement.
          If the Trustee or Paying Agent is unable to apply any United States dollars or Government Securities in accordance with Section 8.04 or 8.05 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04 or 8.05 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.04 or 8.05 hereof, as the case may be; provided that, if the Issuer makes any payment of principal of, premium and Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.
ARTICLE 9
AMENDMENT, SUPPLEMENT AND WAIVER
Section 9.01 Without Consent of Holders of Notes.
          Notwithstanding Section 9.02 hereof, the Issuer, any Guarantor (with respect to a Guarantee or this Indenture) and the Trustee may amend or supplement this Indenture, any Guarantee, any Security Document or Notes without the consent of any Holder:
     (1) to cure any ambiguity, omission, mistake, defect or inconsistency;
     (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

     (3) to comply with Section 5.01 hereof;
     (4) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;
     (5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under this Indenture of any such Holder;
     (6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;
     (7) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (8) to evidence and provide for the acceptance and appointment under this Indenture of a successor Trustee thereunder pursuant to the requirements thereof;
     (9) to provide for the issuance of Exchange Notes or private exchange notes, which are identical to Exchange Notes except that they are not freely transferable;
     (10) to add a Guarantor under this Indenture;
     (11) to conform the text of this Indenture, the Security Documents, Guarantees or the Notes to any provision of the “Description of Notes” section of the Offering Memorandum to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Security Documents, the Guarantees or the Notes;
     (12) to make any amendment to the provisions of this Indenture relating to the transfer and legending of Notes as permitted by this Indenture, including, without limitation to facilitate the issuance and administration of the Notes; provided, however, that (i) compliance with this Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Notes;
     (13) to mortgage, pledge, hypothecate or grant any other Lien in favor of the Trustee or the First Lien Collateral Agent for the benefit of the Holders of the Notes, as additional security for the payment and performance of all or any portion of the Obligations, in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the Trustee or the First Lien Collateral Agent pursuant to this Indenture, any of the Security Documents or otherwise;
     (14) to release Collateral from the Lien of this Indenture and the Security Documents when permitted or required by the Security Documents or this Indenture; or
     (15) to add Additional First Lien Secured Parties or additional ABL Secured Parties to any Security Document.
          Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise. Notwithstanding the foregoing, no Opinion of Counsel shall be required in connection with the addition of a Guarantor under this Indenture upon execution and delivery by such Guarantor and the Trustee of a supplemental indenture to this Indenture, the form of which is attached as Exhibit D hereto, and delivery of an Officer’s Certificate.
Section 9.02 With Consent of Holders of Notes.
          Except as provided below in this Section 9.02, the Issuer and the Trustee may amend or supplement this Indenture, the Notes, the Guarantees and any Security Document with the consent of the Holders of at least a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture, the Guarantees, the Security Documents or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including Additional Notes, if any) voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.08 hereof and Section 2.09 hereof shall determine which Notes are considered to be “outstanding” for the purposes of this Section 9.02.
          Upon the request of the Issuer accompanied by a resolution of its board of directors authorizing the execution of any such amended or supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture directly affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.
          It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof. The consent of the First Lien Collateral Agent shall not be necessary for any amendment, supplement or waiver to this Indenture, except for any amendment, supplement or waiver to Article 10 or 11 or as to this sentence.
          After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver.
          Without the consent of each affected Holder of Notes, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):
     (1) reduce the principal amount of such Notes whose Holders must consent to an amendment, supplement or waiver;
     (2) reduce the principal of or change the fixed final maturity of any such Note or alter or waive the provisions with respect to the redemption of such Notes (other than provisions relating to Section 3.09, Section 3.10, Section 4.11 and Section 4.15 hereof to the extent that any such amendment or waiver does not have the effect of reducing the principal of or changing the fixed final maturity of any such Note or altering or waiving the provisions with respect to the redemption of such Notes);
     (3) reduce the rate of or change the time for payment of interest on any Note;
     (4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in this Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;
     (5) make any Note payable in money other than that stated therein;
     (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;
     (7) make any change in these amendment and waiver provisions;
     (8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;
     (9) make any change to or modify the ranking of the Notes or the subordination of the Liens with respect to the Notes that would adversely affect the Holders; or
     (10) except as expressly permitted by this Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Notes.
          In addition, without the consent of at least 75% in aggregate principal amount of Notes then outstanding, an amendment, supplement or waiver may not:
     (1) modify any Security Document or the provisions of this Indenture dealing with the Security Documents or application of trust moneys, or otherwise release any Collateral, in any manner materially adverse to the Holders other than in accordance with this Indenture, the Security Documents and the Intercreditor Agreements; or
     (2) modify any Intercreditor Agreement in any manner materially adverse to the Holders other than in accordance with this Indenture, the Security Documents and the Intercreditor Agreements.
Section 9.03 Compliance with Trust Indenture Act.
          Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the Trust Indenture Act as then in effect.

Section 9.04 Revocation and Effect of Consents.
          Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder; provided that any amendment or waiver that requires the consent of each affected Holder shall not become effective with respect to any non-consenting Holder.
          The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.
Section 9.05 Notation on or Exchange of Notes.
          The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Issuer in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.
          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.
Section 9.06 Trustee to Sign Amendments, etc.
          The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Issuer may not sign an amendment, supplement or waiver until the board of directors approves it. In executing any amendment, supplement or waiver, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section 14.04 hereof, an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer and any Guarantors party thereto, enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03). Notwithstanding the foregoing, no Opinion of Counsel will be required for the Trustee to execute any amendment or supplement adding a new Guarantor under this Indenture.
Section 9.07 Payment for Consent.
          Neither the Issuer nor any Affiliate of the Issuer shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to all Holders and is paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.
ARTICLE 10
RANKING OF NOTE LIENS
Section 10.01 Relative Rights.
          The Intercreditor Agreements define the relative rights, as lienholders, of holders of ABL Obligations, Junior Lien Obligations and First Lien Obligations. Nothing in this Indenture or the Intercreditor Agreements will:
     (a) impair, as between the Issuer and Holders of Notes, the obligation of the Issuer, which is absolute and unconditional, to pay principal of, premium and interest on such Notes in accordance with their terms or to perform any other obligation of the Issuer or any Guarantor under this Indenture, the Notes, the Guarantees and the Security Documents;
     (b) restrict the right of any Holder to sue for payments that are then due and owing, in a manner not inconsistent with the provisions of the Intercreditor Agreements;
     (c) prevent the Trustee or any Holder from exercising against the Issuer or any Guarantor any of its other available remedies upon a Default or Event of Default (other than its rights as a secured party, which are subject to the Intercreditor Agreements); or
     (d) restrict the right of the Trustee or any Holder:
     (i) to file and prosecute a petition seeking an order for relief in an involuntary bankruptcy case as to the Issuer or any Guarantor or otherwise to commence, or seek relief commencing, any Insolvency or Liquidation Proceeding involuntarily against the Issuer or any Guarantor;
     (ii) to make, support or oppose any request for an order for dismissal, abstention or conversion in any Insolvency or Liquidation Proceeding;
     (iii) to make, support or oppose, in any Insolvency or Liquidation Proceeding, any request for an order extending or terminating any period during which the debtor (or any other Person) has the exclusive right to propose a plan of reorganization or other dispositive restructuring or liquidation plan therein;
     (iv) to seek the creation of, or appointment to, any official committee representing creditors (or certain of the creditors) in any Insolvency or Liquidation Proceeding and, if appointed, to serve and act as a member of such committee without being in any respect restricted or bound by, or liable for, any of the obligations under this Article 10;
     (v) to seek or object to the appointment of any professional person to serve in any capacity in any Insolvency or Liquidation Proceeding or to support or object to any request for compensation made by any professional person or others therein;
     (vi) to make, support or oppose any request for order appointing a trustee or examiner in any Insolvency or Liquidation Proceeding; or

     (vii) otherwise to make, support or oppose any request for relief in any Insolvency or Liquidation Proceeding that it is permitted by law to make, support or oppose:
     (x) as if it were a holder of unsecured claims; or
     (y) as to any matter relating to any plan of reorganization or other restructuring or liquidation plan or as to any matter relating to the administration of the estate or the disposition of the case or proceeding (in each case set forth in this clause (vii) except as set forth in the Intercreditor Agreements).
ARTICLE 11
COLLATERAL
Section 11.01 Security Documents.
          The payment of the principal of and interest and premium, if any, on the Notes when due, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise and whether by the Issuer pursuant to the Notes or by any Guarantor pursuant to its Guarantee, the payment of all other Obligations and the performance of all other obligations of the Issuer and the Guarantors under this Indenture, the Notes, the Guarantees and the Security Documents are secured as provided in the Security Documents and will be secured by Security Documents hereafter delivered as required or permitted by this Indenture. The Issuer shall, and shall cause each Guarantor to, and each Guarantor shall, do all filings (including filings of continuation statements and amendments to Uniform Commercial Code financing statements that may be necessary to continue the effectiveness of such Uniform Commercial Code financing statements) and all other actions as are necessary or required by the Security Documents to maintain (at the sole cost and expense of the Issuer and the Guarantors) the security interest created by the Security Documents in the Collateral as a perfected security interest, subject only to Liens permitted by this Indenture.
Section 11.02 First Lien Collateral Agent.
          (a) The First Lien Collateral Agent shall have all the rights and protections provided in the Security Documents.
          (b) Subject to Section 7.01 hereof, neither the Trustee nor Paying Agent, Registrar and Transfer Agent nor any of their respective officers, directors, employees, attorneys or agents will be responsible or liable for the existence, genuineness, value or protection of any Collateral, for the legality, enforceability, effectiveness or sufficiency of the Security Documents, for the creation, perfection, priority, sufficiency or protection of any First Priority Lien, or any defect or deficiency as to any such matters.
          (c) Subject to the Security Documents, the Trustee shall direct the First Lien Collateral Agent from time to time. Subject to the Security Documents, except as directed by the Trustee as required or permitted by this Indenture and any other representatives, the Holders acknowledge that the First Lien Collateral Agent will not be obligated:
     (i) to act upon directions purported to be delivered to it by any other Person;
     (ii) to foreclose upon or otherwise enforce any First Priority Lien; or

     (iii) to take any other action whatsoever with regard to any or all of the First Priority Liens, Security Documents or Collateral.
          (d) If the Issuer (i) incurs ABL Obligations at any time when no Intercreditor Agreement is in effect or at any time when Indebtedness constituting ABL Obligations entitled to the benefit of the Intercreditor Agreements is concurrently retired, and (ii) directs the Trustee to deliver to the First Lien Collateral Agent an Officer’s Certificate so stating and requesting the First Lien Collateral Agent to enter into an intercreditor agreement (on substantially the same terms as the Intercreditor Agreements in effect on the Issue Date) in favor of a designated agent or representative for the holders of the ABL Obligations so incurred, the Holders acknowledge that the First Lien Collateral Agent is hereby authorized and directed to enter into such intercreditor agreement, bind the Holders on the terms set forth therein and perform and observe its obligations thereunder.
     Section 11.03 Authorization of Actions to Be Taken.
          (a) Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of each Security Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture, authorizes and directs the Trustee to enter into the Security Documents to which it is a party, authorizes and directs the Trustee to execute and deliver the Additional First Lien Secured Party Consent, authorizes and empowers the Trustee, through such Additional First Lien Secured Party Consent, to appoint the First Lien Collateral Agent on the terms thereof and authorizes and empowers the Trustee and (through the Additional First Lien Secured Party Consent) the First Lien Collateral Agent to bind the Holders of Notes and other holders of First Lien Obligations as set forth in the Security Documents to which they are a party and the Intercreditor Agreements, including, without limitation, the First Lien Intercreditor Agreement, and to perform its obligations and exercise its rights and powers thereunder.
          (b) The Trustee is authorized and empowered to receive for the benefit of the Holders of Notes any funds collected or distributed to the Trustee under the Security Documents to which the Trustee is a party and, subject to the terms of the Security Documents, to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.
          (c) Subject to the provisions of Section 7.01, Section 7.02, and the Security Documents, the Trustee may, in its sole discretion and without the consent of the Holders, direct, on behalf of the Holders, the First Lien Collateral Agent to take all actions it deems necessary or appropriate in order to:
     (i) foreclose upon or otherwise enforce any or all of the First Priority Liens;
     (ii) enforce any of the terms of the Security Documents to which the First Lien Collateral Agent or Trustee is a party; or
     (iii) collect and receive payment of any and all Obligations.
          Subject to the Intercreditor Agreements and at the Issuer’s sole cost and expense, the Trustee is authorized and empowered to institute and maintain, or direct the First Lien Collateral Agent to institute and maintain, such suits and proceedings as it may deem reasonably expedient to protect or enforce the First Priority Liens or the Security Documents to which the First Lien Collateral Agent or Trustee is a party or to prevent any impairment of Collateral by any acts that may be unlawful or in violation of the Security Documents or this Indenture, and such suits and proceedings as the Trustee may deem reasonably expedient, at the Issuer’s sole cost and expense, to preserve or protect its interests and the interests of the Holders of Notes in the Collateral, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of Holders or the Trustee.
Section 11.04 Release of Collateral.
          (a) Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or the Intercreditor Agreements. In addition, upon the request of the Issuer pursuant to an Officer’s Certificate and Opinion of Counsel certifying that all conditions precedent hereunder have been met, the Issuer and the Guarantors will be entitled to the release of assets included in the Collateral from the Liens securing the Notes, and the First Lien Collateral Agent and the Trustee (if the Trustee is not then the First Lien Collateral Agent) shall release the same from such Liens at the Issuer’s sole cost and expense, under any one or more of the following circumstances:
     (1) to enable the Issuer to consummate the sale, transfer or other disposition of such property or assets to the extent not prohibited under Section 4.11 hereof;
     (2) the release of Excess Proceeds or Collateral Excess Proceeds that remain unexpended after the conclusion of an Asset Sale Offer or a Collateral Asset Sale Offer conducted in accordance with this Indenture;
     (3) in the case of a Guarantor that is released from its Guarantee with respect to the Notes pursuant to the terms of this Indenture, the release of the property and assets of such Guarantor;
     (4) with the consent of the holders of at least 75% of the aggregate principal amount of the Notes then outstanding and affected thereby and a majority of all Junior Lien Obligations (including the Existing Second Priority Notes) then outstanding and affected thereby (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, Junior Lien Obligations); or
     (5) as described in Article 9 hereof.
          (b) For the avoidance of doubt, (1) the Lien on the Collateral created by the Security Documents securing the Notes Obligations shall automatically be released and discharged under the circumstances set forth in, and subject to, Section 2.04 of the First Lien Intercreditor Agreement and (2) the Lien on the Shared Receivables Collateral created by the Security Documents securing the Notes Obligations shall automatically be released and discharged under the circumstances set forth in, and subject to, Section 2.4(b) of the Additional Receivables Intercreditor Agreement.
          (c) To the extent necessary and for so long as required for such Subsidiary not to be subject to any requirement pursuant to Rule 3-16 of Regulation S-X under the Securities Act to file separate financial statements with the SEC (or any other governmental agency), the Capital Stock of any Subsidiary of the Issuer (excluding Healthtrust, Inc. — The Hospital Company, a Delaware corporation and its successors and assigns) shall not be included in the Collateral with respect to the Notes and shall not be subject to the Liens securing the Notes and the Notes Obligations in accordance with and only to the extent provided in Section 2(d) of the Security Agreement and the Pledge Agreement.

          (d) The Liens on the Collateral securing the Notes and the Guarantees also will be released automatically upon (i) payment in full of the principal of, together with accrued and unpaid interest (including Additional Interest, if any) on, and premium, if any, on, the Notes and all other Obligations under this Indenture, the Guarantees and the Security Documents that are due and payable at or prior to the time such principal, together with accrued and unpaid interest (including Additional Interest, if any), are paid or (ii) a legal defeasance or covenant defeasance under Article 8 hereof or a discharge under Article 13 hereof.
Section 11.05 Filing, Recording and Opinions.
          (a) The Issuer will comply with the provisions of Trust Indenture Act Sections 314(b) and 314(d), in each case following qualification of this Indenture pursuant to the Trust Indenture Act, except to the extent not required as set forth in any SEC regulation or interpretation (including any no-action letter issued by the Staff of the SEC, whether issued to the Issuer or any other Person). Following such qualification, to the extent the Issuer is required to furnish to the Trustee an Opinion of Counsel pursuant to Trust Indenture Act Section 314(b)(2), the Issuer will furnish such opinion not more than 60 but not less than 30 days prior to each September 30.
          (b) Any release of Collateral permitted by Section 11.04 hereof will be deemed not to impair the Liens under this Indenture and the Security Documents in contravention thereof and any person that is required to deliver an Officer’s Certificate or Opinion of Counsel pursuant to Section 314(d) of the Trust Indenture Act shall be entitled to rely upon the foregoing as a basis for delivery of such certificate or opinion. The Trustee shall, to the extent permitted by Section 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such Officer’s Certificate or Opinion of Counsel.
          (c) If any Collateral is released in accordance with this Indenture or any Security Document, the Trustee will determine whether it has received all documentation required by Trust Indenture Act Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 11.04(a), will, upon request, deliver a certificate to the First Lien Collateral Agent and the Issuer setting forth such determination.
          (d) [Reserved].
Section 11.06 Powers Exercisable by Receiver or Trustee.
          In case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 11 upon the Issuer or a Guarantor with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Issuer or a Guarantor or of any officer or officers thereof required by the provisions of this Article 11; and if the Trustee or the First Lien Collateral Agent shall be in the possession of the Collateral under any provision of this Indenture, then such powers may be exercised by the Trustee or the First Lien Collateral Agent, as the case may be.
Section 11.07 Release upon Termination of the Issuer’s Obligations.
          In the event (i) that the Issuer delivers to the Trustee, in form and substance acceptable to it, an Officer’s Certificate and Opinion of Counsel certifying that all the Obligations under this Indenture, the Notes and the Security Documents have been satisfied and discharged by the payment in full of the Issuer’s obligations under the Notes, this Indenture and the Security Documents, and all such Obligations have been so satisfied, or (ii) a discharge, legal defeasance or covenant defeasance of this Indenture occurs under Article 8 or 13, the Trustee shall deliver to the Issuer and the First Lien Collateral Agent a notice stating that the Trustee, on behalf of the Holders, disclaims and gives up any and all rights it has in or to the Collateral, and any rights it has under the Security Documents, and upon receipt by the First Lien Collateral Agent of such notice, the First Lien Collateral Agent shall be deemed not to hold a Lien in the Collateral on behalf of the Trustee, and the Trustee shall (and direct the First Lien Collateral Agent to) do or cause to be done, at the Issuer’s sole cost and expense, all acts reasonably necessary to release such Lien as soon as is reasonably practicable.
Section 11.08 Designations.
          Except as provided in the next sentence, for purposes of the provisions hereof and the Intercreditor Agreements requiring the Issuer to designate Indebtedness for the purposes of the terms ABL Obligations, First Lien Obligations and other Junior Lien Obligations or any other such designations hereunder or under the Intercreditor Agreements, any such designation shall be sufficient if the relevant designation provides in writing that such ABL Obligations, First Lien Obligations or other Junior Lien Obligations are permitted under this Indenture and is signed on behalf of the Issuer by an Officer and delivered to the Trustee, the Junior Lien Collateral Agent, the First Lien Collateral Agent and the ABL Collateral Agent. For all purposes hereof and the Intercreditor Agreements, the Issuer hereby designates the Obligations pursuant to the ABL Facility as in effect on the Issue Date as ABL Obligations.
ARTICLE 12
GUARANTEES
Section 12.01 Guarantee.
          Subject to this Article 12, each of the Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that: (a) the principal of, interest, premium and Additional Interest, if any, on the Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.
          The Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section 12.01.
          If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Guarantee. The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Guarantees.
          Each Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
          In case any provision of any Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
          The Guarantee issued by any Guarantor shall be a senior obligation of such Guarantor and will be secured by a first-priority lien on the Non-Receivables Collateral and by a second-priority lien on the Shared Receivables Collateral. The Guarantees shall rank equally in right of payment with all existing and future Senior Indebtedness of the Guarantor but, to the extent of the value of the Collateral, will be effectively senior to all of the Guarantor’s unsecured Senior Indebtedness and Junior Lien Obligations and, to the extent of the Shared Receivables Collateral, will be effectively subordinated to the Guarantor’s Obligations under the ABL Facility and any future ABL Obligations. The Guarantees will be senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes.
          Each payment to be made by a Guarantor in respect of its Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.

          As used in this Section 12.01, the term “Trustee” shall also include each of the Paying Agent, Registrar and Transfer Agent, as applicable.
Section 12.02 Limitation on Guarantor Liability.
          Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this Article 12, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law. Each Guarantor that makes a payment under its Guarantee shall be entitled upon payment in full of all guaranteed obligations under this Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.
Section 12.03 Execution and Delivery.
          To evidence its Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that this Indenture shall be executed on behalf of such Guarantor by its President, one of its Vice Presidents or one of its Assistant Vice Presidents.
          Each Guarantor hereby agrees that its Guarantee set forth in Section 12.01 hereof shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
          If an Officer whose signature is on this Indenture no longer holds that office at the time the Trustee authenticates the Note, the Guarantee shall be valid nevertheless.
          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.
          If required by Section 4.16 hereof, the Issuer shall cause any newly created or acquired Restricted Subsidiary to comply with the provisions of Section 4.16 hereof and this Article 12, to the extent applicable.
Section 12.04 Subrogation.
          Each Guarantor shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by any Guarantor pursuant to the provisions of Section 12.01 hereof; provided that, if an Event of Default has occurred and is continuing, no Guarantor shall be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under this Indenture or the Notes shall have been paid in full.

Section 12.05 Benefits Acknowledged.
          Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the guarantee and waivers made by it pursuant to its Guarantee are knowingly made in contemplation of such benefits.
Section 12.06 Release of Guarantees.
          A Guarantee by a Guarantor shall be automatically and unconditionally released and discharged, and no further action by such Guarantor, the Issuer or the Trustee is required for the release of such Guarantor’s Guarantee, upon:
     (1) (A) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor, which sale, exchange or transfer is made in compliance with the applicable provisions of this Indenture;
     (B) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;
     (C) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with Section 4.07 hereof and the definition of “Unrestricted Subsidiary” hereunder; or
     (D) the exercise by the Issuer of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 hereof or the discharge of the Issuer’s obligations under this Indenture, in accordance with the terms of this Indenture; and
     (2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.
ARTICLE 13
SATISFACTION AND DISCHARGE
Section 13.01 Satisfaction and Discharge.
          This Indenture shall be discharged and shall cease to be of further effect as to all Notes, when either:
     (1) all Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or
     (2) (A) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, shall become due and payable within one year or may be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;
     (B) no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and, in each case, the granting of Liens in connection therewith) with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facilities or any other material agreement or instrument (other than this Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar and simultaneous deposit relating to other Indebtedness and in each case, the granting of Liens in connection therewith);
     (C) the Issuer has paid or caused to be paid all sums payable by it under this Indenture; and
     (D) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
          In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
          Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (A) of clause (2) of this Section 13.01, the provisions of Section 13.02 and Section 8.06 hereof shall survive.
     Section 13.02 Application of Trust Money.
          Subject to the provisions of Section 8.06 hereof, all money deposited with the Trustee pursuant to Section 13.01 hereof shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium and Additional Interest, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.
          If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 13.01 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s and any Guarantor’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 13.01 hereof; provided that if the Issuer has made any payment of principal of, premium and Additional Interest, if any, or interest on any Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

ARTICLE 14
MISCELLANEOUS
Section 14.01 Trust Indenture Act Controls.
          If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by Trust Indenture Act Section 318(c), the imposed duties shall control.
Section 14.02 Notices.
          Any notice or communication by the Issuer, any Guarantor, the First Lien Collateral Agent or the Trustee to the others is duly given if in writing and delivered in person or mailed by firstclass mail (registered or certified, return receipt requested), fax or overnight air courier guaranteeing next day delivery, to the others’ address:
If to the Issuer and/or any Guarantor:
c/o HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
Fax No.: (615) 344-1531
Attention: General Counsel
If to the Trustee:
Law Debenture Trust Company of New York
400 Madison Avenue
New York, New York 10017
Fax No.: (212) 750-1361
Attention: Corporate Trust Administration
If to the Registrar, Paying Agent or Transfer Agent:
Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Securities Services
100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311
Fax No.: (732) 578-4635
Attn: Corporates Team Deal Manager — HCA Inc.
          The Issuer, any Guarantor, the Trustee or the First Lien Collateral Agent, by notice to the others, may designate additional or different addresses for subsequent notices or communications.
          All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five calendar days after being deposited in the mail, postage prepaid, if mailed by first-class mail; when receipt acknowledged, if faxed; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice or communication delivered to the Trustee shall be deemed effective upon actual receipt thereof.

          Any notice or communication to a Holder shall be mailed by first-class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in Trust Indenture Act Section 313(c), to the extent required by the Trust Indenture Act. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.
          If the Issuer mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.
Section 14.03 Communication by Holders of Notes with Other Holders of Notes.
          Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and anyone else shall have the protection of Trust Indenture Act Section 312(c).
Section 14.04 Certificate and Opinion as to Conditions Precedent.
          (a) Upon any request or application by the Issuer or any of the Guarantors to the Trustee to take any action under this Indenture, the Issuer or such Guarantor, as the case may be, shall furnish to the Trustee:
          (b) An Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and
          (c) An Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 14.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.
Section 14.05 Statements Required in Certificate or Opinion.
          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 4.04 hereof or Trust Indenture Act Section 314(a)(4)) shall comply with the provisions of Trust Indenture Act Section 314(e) and shall include:
     (a) a statement that the Person making such certificate or opinion has read such covenant or condition;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact); and

     (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.
Section 14.06 Rules by Trustee and Agents.
          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.
Section 14.07 No Personal Liability of Directors, Officers, Employees and Stockholders.
          No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies (other than the Issuer and the Guarantors) shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Guarantees or this Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
Section 14.08 Governing Law.
          THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
Section 14.09 Waiver of Jury Trial.
          EACH OF THE ISSUER, THE GUARANTORS AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 14.10 Force Majeure.
          In no event shall the Trustee, Paying Agent, Registrar or Transfer Agent be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused by, directly or indirectly, forces beyond its reasonable control, including without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software or hardware) services.
Section 14.11 No Adverse Interpretation of Other Agreements.
          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Restricted Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.
Section 14.12 Successors.
          All agreements of the Issuer in this Indenture and the Notes shall bind its successors. All agreements of the Trustee and the Paying Agent, Registrar and Transfer Agent in this Indenture shall bind their respective successors. All agreements of each Guarantor in this Indenture shall bind its successors, except as otherwise provided in Section 12.06 hereof. The provisions of Article 11 hereof referring to the First Lien Collateral Agent shall inure to the benefit of such First Lien Collateral Agent.
Section 14.13 Severability.
          In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 14.14 Counterpart Originals.
          The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
Section 14.15 Table of Contents, Headings, etc.
          The Table of Contents, Cross-Reference Table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.
Section 14.16 Qualification of Indenture.
          The Issuer and the Guarantors shall qualify this Indenture under the Trust Indenture Act in accordance with and to the extent required by the terms and conditions of the Registration Rights Agreement and shall pay all reasonable costs and expenses (including attorneys’ fees and expenses for the Issuer, the Guarantors and the Trustee) incurred in connection therewith, including, but not limited to, costs and expenses of qualification of this Indenture and the Notes and printing this Indenture and the Notes. The Trustee shall be entitled to receive from the Issuer and the Guarantors any such Officer’s Certificates, Opinions of Counsel or other documentation as it may reasonably request in connection with any such qualification of this Indenture under the Trust Indenture Act.
Section 14.17 USA Patriot Act
          The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and Agents, like all financial institutions and in order to help fight the funding of terrorism and money laundering, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account. The parties to this agreement agree that they will provide the Trustee and the Agents with such information as they may request in order to satisfy the requirements of the USA Patriot Act.
[Signatures on following pages]

HCA INC.

By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President — Finance and Treasurer

Signature Page to Indenture

Each of the GUARANTORS listed on Schedule I hereto

By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Senior Vice President

Signature Page to Indenture

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Registrar and Transfer Agent

By:	Deutsche Bank National Trust Company

By:	/s/ Cynthia J. Powell
	Name:	Cynthia J. Powell
	Title:	Vice President

By:	/s/ Irina Golovashchuk
	Name:	Irina Golovashchuk
	Title:	Assistant Vice President

SCHEDULE I
Guarantors
American Medicorp Development Co.
Bay Hospital, Inc.
Brigham City Community Hospital, Inc.
Brookwood Medical Center of Gulfport, Inc.
Capital Division, Inc.
Centerpoint Medical Center of Independence, LLC
Central Florida Regional Hospital, Inc.
Central Shared Services, LLC
Central Tennessee Hospital Corporation
CHCA Bayshore, L.P.
CHCA Conroe, L.P.
CHCA Mainland, L.P.
CHCA West Houston, L.P.
CHCA Woman’s Hospital, L.P.
Chippenham & Johnston-Willis Hospitals, Inc.
CMS GP, LLC
Colorado Health Systems, Inc.
Columbia ASC Management, L.P.
Columbia Jacksonville Healthcare System, Inc.
Columbia LaGrange Hospital, Inc.
Columbia Medical Center of Arlington Subsidiary, L.P.
Columbia Medical Center of Denton Subsidiary, L.P.
Columbia Medical Center of Las Colinas, Inc.
Columbia Medical Center of Lewisville Subsidiary, L.P.
Columbia Medical Center of McKinney Subsidiary, L.P.
Columbia Medical Center of Plano Subsidiary, L.P.
Columbia North Hills Hospital Subsidiary, L.P.
Columbia Ogden Medical Center, Inc.
Columbia Parkersburg Healthcare System, LLC
Columbia Plaza Medical Center of Fort Worth Subsidiary, L.P.
Columbia Polk General Hospital, Inc.
Columbia Rio Grande Healthcare, L.P.
Columbia Riverside, Inc.
Columbia Valley Healthcare System, L.P.
Columbia/Alleghany Regional Hospital, Incorporated
Columbia/HCA John Randolph, Inc.
Columbine Psychiatric Center, Inc.
Columbus Cardiology, Inc.
Conroe Hospital Corporation
Dallas/Ft. Worth Physician, LLC
Dauterive Hospital Corporation
Dublin Community Hospital, LLC
Eastern Idaho Health Services, Inc.
Edmond Regional Medical Center, LLC
Edward White Hospital, Inc.
El Paso Surgicenter, Inc.

Encino Hospital Corporation, Inc.
EP Health, LLC
Fairview Park GP, LLC
Fairview Park, Limited Partnership
Frankfort Hospital, Inc.
Galen Property, LLC
General Healthserv, LLC
Good Samaritan Hospital, L.P.
Goppert-Trinity Family Care, LLC
GPCH-GP, Inc.
Grand Strand Regional Medical Center, LLC
Green Oaks Hospital Subsidiary, L.P.
Greenview Hospital, Inc.
HCA — IT&S Field Operations, Inc.
HCA — IT&S Inventory Management, Inc.
HCA Central Group, Inc.
HCA Health Services of Florida, Inc.
HCA Health Services of Louisiana, Inc.
HCA Health Services of Oklahoma, Inc.
HCA Health Services of Tennessee, Inc.
HCA Health Services of Virginia, Inc.
HCA Management Services, L.P.
HCA Realty, Inc.
HD&S Corp. Successor, Inc.
Health Midwest Office Facilities Corporation
Health Midwest Ventures Group, Inc.
Healthtrust MOB, LLC
Hendersonville Hospital Corporation
Hospital Corporation of Tennessee
Hospital Corporation of Utah
Hospital Development Properties, Inc.
HSS Holdco, LLC
HSS Systems VA, LLC
HSS Systems, LLC
HSS Virginia, L.P.
HTI Memorial Hospital Corporation
Integrated Regional Lab, LLC
Integrated Regional Laboratories, LLP
JFK Medical Center Limited Partnership
KPH-Consolidation, Inc.
Lakeland Medical Center, LLC
Lakeview Medical Center, LLC
Largo Medical Center, Inc.
Las Vegas Surgicare, Inc.
Lawnwood Medical Center, Inc.
Lewis-Gale Hospital, Incorporated
Lewis-Gale Medical Center, LLC
Lewis-Gale Physicians, LLC
Los Robles Regional Medical Center
Management Services Holdings, Inc.

Marietta Surgical Center, Inc.
Marion Community Hospital, Inc.
MCA Investment Company
Medical Centers of Oklahoma, LLC
Medical Office Buildings of Kansas, LLC
Memorial Healthcare Group, Inc.
Midwest Division — ACH, LLC
Midwest Division — LRHC, LLC
Midwest Division — LSH, LLC
Midwest Division — MCI, LLC
Midwest Division — MMC, LLC
Midwest Division — OPRMC, LLC
Midwest Division — PFC, LLC
Midwest Division — RBH, LLC
Midwest Division — RMC, LLC
Midwest Division — RPC, LLC
Midwest Holdings, Inc.
Montgomery Regional Hospital, Inc.
Mountain View Hospital, Inc.
Nashville Shared Services General Partnership
National Patient Account Services, Inc.
New Port Richey Hospital, Inc.
New Rose Holding Company, Inc.
North Florida Immediate Care Center, Inc.
North Florida Regional Medical Center, Inc.
Northern Utah Healthcare Corporation
Northern Virginia Community Hospital, LLC
Northlake Medical Center, LLC
Notami Hospitals of Louisiana, Inc.
Notami Hospitals, LLC
Okaloosa Hospital, Inc.
Okeechobee Hospital, Inc.
Outpatient Cardiovascular Center of Central Florida, LLC
Palms West Hospital Limited Partnership
Palmyra Park Hospital, Inc.
Pasadena Bayshore Hospital, Inc.
Plantation General Hospital Limited Partnership
Pulaski Community Hospital, Inc.
Redmond Park Hospital, LLC
Redmond Physician Practice Company
The Regional Health System of Acadiana, LLC
Reston Hospital Center, LLC
Retreat Hospital, LLC
Rio Grande Regional Hospital, Inc.
Riverside Healthcare System, L.P.
Riverside Hospital, Inc.
Samaritan, LLC
San Jose Healthcare System, LP
San Jose Hospital, L.P.
San Jose Medical Center, LLC

San Jose, LLC
Sarasota Doctors Hospital, Inc.
SJMC, LLC
Southern Hills Medical Center, LLC
Spotsylvania Medical Center, Inc.
Spring Branch Medical Center, Inc.
Spring Hill Hospital, Inc.
St. Mark’s Lone Peak Hospital, Inc.
Sun City Hospital, Inc.
Sunrise Mountainview Hospital, Inc.
Surgicare of Brandon, Inc.
Surgicare of Florida, Inc.
Surgicare of Houston Women’s, Inc.
Surgicare of Manatee, Inc.
Surgicare of Newport Richey, Inc.
Surgicare of Palms West, LLC
Surgicare of Riverside, LLC
Tallahassee Medical Center, Inc.
TCMC Madison-Portland, Inc.
Terre Haute Hospital GP, Inc.
Terre Haute Hospital Holdings, Inc.
Terre Haute MOB, L.P.
Terre Haute Regional Hospital, L.P.
Timpanogos Regional Medical Services, Inc.
Trident Medical Center, LLC
Utah Medco, LLC
VH Holdco, Inc.
VH Holdings, Inc.
Virginia Psychiatric Company, Inc.
W & C Hospital, Inc.
Walterboro Community Hospital, Inc.
Wesley Medical Center, LLC
West Florida Regional Medical Center, Inc.
West Valley Medical Center, Inc.
Western Plains Capital, Inc.
WHMC, Inc.
Woman’s Hospital of Texas, Incorporated

EXHIBIT A
[Face of Note]
          [Insert the Global Note Legend, if applicable, pursuant to the provisions of the Indenture]
          [Insert the Private Placement Legend, if applicable, pursuant to the provisions of the Indenture]

CUSIP [                    ]
  ISIN [                    ]1
[RULE 144A][REGULATION S] GLOBAL NOTE
7 1/4% Senior Secured Notes due 2020

No. ___	[$ ]
HCA INC.
promises to pay to CEDE & CO. or registered assigns, the principal sum [set forth on the Schedule of Exchanges of Interests in the Global Note attached hereto] [of                                          United States Dollars] on September 15, 2020.
Interest Payment Dates: March 15 and September 15
Record Dates: March 1 and September 1

[1]	CUSIP Numbers: 144A Notes: 404121 AA3 Reg S Notes: U24788 AG3

ISIN Numbers: 144A Notes: US404121 AA30 Reg S Notes: USU24788AG37

          IN WITNESS HEREOF, the Issuer has caused this instrument to be duly executed.
Dated: March 10, 2010

HCA INC.

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee

By:
Authorized Signatory

[Back of Note]
7 1/4% Senior Secured Notes due 2020
          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
          1. INTEREST. HCA Inc., a Delaware corporation, promises to pay interest on the principal amount of this Note at 7 1/4% per annum from March 10, 2010 until maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below. The Issuer will pay interest and Additional Interest, if any, semi-annually in arrears on March 15 and September 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an “Interest Payment Date”). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that the first Interest Payment Date shall be September 15, 2010. The Issuer will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at the interest rate on the Notes; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at the interest rate on the Notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
          2. METHOD OF PAYMENT. The Issuer will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the March 1 and September 1 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. Payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.
          3. PAYING AGENT AND REGISTRAR. Initially, Deutsche Bank Trust Company Americas will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar without notice to the Holders. The Issuer or any of its Subsidiaries may act in any such capacity.
          4. INDENTURE. The Issuer issued the Notes under an Indenture, dated as of March 10, 2010 (the “Indenture”), among HCA Inc., the Guarantors named therein, the Trustee and the Paying Agent, Registrar and Transfer Agent. This Note is one of a duly authorized issue of notes of the Issuer designated as its 7 1/4% Senior Secured Notes due 2020. The Issuer shall be entitled to issue Additional Notes pursuant to Sections 2.01 and 4.10 of the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

          5. OPTIONAL REDEMPTION.
          (a) Except as set forth below, the Issuer will not be entitled to redeem Notes at its option prior to March 15, 2015.
          (b) At any time prior to March 15, 2015, the Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.
          (c) On and after March 15, 2015, the Issuer may redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder or otherwise in accordance with the procedures of DTC, at the redemption prices (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on March 15 of each of the years indicated below:

Year	Percentage
2015	103.625%
2016	102.417%
2017	101.208%
2018 and thereafter	100.000%
          (d) In addition, until March 15, 2013, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Notes at a redemption price equal to 107.250% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of record on the relevant Record Date to receive interest due on the relevant Interest Payment Date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the original aggregate principal amount of Notes issued under the Indenture and the original principal amount of any Additional Notes that are Notes issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.
          (e) Any notice of any redemption may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an Equity Offering or other corporate transaction.
          (f) If the Issuer redeems less than all of the outstanding Notes, the Registrar and Paying Agent shall select the Notes to be redeemed in the manner described under Section 3.02 of the Indenture.
          (g) Any redemption pursuant to this paragraph 5 shall be made pursuant to the provisions of Sections 3.01 through 3.06 of the Indenture.

          6. MANDATORY REDEMPTION. The Issuer shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.
          7. NOTICE OF REDEMPTION. Subject to Section 3.03 of the Indenture, notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date (except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with Article 8 or Article 11 of the Indenture) to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
          8. OFFERS TO REPURCHASE.
          (a) Upon the occurrence of a Change of Control, the Issuer shall make an offer (a “Change of Control Offer”) to each Holder to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of each Holder’s Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest thereon, if any, to the date of purchase (the “Change of Control Payment”). The Change of Control Offer shall be made in accordance with Section 4.15 of the Indenture.
          (b) If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale of Collateral, within 10 Business Days of each date that the aggregate amount of Collateral Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required by the terms of any First Lien Obligations or Obligations secured by a Lien permitted under the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral), to the holders of such First Lien Obligations or such other Obligations (a “Collateral Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such First Lien Obligations or such other Obligations that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Collateral Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such other First Lien Obligations or Obligations secured by a Lien permitted by the Indenture (which Lien is not subordinate to the Lien of the Notes with respect to the Collateral) tendered pursuant to a Collateral Asset Sale Offer is less than the Collateral Excess Proceeds, the Issuer may use any remaining Collateral Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or other First Lien Obligations or such other Obligations surrendered by such holders thereof exceeds the amount of Collateral Excess Proceeds, the Registrar and Paying Agent shall select the Notes and such other First Lien Obligations or such other Obligations to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such other First Lien Obligations or such other Obligations tendered. Upon completion of any such Collateral Asset Sale Offer, the amount of Collateral Excess Proceeds shall be reset at zero.
          (c) If the Issuer or any of its Restricted Subsidiaries consummates an Asset Sale of non-Collateral, within 10 Business Days of each date that the aggregate amount of Excess Proceeds exceeds $200.0 million, the Issuer shall make an offer to all Holders of the Notes and, if required or permitted by the terms of any Senior Indebtedness, to the holders of such Senior Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Notes and such Senior Indebtedness that is a minimum of $2,000 or an integral multiple of $1,000 in excess thereof that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes and such Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Notes or Senior Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such Senior Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Notes or such Senior Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.
          (d) The Issuer may, at its option, make a Collateral Asset Sale Offer or Asset Sale Offer using proceeds from any Asset Sale at any time after consummation of such Asset Sale; provided that such Collateral Asset Sale Offer or Asset Sale Offer shall be in an aggregate amount of not less than $50.0 million. Upon consummation of such Collateral Asset Sale Offer or Asset Sale Offer, any Net Proceeds not required to be used to purchase Notes shall not be deemed Excess Proceeds.
          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Notes or portion of Notes selected for redemption, except for the unredeemed portion of any Notes being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed.
          10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.
          11. AMENDMENT, SUPPLEMENT AND WAIVER. The Indenture, the Guarantees or the Notes may be amended or supplemented as provided in the Indenture.
          12. DEFAULTS AND REMEDIES. The Events of Default relating to the Notes are defined in Section 6.01 of the Indenture. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 30% in principal amount of the then outstanding Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable immediately without further action or notice. Holders may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default (except a Default relating to the payment of principal, premium, if any, Additional Interest, if any, or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or and its consequences under the Indenture except a continuing Default in payment of the principal of, premium, if any, Additional Interest, if any, or interest on, any of the Notes held by a non-consenting Holder. The Issuer and each Guarantor (to the extent that such Guarantor is so required under the Trust Indenture Act) is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required within five (5) Business Days after becoming aware of any Default, to deliver to the Trustee a statement specifying such Default and what action the Issuer proposes to take with respect thereto.
          13. AUTHENTICATION. This Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until authenticated by the manual signature of the Trustee.
          14. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement, dated as of March 10, 2010, among HCA Inc., the Guarantors named therein and the other parties named on the signature pages thereof (the “Registration Rights Agreement”), including the right to receive Additional Interest (as defined in the Registration Rights Agreement).
          15. GOVERNING LAW. THIS INDENTURE, THE NOTES AND ANY GUARANTEE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          16. CUSIP/ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP/ISIN numbers to be printed on the Notes and the Trustee may use CUSIP/ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to the Issuer at the following address:
HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
Fax No.: (615) 344-1531
Attention: General Counsel

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to:

(Insert assignee’ legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably appoint

to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
          If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.11 or 4.15 of the Indenture, check the appropriate box below:
[  ] Section 4.11          [  ] Section 4.15
          If you want to elect to have only part of this Note purchased by the Issuer pursuant to Section 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased:
$
Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*
          The initial outstanding principal amount of this Global Note is $                                            . The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global or Definitive Note for an interest in this Global Note, have been made:

		Amount of increase	Principal Amount of	Signature of
	Amount of decrease	in Principal	this Global Note	authorized officer
	in Principal Amount	Amount of this	following such	of Trustee or
Date of Exchange	of this Global Note	Global Note	decrease or increase	Notes Registrar

*	This schedule should be included only if the Note is issued in global form.

EXHIBIT B
FORM OF CERTIFICATE OF TRANSFER
HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
Fax No.: (615) 344-1531
Attention: General Counsel
Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Securities Services
100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311
Fax No.: (732) 578-4635
Attn: Corporates Team Deal Manager — HCA Inc.
          Re: 7 1/4% Senior Secured Notes due 2020
          Reference is hereby made to the Indenture, dated as of March 10, 2010 (the “Indenture”), among HCA Inc., the Guarantors named therein, the Trustee and the Paying Agent, Registrar and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                                       (the “ Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $                                                             in such Note[s] or interests (the “Transfer”), to                                                              (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
          1. [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.
          2. [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Indenture and the Securities Act.
          3. [  ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
          (a) [  ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
          (b) [  ] such Transfer is being effected to the Issuer or a subsidiary thereof;
or
          (c) [  ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.
          4. [  ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.
          (a) [  ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 to a Person who is not an affiliate (as defined in Rule 144) of the Issuer under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (b) [  ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act to a Person who is not an affiliate (as defined in Rule 144) of the Issuer and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
          (c) [  ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 to a Person who is not an affiliate (as defined in Rule 144) of the Issuer and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
          5. [  ] CHECK IF TRANSFEROR IS AN AFFILIATE OF THE ISSUER AS CONTEMPLATED IN SECTION 2.06(k) OF THE INDENTURE.
          6. [  ] CHECK IF TRANSFEREE IS AN AFFILIATE OF THE ISSUER AS CONTEMPLATED IN SECTION 2.06(k) OF THE INDENTURE.
          7. [  ] CHECK IF TRANSFEROR ACQUIRED ITS BENEFICIAL INTEREST IN THE GLOBAL NOTE OR ACQUIRED ITS DEFINITIVE NOTE FROM AN AFFILIATE OF THE ISSUER. The beneficial interest in the Special 144A Global Note or the Definitive Note being transferred by the Transferor has not been held by an affiliate (as defined in Rule 144) of the Issuer for the period of [one year]2 prior to the date of the Transfer.

[2]	The Transferor may insert a different period under the circumstances set forth in the proviso to Section 2.06(k), subject to the delivery of any documentation requested pursuant to Section 2.06(k).

          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
(a)	[ ] a beneficial interest in the:
(i)	[ ] 144A Global Note (CUSIP [ ]), or

(ii)	[ ] Regulation S Global Note (CUSIP [ ]), or

(iii)	[ ] Special 144A Global Note (CUSIP [ ]), or
(b)	[ ] a Restricted Definitive Note.

2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	[ ] a beneficial interest in the:
(i)	[ ] 144A Global Note (CUSIP [ ]), or

(ii)	[ ] Regulation S Global Note (CUSIP [ ]), or

(iii)	[ ] Special 144A Global Note (CUSIP [ ]), or

(iv)	[ ] Unrestricted Global Note (CUSIP [ ]); or
(b)	[ ] a Restricted Definitive Note; or

(c)	[ ] an Unrestricted Definitive Note, in accordance with the terms of the Indenture.

EXHIBIT C
FORM OF CERTIFICATE OF EXCHANGE
HCA Inc.
One Park Plaza
Nashville, Tennessee 37203
Fax No.: (615) 344-1531
Attention: General Counsel
Deutsche Bank Trust Company Americas
c/o Deutsche Bank National Trust Company
Trust & Securities Services
100 Plaza One, Mailstop JCY03-0699
Jersey City, New Jersey 07311
Fax No.: (732) 578-4635
Attn: Corporates Team Deal Manager — HCA Inc.
          Re: 7 1/4% Senior Secured Notes due 2020
          Reference is hereby made to the Indenture, dated as of March 10, 2010 (the “Indenture”), among HCA Inc., the Guarantors named therein, the Trustee and the Paying Agent, Registrar and Transfer Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
                                                                        (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $                                                             in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:
          1) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE
     a) [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.
     b) [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.
     c) [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.
     d) [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act, (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States and (v) the Owner is not an affiliate (as defined in Rule 144) of the Issuer.
          2) EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES
     a) [  ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

     b) [  ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [  ] Regulation S Global Note, with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.
          3) [  ] CHECK IF OWNER IS AN AFFILIATE OF THE ISSUER AS CONTEMPLATED IN SECTION 2.06(k) OF THE INDENTURE.
          4) [  ] CHECK IF OWNER IS EXCHANGING THIS NOTE IN CONNECTION WITH AN EXPECTED TRANSFER TO AN AFFILIATE OF THE ISSUER AS CONTEMPLATED IN SECTION 2.06(k) OF THE INDENTURE.
          5) [  ] CHECK IF OWNER ACQUIRED ITS BENEFICIAL INTEREST IN THE GLOBAL NOTE OR ACQUIRED ITS DEFINITIVE NOTE FROM AN AFFILIATE OF THE ISSUER. The beneficial interest in the Special 144A Global Note or the Definitive Note being exchanged by the Owner has not been held by an affiliate (as defined in Rule 144) of the Issuer for the period of [one year]3 prior to the date of the Exchange.
          This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer and are dated                                                                                  .

[Insert Name of Transferor]
By:
Name:
Title:

Dated:

[3]	The Owner may insert a different period under the circumstances set forth in the proviso to Section 2.06(k), subject to the delivery of any documentation requested pursuant to Section 2.06(k).

EXHIBIT D
[FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS]
          Supplemental Indenture (this “Supplemental Indenture”), dated as of                                         , among                                                              (the “Guaranteeing Subsidiary”), a subsidiary of HCA Inc., a Delaware Corporation (the “Issuer”), Law Debenture Trust Company of New York, as trustee (the “Trustee”) and Deutsche Bank Trust Company Americas, as Paying Agent, Registrar and Transfer Agent
W I T N E S S E T H
          WHEREAS, each of HCA Inc. and the Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 10, 2010, providing for the issuance of an unlimited aggregate principal amount of 7 1/4% Senior Secured Notes due 2020 (the “Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Guarantee”); and
          WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
          (1) Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
          (2) Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees as follows:
     (a) Along with all Guarantors named in the Indenture, to jointly and severally unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee, the Paying Agent, the Registrar and the Transfer Agent and their successors and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:
     (i) the principal of and interest, premium and Additional Interest, if any, on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and
     (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors and the Guaranteeing Subsidiary shall be jointly and severally obligated to pay the same immediately. This is a guarantee of payment and not a guarantee of collection.
     (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
     (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever.
     (d) This Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, the Indenture and this Supplemental Indenture, and the Guaranteeing Subsidiary accepts all obligations of a Guarantor under the Indenture.
     (e) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors (including the Guaranteeing Subsidiary), or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.
     (f) The Guaranteeing Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.
     (g) As between the Guaranteeing Subsidiary, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guaranteeing Subsidiary for the purpose of this Guarantee.
     (h) The Guaranteeing Subsidiary shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Guarantee.
     (i) Pursuant to Section 12.02 of the Indenture, after giving effect to all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy Law or fraudulent conveyance laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 12 of the Indenture, this new Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guaranteeing Subsidiary under this Guarantee will not constitute a fraudulent transfer or conveyance.

     (j) This Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Issuer for liquidation, reorganization, should the Issuer become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes and Guarantee, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment or any part thereof, is rescinded, reduced, restored or returned, the Note shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     (k) In case any provision of this Guarantee shall be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     (l) This Guarantee shall be a general senior obligation of such Guaranteeing Subsidiary, ranking equally in right of payment with all existing and future Senior Indebtedness of the Guaranteeing Subsidiary but, to the extent of the value of the Collateral, will be effectively senior to all of the Guaranteeing Subsidiary’s unsecured Senior Indebtedness and Junior Lien Obligations and, to the extent of the Shared Receivables Collateral, will be effectively subordinated to the Guaranteeing Subsidiary’s Obligations under the ABL Facility and any future ABL Obligations. The Guarantees will be senior in right of payment to all existing and future Subordinated Indebtedness of each Guarantor. The Notes will be structurally subordinated to Indebtedness and other liabilities of Subsidiaries of the Issuer that do not Guarantee the Notes, if any.
     (m) Each payment to be made by the Guaranteeing Subsidiary in respect of this Guarantee shall be made without set-off, counterclaim, reduction or diminution of any kind or nature.
          (3) Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such Guarantee on the Notes.
          (4) Merger, Consolidation or Sale of All or Substantially All Assets.
          (a) Except as otherwise provided in Section 5.01(c) of the Indenture, the Guaranteeing Subsidiary may not consolidate or merge with or into or wind up into (whether or not the Issuer or Guaranteeing Subsidiary is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:
     (i) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

     (ii) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;
     (iii) immediately after such transaction, no Default exists; and
     (iv) the Issuer shall have delivered to the Trustee an Officer’s Certificate, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or
     (v) the transaction is made in compliance with Section 4.11 of the Indenture.
          (b) Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may (i) merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer, (ii) merge with an Affiliate of the Issuer solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof or (iii) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor.
          (5) Releases. The Guarantee of the Guaranteeing Subsidiary shall be automatically and unconditionally released and discharged, and no further action by the Guaranteeing Subsidiary, the Issuer or the Trustee is required for the release of the Guaranteeing Subsidiary’s Guarantee, upon:
     (1) (A) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;
     (B) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or such other guarantee that resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;
     (C) the designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in compliance with Section 4.07 of the Indenture; or
     (D) the exercise by Issuer of its Legal Defeasance option or Covenant Defeasance option in accordance with Article 8 hereof or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and
     (2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transaction have been complied with.
          (6) No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer or the Guarantors (including the Guaranteeing Subsidiary) under the Notes, any Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.
          (7) Governing Law. THIS SUPPLEMENTAL INDENTURE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
          (8) Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          (9) Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          (10) The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary.
          (11) Subrogation. The Guaranteeing Subsidiary shall be subrogated to all rights of Holders of Notes against the Issuer in respect of any amounts paid by the Guaranteeing Subsidiary pursuant to the provisions of Section 2 hereof and Section 12.01 of the Indenture; provided that, if an Event of Default has occurred and is continuing, the Guaranteeing Subsidiary shall not be entitled to enforce or receive any payments arising out of, or based upon, such right of subrogation until all amounts then due and payable by the Issuer under the Indenture or the Notes shall have been paid in full.
          (12) Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.
          (13) Successors. All agreements of the Guaranteeing Subsidiary in this Supplemental Indenture shall bind its Successors, except as otherwise provided in Section 2(k) hereof or elsewhere in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

[GUARANTEEING SUBSIDIARY]
By:
Name:
Title:

LAW DEBENTURE TRUST COMPANY OF NEW YORK, as Trustee
By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Registrar and Transfer Agent
By:	Deutsche Bank National Trust Company

By:
Name:
Title:

By:
Name:
Title:

Exhibit 4.6
ADDITIONAL GENERAL INTERCREDITOR AGREEMENT
          ADDITIONAL GENERAL INTERCREDITOR AGREEMENT (this “Agreement”), dated as of March 10, 2010, by and among BANK OF AMERICA, N.A., in its capacity as First Lien Collateral Agent, including its successors and assigns from time to time, THE BANK OF NEW YORK MELLON, in its capacity as Junior Lien Collateral Agent and in its capacity as 2006 Second Lien Trustee, including its successors and assigns from time to time, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., in its capacity as 2009 Second Lien Trustee, including its successors and assigns from time to time.
          A. Reference is made to (i) the General Intercreditor Agreement dated as of November 17, 2006 (as may be amended or modified from time to time, the “Intercreditor Agreement”; capitalized terms used herein without definition have the meanings given such terms by the Intercreditor Agreement) by and between Bank of America, N.A. as First Lien Collateral Agent and The Bank of New York Mellon, as Junior Lien Collateral Agent, and (ii) the Indenture (the “New First Lien Agreement”), dated as of March 10, 2010, by and among the Company and the other Grantors, Law Debenture Trust Company of New York, as trustee (including its successors and assigns from time to time, the “New First Lien Trustee”), and Deutsche Bank Trust Company Americas, as registrar, paying agent and transfer agent.
          B. Pursuant to the terms of the Junior Lien Documents, the Junior Lien Collateral Agent is permitted to enter into this Agreement.
          C. Pursuant to the First Lien Security Documents, the Grantors have granted Liens in the Common Collateral to the First Lien Collateral Agent to secure the payment and performance of the New First Lien Obligations.
          D In order to induce the holders of New First Lien Obligations to extend credit to the Grantors, the First Lien Collateral Agent, the Junior Lien Collateral Agent and the New First Lien Trustee hereby agree as follows:
          SECTION 1. Definitions.
          1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
          “Agreement” shall mean this Agreement, as amended, renewed, extended, supplemented or otherwise modified from time to time in accordance with the terms hereof
           “Common Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, constituting both New First Lien Collateral and Junior Lien Collateral including without limitation (a) any assets in which the First Lien Collateral Agent is automatically deemed to have a Lien pursuant to the provisions of Section 2.3 of the Intercreditor Agreement (as incorporated into this Agreement pursuant to Section 2.1 hereof) and (b) Shared Receivables Collateral.
           “Discharge of New First Lien Obligations” shall mean, except to the extent otherwise provided in Section 5.7 of the Intercreditor Agreement, the discharge or legal defeasance or covenant defeasance of the New First Lien Agreement in accordance with its terms; provided that the Discharge of New First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other New First Lien Obligations that constitute an exchange or replacement for or a Refinancing, in whole or in part, of such New First Lien Obligations. In the event the New First Lien Obligations are modified and such Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the New First Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.
          “First Lien Collateral Agent” means Bank of America, N.A., in its capacity as administrative agent and collateral agent for the lenders and other secured parties under the Credit Agreement, in its capacity as collateral agent for the secured parties under any Additional First Lien Obligations (as defined in the New First Lien Agreement) in existence from time to time and in its capacity as collateral agent for the New First Lien Secured Parties, together with its successors and permitted assigns under the Credit Agreement, any agreement governing any Additional First Lien Obligations, the New First Lien Agreement and the First Lien Documents exercising substantially the same rights and powers; and in each case provided that if such First Lien Collateral Agent is not Bank of America, N.A., such First Lien Collateral Agent shall have become a party to the Intercreditor Agreement, this Agreement and the other applicable First Lien Security Documents.
          “First Lien Documents” means the credit, guarantee and security documents governing the New First Lien Obligations, including, without limitation, the New First Lien Agreement and the First Lien Security Documents.
          “First Lien Security Documents” means the Security Documents (as defined in the New First Lien Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing New First Lien Obligations or under which rights or remedies with respect to such Liens are governed, in each case to the extent relating to Common Collateral.
          “New First Lien Agreement” shall have the meaning set forth in the recitals.
          “New First Lien Collateral” shall mean all of the assets of any Grantor, whether real, personal or mixed, with respect to which a Lien is granted or purported to be granted as security for any New First Lien Obligations pursuant to a First Lien Security Document.
          “New First Lien Obligations” shall mean all advances to, and debts, liabilities, obligations, covenants and duties of, any Grantor arising under the New First Lien Agreement and any other First Lien Documents, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Grantor or any Affiliate thereof of any proceeding under any bankruptcy or insolvency law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding, in each case, that have been designated as “Additional First Lien Obligations”

pursuant to and in accordance with Section 8.17 of the Security Agreement (as defined in the New First Lien Agreement).
          “New First Lien Secured Parties” means, at any relevant time, the holders of New First Lien Obligations at such time, including without limitation the New First Lien Trustee and the holders of notes issued pursuant to the New First Lien Agreement.
          “Second Lien Trustees” means the 2006 Second Lien Trustee, the 2009 Second Lien Trustee and any trustee that enters into a joinder to this Agreement pursuant to Section 3.12 hereof, and any successor trustee in accordance with the applicable Junior Lien Document.
          “2009 Second Lien Indenture” means the Indenture dated as of February 19, 2009, among the Company, the guarantors identified therein and the 2009 Second Lien Trustee, as amended, restated, supplemented, waived, referenced or otherwise modified from time to time.
           “2006 Second Lien Trustee” means The Bank of New York Mellon, as trustee under the Indenture, and any successor trustee in accordance with the Indenture.
           “2009 Second Lien Trustee” means The Bank of New York Mellon Trust Company, N.A., as trustee under the 2009 Second Lien Indenture, and any successor trustee in accordance with such indenture.
          1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified in accordance with this Agreement, (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof’ and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Sections shall be construed to refer to Sections of this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
          SECTION 2. INTERCREDITOR AGREEMENT.
          2.1. Subordination of Liens; Rights of New First Lien Secured Parties. The First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, the New First Lien Trustee, on behalf of itself and the New First Lien Secured Parties, and the Junior Lien Collateral Agent and the Second Lien Trustees, each on behalf of itself and the Junior Lien Secured Parties, hereby agree that notwithstanding (i) the date, time, manner or order of filing or recordation of any document or instrument or grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the Junior Lien Collateral Agent or the Junior Lien Secured Parties on the Common Collateral or of any Liens granted to the First Lien Collateral Agent or the New First Lien Secured Parties on the Common Collateral to secure the New First Lien Obligations, (ii) any provision of the UCC, the Bankruptcy Code, any applicable law, the Junior Lien Documents or the First Lien Documents, (iii) whether the First Lien Collateral Agent, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, (iv) the fact that any such Liens may be subordinated, voided, avoided, invalidated or lapsed or (v) any other circumstance of any kind or nature whatsoever: (a) any Lien on the Common Collateral securing any New First Lien Obligations now or hereafter held by or on behalf of the First Lien Collateral Agent or any New First Lien Secured Parties or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall have priority over and be senior in all respects and prior to any Lien on the Common Collateral securing any Junior Lien Obligations and (b) any Lien on the Common Collateral securing any Junior Lien Obligations now or hereafter held by or on behalf of the Junior Lien Collateral Agent or any Junior Lien Secured Party or any agent or trustee therefor regardless of how acquired, whether by grant, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any New First Lien Obligations, in each case, to the same extent as the Liens on the Common Collateral securing the Junior Lien Obligations are subordinate and junior to the Liens securing the First Lien Obligations pursuant to the terms of the Intercreditor Agreement as in effect on the date hereof. Prior to the Discharge of New First Lien Obligations, (x) the New First Lien Secured Parties shall have all rights and benefits under this Agreement as are provided to the “First Lien Secured Parties” pursuant to the Intercreditor Agreement with respect to the Common Collateral prior to the Discharge of First Lien Obligations under the Intercreditor Agreement, (y) the Junior Lien Collateral Agent and the Junior Lien Secured Parties shall have all obligations with respect to the Common Collateral for the benefit of the New First Lien Secured Parties as are required pursuant to the Intercreditor Agreement for the benefit of the First Lien Secured Parties, and the provisions of the Intercreditor Agreement are incorporated herein mutatis mutandis (it being understood that, prior to the Discharge of First Lien Obligations, in the event of any conflict between this Agreement and the Intercreditor Agreement, the Junior Lien Collateral Obligations and the Junior Lien Secured Parties shall comply with the provisions of the Intercreditor Agreement). For the avoidance of doubt, in incorporating the provisions of the Intercreditor Agreement herein mutatis mutandis, (A) references in the Intercreditor Agreement to “First Priority Liens,” when incorporated herein, shall be deemed to include Liens securing New First Lien Obligations, (B) references in the Intercreditor Agreement to the “Credit Agreement” in the definitions of “ABL Controlled Accounts,” “Indebtedness,” “Junior Lien Obligations,” “Notes” and “Subsidiary” and in Sections 5.1(a), 5.1(c), 5.5(g), 5.7, 7.3(b), 8.3 and 8.19 of the Intercreditor Agreement, when incorporated herein, shall become references to the New First Lien Agreement, (C) references in the Intercreditor Agreement to the “Indenture” in paragraphs A and B of the recitals, the definitions of “ABL Controlled Accounts,” “Indebtedness,” “Indenture Documents,” “Indenture Obligations,” “Indenture Secured Parties,” “Indenture Security Documents,” “Junior Lien Collateral Agent,” “Junior Lien Obligations,” “Officer’s Certificate” and “Subsidiary” and in Sections 5.1(a), 7.3(b), 8.3, 8.18(b) and 8.19, when incorporated herein, shall become references to both the Indenture and the 2009 Second Lien Indenture, (D) the definition of “Indenture” in the Intercreditor Agreement, when incorporated herein, shall instead read, “Indenture’ shall mean the New First Lien Agreement” and (E) the definition of “Notes” in the Intercreditor Agreement, when incorporated herein, shall refer both to the Notes described in such definition and the Notes under and as defined in the 2009 Second Lien Indenture, including the exchange notes issued in exchange therefor as contemplated by the Registration Rights Agreement (as defined in the 2009 Second Lien Indenture) and any additional notes issued under the 2009 Second Lien Indenture by the Company, to the extent permitted by the 2009 Second Lien Indenture and the New First Lien Agreement.
          SECTION 3. Miscellaneous.
          3.1. Amendments: Waivers. No amendment, modification or waiver of any of the provisions of this Agreement by the Junior Lien Collateral Agent, the New First Lien Trustee, the First Lien Collateral Agent or the Second Lien Trustees shall be deemed to be made unless the same shall be in writing signed by or on behalf of the First Lien Collateral Agent, the New First Lien Trustee, the Junior Lien Collateral Agent and the Second Lien Trustees or their respective authorized agents, and consented to in writing by the Company, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Any Junior Lien Secured Party that executes a supplement or joinder to the Intercreditor Agreement shall execute a supplement hereto agreeing to be bound by the terms of this Agreement.
          3.2. Consent to Jurisdiction: Waivers. The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 3.3 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.
          3.3. Notices. All notices to the First Lien Collateral Agent or the Junior Lien Collateral Agent permitted or required under this Agreement may be sent to the First Lien Collateral Agent or the Junior Lien Collateral Agent, respectively, as provided in the Intercreditor Agreement. All notices to the New First Lien Trustee permitted or required under this Agreement may be sent to the New First Lien Trustee as provided in the New First Lien Agreement. All notices to any Second Lien Trustee permitted or required under this Agreement may be sent to such Second Lien Trustee as provided in the applicable indenture or other Junior Lien Document. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be asset forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
          3.4. Further Assurances. The Junior Lien Collateral Agent and the Second Lien Trustees, each on behalf of itself and each Junior Lien Secured Party, and the First Lien Collateral Agent, on behalf of itself and each New First Lien Secured Party, agree that each of them shall take such further action and shall execute and deliver to the First Lien Collateral Agent, the New First Lien Trustee and the New First Lien Secured Parties such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent, the New First Lien Trustee or the New First Lien Secured Parties may reasonably request to effectuate the terms of and the lien priorities contemplated by this Agreement.
          3.5. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.
          3.6. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
          3.7. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or “pdf” file thereof, each of which shall be an original and all of which shall together constitute one and the same document.
          3.8. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the Person executing this Agreement on behalf of such party is duly authorized to execute this Agreement. The New First Lien Trustee represents and warrants that this Agreement is binding upon the New First Lien Secured Parties. The Junior Lien Collateral Agent, the Second Lien Trustees and each Junior Lien Representative represent and warrant that this Agreement is binding upon the Junior Lien Secured Parties.
          3.9. No Third Party Beneficiaries; Successors and Assigns. This Agreement and the rights and benefits hereof shall inure to the benefit of, and be binding upon, each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of, and be binding upon, the First Lien Collateral Agent, the New First Lien Secured Parties, the New First Lien Trustee, the Junior Lien Secured Parties, the Second Lien Trustees, the Junior Lien Representatives, the Junior Lien Collateral Agent, the Company, the Company’s Subsidiaries consenting hereto and their respective permitted successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder.
          3.10. Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency or Liquidation Proceeding. All references to the Company or any other Grantor shall include the Company or any other Grantor as debtor and debtor-inpossession and any receiver or trustee for the Company or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.

          3.11. Other Provisions Applicable to Agents and Trustees. It is understood and agreed that (a) Bank of America is entering into this Agreement in its capacity as First Lien Collateral Agent, and the provisions of Section 11.02 of the New First Lien Agreement applicable to the collateral agent thereunder shall also apply to the First Lien Collateral Agent hereunder, (b) The Bank of New York Mellon is entering into this Agreement in its capacity as Junior Lien Collateral Agent and 2006 Second Lien Trustee and the provisions of Article 7of the Indenture applicable to the trustee and Section 11.02 of the Indenture applicable to the collateral agent thereunder shall also apply to the Junior Lien Collateral Agent and the 2006 Second Lien Trustee hereunder, (c) The Bank of New York Mellon Trust Company, N.A. is entering into this Agreement in its capacity as 2009 Second Lien Trustee and (d) Law Debenture Trust Company of New York has acknowledged and accepted the terms of this Agreement in its capacity as New First Lien Trustee through its execution of an Additional First Lien Secured Party Consent in the form attached as an exhibit to the Security Agreement (as defined in the New First Lien Agreement), and the provisions of Article 7 of the New First Lien Agreement applicable to the trustee thereunder shall also apply to the New First Lien Trustee hereunder.
          3.12. Joinders to this Agreement. If, after the date hereof, the Company shall designate any additional Junior Lien Obligations as Additional Secured Obligations pursuant to Section 8.17 of the Security Agreement, dated as of November 17, 2006, among the Company, the subsidiary grantors named therein and the Junior Lien Collateral Agent, and Section 27 of the Pledge Agreement, dated as of November 17, 2006, among the Company, the subsidiary pledgors named therein and the Junior Lien Collateral Agent, the Company shall cause the applicable Second Lien Trustee or other authorized representative of such Junior Lien Obligations that signs the Additional Secured Party Consents pursuant to such Security Agreement and Pledge Agreement to enter into a joinder to this Agreement substantially in the form of Annex A hereto.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as First Lien Collateral Agent
By:	/s/ David H. Strickert
	Name:	David H. Strickert
	Title:	Senior Vice President

Signature Page to Additional General Intercreditor Agreement

THE BANK OF NEW YORK MELLON, as Junior Lien Collateral Agent and as 2006 Second Lien Trustee
By:	/s/ MARY MISELIS
	Name:	MARY MISELIS
	Title:	VICE PRESIDENT

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as 2009 Second Lien Trustee
By:
Name:
Title:

Signature Page to Additional General Intercreditor Agreement

THE BANK OF NEW YORK MELLON, as Junior Lien Collateral Agent and as 2006 Second Lien Trustee
By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as 2009 Second Lien Trustee
By:	/s/ LEE ANN WILLIS
Name: LEE ANN WILLIS
	Title:	Senior Associate

Signature Page to Additional General Intercreditor Agreement

ANNEX A TO THE
ADDITIONAL GENERAL INTERCREDITOR AGREEMENT
[Form of]
JOINDER TO ADDITIONAL GENERAL INTERCREDITOR AGREEMENT

The Bank of New York Mellon,
as Junior Lien Collateral Agent
900 Ashwood Parkway, Suite 425
Atlanta, GA 30338

[Name of Additional Second Lien Trustee]
[Address of Additional Second Lien Trustee]

[Date]
Bank of America, N.A.,
     as First Lien Collateral Agent
[Address]
Ladies and Gentlemen:
          The undersigned are the Junior Lien Collateral Agreement and the Second Lien Trustee in respect of the Junior Lien Obligations under the [Insert new indenture or other Junior Lien Document under which the additional Second Lien Trustee and the Junior Lien Collateral Agent are acting], dated as of [          ] (the “New Second Lien Indenture”), among the Company, the guarantors party thereto and [Insert name of Second Lien Trustee], as trustee (the “New Second Lien Trustee”). Terms used without definition herein have the meanings assigned to such term by the Additional General Intercreditor Agreement, dated as of March 10, 2010 (the “Additional General Intercreditor Agreement”), among Bank of America, N.A., as First Lien Collateral Agent, The Bank of New York Mellon, as Junior Lien Collateral Agent and 2006 Second Lien Trustee, and The Bank of New York Mellon Trust Company, N.A., as 2009 Second Lien Indenture Trustee.
          The undersigned and the First Lien Collateral Agent hereby agree for the benefit of the New First Lien Secured Parties as follows:
          1. Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Additional General Intercreditor Agreement and all other documents it deems fit to enter into this joinder to the Additional General Intercreditor Agreement (the “Joinder Agreement”), and acknowledges and agrees to (i) join and become a party to the Additional General Intercreditor Agreement with respect to the Junior Lien Obligations under the New Second Lien Indenture as indicated by its signature below; (ii) be bound by all covenants, agreements, representations, warranties and acknowledgments attributable to a Second Lien

Trustee, the Junior Lien Collateral Agent or a Junior Lien Secured Party, as the case may be, in the Additional General Intercreditor Agreement as if made by, and with respect to, each signatory hereto; and (iii) perform all obligations and duties required of a Second Lien Trustee, the Junior Lien Collateral Agent or a Junior Lien Secured Party, as the case may be, pursuant to the Additional General Intercreditor Agreement.
          2. Acknowledgment. Each of the undersigned acknowledges that, notwithstanding anything to the contrary in any Junior Lien Document, (i) the liens and security interests granted to the Junior Lien Collateral Agent pursuant to the Security Agreement, dated as of November 17, 2006 (the “Security Agreement”), among the Company, the subsidiary grantors named therein and the Junior Lien Collateral Agent, the Pledge Agreement, dated as of November 17, 2006 (the “Pledge Agreement”), among the Company, the subsidiary pledgors named therein and the Junior Lien Collateral Agent, and any other Junior Lien Security Documents are expressly subject and subordinate to the liens and security interests granted to the First Lien Collateral Agent for the benefit of the New First Lien Secured Parties pursuant to the Additional General Intercreditor Agreement and (ii) the exercise of any right or remedy by the Junior Lien Collateral Agent under the Security Agreement, the Pledge Agreement or any other Junior Lien Security Document is subject to the limitations and provisions of the Additional General Intercreditor Agreement. Notwithstanding anything in the Security Agreement, the Pledge Agreement or any other Junior Lien Security Document to the contrary, prior to the Discharge of New First Lien Obligations, the requirements under the Security Agreement, the Pledge Agreement and any other Junior Lien Security Document to deliver Collateral (as defined under each such document) shall be deemed satisfied by delivery of such Collateral to the First Lien Collateral Agent.
          3. Authorization. By its signature, each party hereto represents and warrants to the other parties hereto that the Person executing this Joinder Agreement on behalf of such party is duly authorized to execute this Joinder Agreement. The New Second Lien Trustee represents and warrants that it has been authorized by the Junior Lien Secured Parties in respect of the New Second Lien Indenture to execute this Joinder Agreement on their behalf.
          4. Governing Law. This Agreement has been delivered and accepted at and shall be deemed to have been made at New York, New York and shall be interpreted, and the rights and liabilities of the parties bound hereby determined, in accordance with the laws of the State of New York.
          5. Section Titles. The section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Agreement.
          6. Counterparts. This Agreement may be executed in one or more counterparts, including by means of facsimile or “pdf” file thereof, each of which shall be an original and all of which shall together constitute one and the same document.
          7. Amendments. No amendment or waiver of any provision of this Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

Very truly yours, [NAME OF NEW SECOND LIEN TRUSTEE]
By:
Name:
Title:

THE BANK OF NEW YORK MELLON, as Junior Lien Collateral Agent
By:
Name:
Title:

Acknowledged and Agreed: BANK OF AMERICA, N.A., as First Lien Collateral Agent
By:
Name:
Title:

Consented to by: HCA Inc., a Delaware corporation
By:
Name:
Title:

The Grantors listed on Schedule I to the Security Agreement, each as Grantor
By:
Name:
Title:

CONSENT OF COMPANY AND GRANTORS
Dated: March 10, 2010
          Reference is made to the Additional General Intercreditor Agreement dated as of the date hereof, among Bank of America, N.A., as First Lien Collateral Agent, The Bank of New York Mellon, as Junior Lien Collateral Agent and 2006 Second Lien Trustee (as defined therein), and The Bank of New York Mellon Trust Company, N.A., as 2009 Second Lien Trustee (as defined therein), as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
          Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, neither the First Lien Collateral Agent, the New First Lien Trustee, any New First Lien Secured Party nor any Junior Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement, the First Lien Documents or the Junior Lien Documents. Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the New First Lien Secured Parties and the Junior Lien Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.
          Without limitation to the foregoing, each Grantor agrees to take such further action and to execute and deliver such additional documents and instruments (in recordable form, if requested) as the First Lien Collateral Agent, the New First Lien Trustee or the Junior Lien Collateral Agent (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.
          This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the New First Lien Agreement.

          IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

HCA INC.
By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President - Finance and Treasurer

Additional General lntercreditor Agreement

Each of the GUARANTORS listed on Schedule I hereto
By:	/s/ R. Milton Johnson
R. Milto Johnson
Senior Vice President

Additional General lntercreditor Agreement

Exhibit 4.7
ADDITIONAL RECEIVABLES INTERCREDITOR AGREEMENT
by and between
BANK OF AMERICA, N.A.,
as ABL Collateral Agent,
and
BANK OF AMERICA, N.A.,
as New First Lien Collateral Agent
Dated as of March 10, 2010

		Page No.
	ARTICLE 1
	DEFINITIONS

Section 1.1	Definitions	2
Section 1.2	Rules of Construction	10

	ARTICLE 2
	LIEN PRIORITY

Section 2.1	Priority of Liens	11
Section 2.2	Waiver of Right to Contest Liens	12
Section 2.3	Remedies Standstill	12
Section 2.4	Exercise of Rights	14
Section 2.5	No New Liens	15
Section 2.6	Waiver of Marshaling	16

	ARTICLE 3
	ACTIONS OF THE PARTIES

Section 3.1	Certain Actions Permitted	16
Section 3.2	Agent for Perfection	16
Section 3.3	Inspection and Access Rights	17
Section 3.4	Insurance	17
Section 3.5	Exercise of Remedies—Set-off and Tracing of and Priorities in Proceeds	17

	ARTICLE 4
	APPLICATION OF PROCEEDS

Section 4.1	Application of Proceeds	18
Section 4.2	Specific Performance	20

	ARTICLE 5
	INTERCREDITOR ACKNOWLEDGMENTS AND WAIVERS

Section 5.1	Notice of Acceptance and Other Waivers	20
Section 5.2	Modifications to ABL Documents and New First Lien Documents	21
Section 5.3	Reinstatement and Continuation of Agreement	22

	ARTICLE 6
	INSOLVENCY PROCEEDINGS

Section 6.1	DIP Financing	23

-i-

-ii-

ADDITIONAL RECEIVABLES INTERCREDITOR AGREEMENT
     THIS ADDITIONAL RECEIVABLES INTERCREDITOR AGREEMENT (as amended, supplemented, restated or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of March 10, 2010 between BANK OF AMERICA, N.A. (“Bank of America”), in its capacity as collateral agent for the ABL Obligations (as defined below), and Bank of America, in its capacity as collateral agent for the New First Lien Obligations (as defined below).
RECITALS
     A. HCA INC., a Delaware corporation (the “Company”), is party to the Credit Agreement dated as of November 17, 2006, as amended and restated as of June 20, 2007 and as amended as of March 2, 2009 (as may be further amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time (including without limitation to add new loans thereunder or increase the amount of loans thereunder), the “ABL Credit Agreement”), among the Company, the several Subsidiary Borrowers party thereto, the Lenders party thereto from time to time, BANK OF AMERICA, N.A., as Administrative Agent, Swingline Lender and Letter of Credit Issuer, JPMORGAN CHASE BANK, N.A. and CITIGROUP GLOBAL MARKETS INC., as Co-Syndication Agents, BANC OF AMERICA SECURITIES LLC, J.P. MORGAN SECURITIES INC., CITIGROUP GLOBAL MARKETS INC. and MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, as Joint Lead Arrangers and Bookrunners, DEUTSCHE BANK SECURITIES INC. and WACHOVIA CAPITAL MARKETS LLC, as Joint Bookrunners, and MERRILL LYNCH CAPITAL CORPORATION, as Documentation Agent. The ABL Credit Agreement is designated by the Company to be included in the definition of “ABL Facility” under the New First Lien Agreement (as defined below) and the Obligations thereunder constitute ABL Obligations within the meaning of the New First Lien Agreement.
     B. The Company is party to the Indenture dated as of March 10, 2010 (as may be amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time, the “New First Lien Agreement”), among the Company, the Guarantors identified therein, Law Debenture Trust Company of New York, as trustee (the “New First Lien Trustee”), and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.
     C. Bank of America, N.A., as ABL collateral agent, Bank of America, as collateral agent for the holders of Obligations under the CF Credit Agreement, and The Bank of New York, as collateral agent for the holders of notes issued under the Second Lien Notes Indentures, are party to that certain Receivables Intercreditor Agreement (the “Original Receivables Intercreditor Agreement”) dated as of November 17, 2006, which sets forth and governs the relative rights, privileges and obligations with respect to the Common Collateral as between the ABL Collateral Agent, on the one hand, and the Subordinated Lien Collateral Agent and Subordinated Lien Secured Parties (each as defined therein), on the other hand.
     D. Bank of America, N.A., as collateral agent for the lenders and other secured parties under the CF Credit Agreement, and The Bank of New York Mellon, as collateral agent for the noteholders and other secured parties pursuant to the Second Lien Notes Indentures, are party to that certain General Intercreditor Agreement (the “Original General Intercreditor Agreement”), dated as of November 17, 2006, which sets forth and governs the relative rights, privileges and obligations with respect to the collateral described therein (including, without limitation, the Shared Receivables Collateral) as between the First Lien Secured Parties (as defined therein), on the one hand, and the Junior Lien Secured Parties (as defined therein), on the other hand.
     E. Bank of America, N.A., as first lien collateral agent, The Bank of New York Mellon, as junior lien collateral agent and as trustee under the 2006 Indenture, and The Bank of New York Mellon Trust Company, N.A., as trustee under the 2009 Indenture, are party to that certain Additional General Intercreditor Agreement (the “Additional General Intercreditor Agreement”), dated as of March 10, 2010, which sets forth and governs the relative rights, privileges and obligations with respect to the collateral described therein (including without limitation, the Shared Receivables Collateral) as between the New First Lien Secured Parties (as defined therein), on the one hand, and the Junior Lien Secured Parties, on the other hand.
     F. Bank of America, N.A., as collateral agent for the holders of Obligations under the CF Credit Agreement, the New First Lien Agreement and the April 2009 Indenture (as defined below) and as authorized representative for the holders of Obligations under the CF Credit Agreement, and Law Debenture Trust Company of New York, as authorized representative for the holders of the Obligations under the April 2009 Indenture, are party to that certain First Lien Intercreditor Agreement (the “First Lien Intercreditor Agreement”), dated as of April 22, 2009, which sets forth and governs the relative rights, privileges and obligations with respect to the collateral described therein (including, without limitation, the Shared Receivables Collateral) as among the holders of Obligations under the CF Credit Agreement, the New First Lien Secured Parties and any series of Additional First Lien Secured Parties (as defined therein) and to which the New First Lien Secured Parties have joined by virtue of the Additional First Lien Secured Party Consent, dated as of March 10, 2010.
     Accordingly, in consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE 1
DEFINITIONS
     Section 1.1 Definitions. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the ABL Credit Agreement and the New First Lien Agreement, in each case as in effect on March 10, 2010. In addition, as used in this Agreement, the following terms shall have the meanings set forth below:
     “ABL Collateral Agent” shall mean Bank of America, in its capacity as collateral agent for the lenders and other secured parties under the ABL Credit Agreement and the other ABL Documents entered into pursuant to the ABL Credit Agreement, together with its successors and permitted assigns under the ABL Credit Agreement exercising substantially the same rights and powers; and in each case provided that if such ABL Collateral Agent is not Bank of America, such ABL Collateral Agent shall have become a party to this Agreement and the other applicable ABL Security Documents.
     “ABL Controlled Accounts” shall mean, collectively, with respect to each Grantor, (i) all Deposit Accounts and all Securities Accounts and all accounts and sub-accounts relating to any of the foregoing accounts and (ii) all cash, funds, checks, notes, “securities entitlements” (as such terms are defined in the UCC) and instruments from time to time on deposit in any of the accounts or sub-accounts described in clause (i) of this definition, in each case, which are subject to a control agreement in favor of the ABL Collateral Agent.
     “ABL Documents” means the credit, guarantee and security documents governing the ABL Obligations, including, without limitation, the ABL Credit Agreement and the ABL Security Documents and Secured Cash Management Agreements (as defined in the ABL Credit Agreement as in effect on the date hereof) and Secured Hedge Agreements (as defined in the ABL Credit Agreement as in effect on the date hereof).
     “ABL Entity” shall mean a direct Subsidiary of a 1993 Indenture Restricted Subsidiary, substantially all of the business of which consists of financing of accounts receivable and related assets.
     “ABL Obligations” shall mean all “Obligations” as defined in the ABL Credit Agreement. For the avoidance of doubt, Obligations with respect to the New First Lien Agreement and the other New First Lien Documents shall not constitute ABL Obligations.
     “ABL Recovery” shall have the meaning set forth in Section 5.3.
     “ABL Secured Parties” means “Secured Parties” as defined in the ABL Credit Agreement.
     “ABL Security Agreement” means the Security Agreement (as defined in the ABL Credit Agreement).
     “ABL Security Documents” means the ABL Security Agreement and the other Security Documents (as defined in the ABL Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing ABL Obligations or under which rights or remedies with respect to such Liens are governed.
     “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.
     “Agreement” shall have the meaning assigned to that term in the introduction to this Agreement.

     “April 2009 Indenture” shall mean that certain Indenture, dated as of April 22, 2009, among the Company, the guarantors named on Schedule I thereto, Law Debenture Trust Company of New York, as trustee, and Deutsche Bank Trust Company Americas, as paying agent, registrar and transfer agent.
     “Bank of America” shall have the meaning assigned to that term in the introduction to this Agreement.
     “Bankruptcy Code” shall mean Title 11 of the United States Code.
     “Capital Stock” shall mean, as to any Person that is a corporation, the authorized shares of such Person’s capital stock, including all classes of common, preferred, voting and nonvoting capital stock, and, as to any Person that is not a corporation or an individual, the membership or other ownership interests in such Person, including the right to share in profits and losses, the right to receive distributions of cash and other property, and the right to receive allocations of items of income, gain, loss, deduction and credit and similar items from such Person, whether or not such interests include voting or similar rights entitling the holder thereof to exercise Control over such Person, collectively with, in any such case, all warrants, options and other rights to purchase or otherwise acquire, and all other instruments convertible into or exchangeable for, any of the foregoing.
     “CF Credit Agreement” shall mean that certain credit agreement dated as of November 17, 2006 among the Company, HCA UK Capital Limited, a limited liability company (company no. 04779021) formed under the laws of England and Wales, as the European Subsidiary Borrower thereunder, the Lenders party thereto from time to time, Bank of America, N.A., as administrative agent, swingline lender and letter of credit issuer, JPMorgan Chase Bank, N.A. and Citigroup Global Markets Inc., as co-syndication agents, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as joint lead arrangers and bookrunners, Deutsche Bank Securities Inc. and Wachovia Capital Markets LLC, as joint bookrunners, and Merrill Lynch Capital Corporation, as documentation agent, as amended as of February 16, 2007 and as further amended as of March 2, 2009 and as of June 18, 2009 and as further amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time.
     “Collateral Agent(s)” means individually the ABL Collateral Agent or the New First Lien Collateral Agent and collectively means the ABL Collateral Agent and the New First Lien Collateral Agent.
     “Common Collateral” means Receivables Collateral other than Separate Receivables Collateral.
     “Comparable New First Lien Security Document” shall mean, in relation to any Common Collateral subject to any Lien created under any ABL Document, those New First Lien Security Documents that create a Lien on the same Common Collateral (but only to the extent relating to such Common Collateral), granted by the same Grantor.

     “Control” shall mean the possession, directly or indirectly, of the power (a) to vote 50% or more of the securities having ordinary voting power for the election of directors (or any similar governing body) of a Person, or (b) to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.
     “Credit Documents” shall mean the ABL Documents and the New First Lien Documents.
     “Deposit Account” shall have the meaning set forth in the UCC.
     “Designated Non-Receivables Accounts” means Deposit Accounts containing exclusively cash consisting of proceeds from the sale of Non-Receivables Collateral.
     “DIP Financing” shall have the meaning set forth in Section 6.1(a).
     “Discharge of ABL Obligations” shall mean, except to the extent otherwise provided in Section 5.3, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of all ABL Obligations and, with respect to letters of credit or letter of credit guaranties outstanding under the ABL Documents, delivery of cash collateral or backstop letters of credit in respect thereof in a manner consistent with the ABL Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder, and the termination of all commitments of ABL Secured Parties under ABL Documents; provided that the Discharge of ABL Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other ABL Obligations that constitute an exchange or replacement for or a Refinancing of such ABL Obligations (unless in connection with such exchange, replacement or Refinancing all the ABL Obligations are repaid in full in cash (and the other conditions set forth in this definition prior to the proviso are satisfied) with the proceeds of a Permitted Receivables Financing (as defined in the ABL Credit Agreement), in which case a Discharge of ABL Obligations shall be deemed to have occurred). In the event the ABL Obligations are modified and the ABL Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the ABL Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.
     “Disposition” has the meaning set forth in Section 2.4(b).
     “Enforcement Notice” shall mean a written notice delivered by the New First Lien Collateral Agent to the ABL Collateral Agent announcing the commencement of an Exercise of Secured Creditor Remedies.
     “Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean, except as otherwise provided in the final sentence of this definition:
     (a) the taking by any Secured Party of any action to enforce or realize upon any Lien on Common Collateral, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;
     (b) the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien on Common Collateral under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Common Collateral in satisfaction of a Lien;
     (c) the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Common Collateral or the Proceeds thereof;
     (d) the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Common Collateral;
     (e) the sale, lease, license, or other disposition of all or any portion of the Common Collateral by private or public sale conducted by a Secured Party or any other means at the direction of a Secured Party permissible under applicable law; or
     (f) the exercise of any other right of a secured creditor under Part 6 of Article 9 of the Uniform Commercial Code in respect of Common Collateral.
For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Secured Creditor Remedies: (i) the filing a proof of claim in bankruptcy court or seeking adequate protection, (ii) the exercise of rights by the ABL Collateral Agent upon the occurrence of a Cash Dominion Event (as defined in the ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of Receivables Collateral to the ABL Collateral Agent (unless and until the Lenders under the ABL Credit Agreement cease to extend credit to the Borrowers thereunder, in which event an Exercise of Secured Creditor Remedies shall be deemed to have occurred), (iii) the consent by a Secured Party to a sale or other disposition by any Grantor of any of its assets or properties, (iv) the acceleration of all or a portion of the ABL Obligations or any New First Lien Obligations, (v) the reduction of the borrowing base, advance rates or sub-limits by the Administrative Agent under the ABL Credit Agreement, the ABL Collateral Agent and the Lenders under the ABL Credit Agreement, (vi) the imposition of reserves by the ABL Collateral Agent, (vii) an account ceasing to be an “eligible account” under the ABL Credit Agreement or (viii) any action taken by any ABL Secured Party in respect of Separate Receivables Collateral. For the avoidance of doubt, the actions permitted by Sections 2.3(b), 2.4(a) and 3.1 shall not be deemed to be an Exercise of Secured Creditor Remedies.
     “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Grantors” shall mean the Company and each Subsidiary that has executed and delivered an ABL Security Document or a New First Lien Security Document.

     “Indebtedness” shall have the meaning provided in the ABL Credit Agreement and the New First Lien Agreement as in effect on the date hereof.
     “ Insolvency Proceeding” shall mean:
     (1) any case commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshaling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;
     (2) any liquidation, dissolution, marshaling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
     (3) any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
     “Lien” shall mean any mortgage, pledge, security interest, hypothecation, assignment, lien (statutory or other) or similar encumbrance (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).
     “Lien Priority” shall mean with respect to any Lien of the ABL Collateral Agent, the ABL Secured Parties, the New First Lien Collateral Agent or the New First Lien Secured Parties on the Common Collateral, the order of priority of such Lien as specified in Section 2.1.
     “New First Lien Agreement” shall have the meaning set forth in the recitals.
     “New First Lien Collateral Agent” shall mean (i) so long as obligations are outstanding under the New First Lien Agreement, Bank of America, N.A., in its capacity as collateral agent for the noteholders and other secured parties under the New First Lien Agreement and the other security documents thereunder, and (ii) at any time thereafter, such agent or trustee as is designated “New First Lien Collateral Agent” by the New First Lien Secured Parties holding a majority in principal amount of the New First Lien Obligations then outstanding or pursuant to such other arrangements as agreed to among the holders of the New First Lien Obligations; it being understood that as of the date of this Agreement, Bank of America, N.A. shall be such New First Lien Collateral Agent.
     “New First Lien Documents” means the indenture, credit documents and security documents governing the New First Lien Obligations, including, without limitation, the New First Lien Agreement and the New First Lien Security Documents.
     “New First Lien Enforcement Date” means the date which is 180 days after the occurrence of both (i) a continuing Event of Default (under and as defined in the New First Lien

Agreement) and (ii) the ABL Collateral Agent’s receipt of an Enforcement Notice from the New First Lien Collateral Agent; provided that the New First Lien Enforcement Date shall be stayed and shall not occur (or be deemed to have occurred) (A) at any time the ABL Collateral Agent or the ABL Secured Parties have commenced and are diligently pursuing enforcement action against the Common Collateral, (B) at any time that any Grantor is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding, or (C) if the Event of Default under the New First Lien Agreement is waived or cured in accordance with the terms of the New First Lien Agreement.
     “New First Lien Obligations” shall mean Obligations under the New First Lien Documents and Obligations with respect to other Indebtedness permitted to be incurred under the New First Lien Documents and the ABL Credit Agreement which is by its terms intended to be secured equally and ratably with the Obligations under the New First Lien Documents or on a basis junior to the Liens securing the New First Lien Obligations (provided such Lien is permitted to be incurred under the New First Lien Documents and the ABL Credit Agreement); provided that the holders of such Indebtedness or their New First Lien Representative is a party to the New First Lien Security Documents in accordance with the terms thereof and has appointed the New First Lien Collateral Agent as collateral agent for such holders of New First Lien Obligations with respect to all or a portion of the Common Collateral.
     “New First Lien Representative” shall mean any duly authorized representative of any holders of New First Lien Obligations, which representative is a party to the New First Lien Documents.
     “New First Lien Secured Parties” shall mean (i) so long as the New First Lien Obligations are outstanding, the New First Lien Trustee and the holders of the New First Lien Obligations (including any New First Lien Obligations subsequently issued under and in compliance with the New First Lien Agreement), (ii) the New First Lien Collateral Agent, (iii) the holders from time to time of any other New First Lien Obligations and (iv) each New First Lien Representative.
     “New First Lien Security Documents” shall mean (a) so long as the New First Lien Obligations are outstanding, the Security Documents (as defined in the New First Lien Agreement) and (b) thereafter, any agreement, document or instrument pursuant to which a Lien is granted or purported to be granted securing New First Lien Obligations or under which rights or remedies with respect to such Liens are governed, which in each case may include intercreditor and/or subordination agreements or arrangements among various New First Lien Secured Parties.
     “1993 Indenture” shall mean the Indenture dated as of December 16, 1993 between the Company and First National Bank of Chicago, as trustee, as amended, and as may be further amended, supplemented or modified from time to time.
     “1993 Indenture Restricted Subsidiary” shall mean any Subsidiary that on the date hereof constitutes a Restricted Subsidiary under (and as defined in) the 1993 Indenture, as in effect on the date hereof.

     “Non-Receivables Collateral” shall mean all “Collateral” as defined in any New First Lien Security Document, but excluding all Receivables Collateral.
     “Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.
     “Party” shall mean the ABL Collateral Agent or the New First Lien Collateral Agent, and “Parties” shall mean collectively the ABL Collateral Agent and the New First Lien Collateral Agent.
     “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.
     “Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Common Collateral, and (b) whatever is recoverable or recovered when any Common Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.
     “Receivables Collateral” means Collateral as defined in the ABL Security Agreement as in effect on the date hereof. Without expanding the foregoing, for the avoidance of doubt, neither European Collateral (as defined in the CF Credit Agreement) (whether in the form of accounts receivable or otherwise), Principal Properties (as defined in the New First Lien Agreement), any capital stock (or capital stock equivalents) pledged pursuant to any New First Lien Security Documents, Designated Non-Receivables Accounts nor Mortgaged Properties (as defined in the CF Credit Agreement) shall constitute Receivables Collateral.
     “Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness, including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated. “Refinanced” and “Refinancing” have correlative meanings.
     “Second Lien Notes Indentures” means the 2006 Indenture and the 2009 Indenture.
     “Secured Parties” shall mean the ABL Secured Parties and the New First Lien Secured Parties.
     “Securities Account” has the meaning set forth in the UCC.

     “Separate Receivables Collateral” means Receivables Collateral owned or held by an ABL Entity and Proceeds (as defined in the ABL Security Agreement) thereof.
     “Shared Receivables Collateral” means Common Collateral.
     “Subsidiary” shall mean with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity (a) of which Capital Stock representing more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
     “2006 Indenture” means the Indenture, dated as of November 17, 2006, among the Company, the guarantors identified therein and The Bank of New York Mellon, as trustee, as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time.
     “2009 Indenture” means the Indenture, dated as of February 19, 2009, among the Company, the guarantors identified therein, The Bank of New York Trust Company, N.A., as trustee, and The Bank of New York Mellon, as collateral agent, as amended, restated, supplemented, waived, Refinanced or otherwise modified from time to time.
     “Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Party is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.
     Section 1.2 Rules of Construction. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting and shall be deemed to be followed by the phrase “without limitation,” and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, restatements, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation, or in such other manner as may be approved by the requisite holders or representatives in respect of such obligation.
ARTICLE 2
LIEN PRIORITY
Section 2.1 Priority of Liens.
          (a) Notwithstanding (i) the date, time, method, manner, or order of grant, attachment, or perfection of any Liens granted to the ABL Collateral Agent or the ABL Secured Parties in respect of all or any portion of the Common Collateral or of any Liens granted to any New First Lien Collateral Agent or any New First Lien Secured Parties in respect of all or any portion of the Common Collateral, and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Collateral Agent or any New First Lien Collateral Agent (or the ABL Secured Parties or any of the New First Lien Secured Parties) on any Common Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of any of the ABL Documents or any of the New First Lien Documents, or (iv) whether the ABL Collateral Agent or any New First Lien Collateral Agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Common Collateral, the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, and the New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, hereby agree that:
     (1) any Lien in respect of all or any portion of the Common Collateral now or hereafter held by or on behalf of the New First Lien Collateral Agent or the New First Lien Secured Parties that secures all or any portion of the New First Lien Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Collateral Agent and the ABL Secured Parties on the Common Collateral; and
     (2) any Lien in respect of all or any portion of the Common Collateral now or hereafter held by or on behalf of the ABL Collateral Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the New First Lien Collateral Agent or the New First Lien Secured Parties on the Common Collateral.
The New First Lien Collateral Agent, for and on behalf of itself and each New First Lien Secured Party, expressly agrees that any Lien purported to be granted on any Common Collateral as security for the ABL Obligations shall be deemed to be and shall be deemed to remain senior in all respects and prior to all Liens on the Common Collateral securing any New First Lien Obligations for all purposes regardless of whether the Lien purported to be granted is found to be improperly granted, improperly perfected, preferential, a fraudulent conveyance or legally or otherwise deficient in any manner.

          (b) The ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, acknowledges and agrees that, concurrently herewith, the New First Lien Collateral Agent, for the benefit of itself and the New First Lien Secured Parties, has been granted Liens upon all of the Common Collateral in which the ABL Collateral Agent has been granted Liens and the ABL Collateral Agent hereby consents thereto. The subordination of Liens by the New First Lien Collateral Agent in favor of the ABL Collateral Agent as set forth herein shall not be deemed to subordinate the respective Liens of the New First Lien Collateral Agent or the New First Lien Secured Parties to Liens securing any other Obligations other than the ABL Obligations (subject to the First Lien Intercreditor Agreement and the Additional General Intercreditor Agreement).
     Section 2.2 Waiver of Right to Contest Liens.
          (a) The New First Lien Collateral Agent, for and on behalf of itself and the New First Lien Secured Parties, agrees that it shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the Liens of the ABL Collateral Agent and the ABL Secured Parties in respect of Receivables Collateral or the provisions of this Agreement. Except to the extent expressly set forth in this Agreement, the New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, agrees that it will not take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the ABL Collateral Agent or any ABL Secured Party under the ABL Documents with respect to the Common Collateral. Except to the extent expressly set forth in this Agreement, the New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, hereby waives any and all rights it may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the ABL Collateral Agent or any ABL Secured Party seeks to enforce its Liens in any Common Collateral.
          (b) The ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability, or perfection of the respective Liens of the New First Lien Collateral Agent or the New First Lien Secured Parties in respect of the Common Collateral or the provisions of this Agreement.
     Section 2.3 Remedies Standstill.
          (a) The New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, agrees that, from the date hereof until the date upon which the Discharge of ABL Obligations shall have occurred, neither the New First Lien Collateral Agent nor any New First Lien Secured Party will Exercise Any Secured Creditor Remedies with respect to any Common Collateral without the written consent of the ABL Collateral Agent, and will not take, receive or accept any Proceeds of Common Collateral, it being understood and agreed that the temporary deposit of Proceeds of Common Collateral in a Deposit Account controlled by the New First Lien Collateral Agent shall not constitute a breach of this Agreement so long as such

Proceeds are promptly remitted to the ABL Collateral Agent; provided that, subject to Section 4.1(b) and the provisions of the First Lien Intercreditor Agreement, upon the occurrence of the New First Lien Enforcement Date, the New First Lien Collateral Agent acting on behalf of itself and the New First Lien Secured Parties may exercise such remedies without such prior written consent of the other Collateral Agent. Subject to the First Lien Intercreditor Agreement, from and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon the occurrence of the New First Lien Enforcement Date), the New First Lien Collateral Agent or any New First Lien Secured Party may Exercise Any Secured Creditor Remedies under the New First Lien Documents or applicable law as to any Common Collateral.
          (b) Notwithstanding the provisions of Section 2.3(a) or any other provision of this Agreement but subject to the First Lien Intercreditor Agreement, nothing contained herein shall be construed to prevent any Collateral Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or New First Lien Obligations owed to it in any Insolvency Proceeding commenced by or against any Grantor, (ii) taking any action (not adverse to the priority status of the Liens of the other Collateral Agent or other Secured Parties on the Common Collateral in which such other Collateral Agent or other Secured Parties has a priority Lien or the rights of the other Collateral Agent or any of the other Secured Parties to exercise remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Common Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Collateral Agent or Secured Party, (iv) filing any pleadings, objections, motions, or agreements which assert rights available to unsecured creditors of the Grantors arising under any Insolvency Proceeding or applicable non-bankruptcy law, (vi) voting on any plan of reorganization or file any proof of claim in any Insolvency Proceeding of any Grantor, or (vii) objecting to the proposed retention of collateral by any other Collateral Agent or any other Secured Party in full or partial satisfaction of any ABL Obligations or New First Lien Obligations due to such other Collateral Agent or Secured Party, in each case (i) through (vii) above to the extent not inconsistent with, or could not result in a resolution inconsistent with, the terms of this Agreement.
          (c) Subject to Section 2.3(b), (i) the New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, agrees that neither it nor any such New First Lien Secured Party will take any action that would hinder any exercise of remedies undertaken by the ABL Collateral Agent or the ABL Secured Parties with respect to the Receivables Collateral, including any sale, lease, exchange, transfer or other disposition of Receivables Collateral, whether by foreclosure or otherwise, and (ii) the New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, hereby waives any and all rights it or any such New First Lien Secured Party may have as a junior lien creditor or otherwise to object to the manner in which the ABL Collateral Agent or the ABL Secured Parties seek to enforce or collect the ABL Obligations or the Liens granted in any of the Receivables Collateral, regardless of whether any action or failure to act by or on behalf of the ABL Collateral Agent or ABL Secured Parties is adverse to the interests of the New First Lien Secured Parties.
          (d) The New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any New First Lien Document shall be deemed to restrict in any way the rights and remedies of the ABL Collateral Agent or the ABL Secured Parties with respect to the Receivables Collateral as set forth in this Agreement and the ABL Documents.
          (e) Subject to Section 2.3(b), the New First Lien Collateral Agent, for itself and on behalf of the New First Lien Secured Parties, agrees that, unless and until the Discharge of ABL Obligations has occurred, it will not commence, or join with any Person (other than the ABL Secured Parties and the ABL Collateral Agent upon the request thereof) in commencing, any enforcement, collection, execution, levy or foreclosure action or proceeding with respect to any Lien held by it in the Common Collateral.
          (f) Notwithstanding the foregoing, clauses (c), (d) and (e) of this Section 2.3 shall not apply from and after the occurrence of the New First Lien Enforcement Date, subject to the First Lien Intercreditor Agreement.
     Section 2.4 Exercise of Rights.
          (a) No Other Restrictions. Except as otherwise expressly set forth in Section 2.1(a), Section 2.2(a), Section 2.3, Section 3.5 and Article 6 of this Agreement and subject to the First Lien Intercreditor Agreement, the New First Lien Collateral Agent and each New First Lien Secured Party may exercise rights and remedies as an unsecured creditor against the Company or any Subsidiary that has guaranteed the New First Lien Obligations in accordance with the terms of the New First Lien Documents and applicable law. Nothing in this Agreement shall prohibit the receipt by the New First Lien Collateral Agent or any New First Lien Secured Party of the required payments of interest and principal so long as such receipt is not the direct or indirect result of the exercise by the New First Lien Collateral Agent or any New First Lien Secured Party of rights or remedies as a secured creditor in respect of Common Collateral or enforcement in contravention of this Agreement of any Lien in respect of New First Lien Obligations held by any of them or in any Insolvency Proceeding. In the event the New First Lien Collateral Agent or any New First Lien Secured Party becomes a judgment lien creditor or other secured creditor in respect of Common Collateral as a result of its enforcement of its rights as an unsecured creditor in respect of New First Lien Obligations or otherwise, such judgment or other lien shall be subordinated to the Liens securing ABL Obligations on the same basis as the other Liens securing the New First Lien Obligations are so subordinated to such Liens securing ABL Obligations under this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the ABL Collateral Agent or the ABL Secured Parties may have with respect to the Receivables Collateral. Furthermore, subject to Section 3.3 hereof, for the avoidance of doubt, nothing in this Agreement shall restrict any right any New First Lien Secured Party may have (secured or otherwise) in any property or asset of any Grantor that does not constitute Common Collateral.
          (b) Release of Liens. If at any time any Grantor or any ABL Secured Party delivers notice to the New First Lien Collateral Agent with respect to any specified Common Collateral that:

     (A) such specified Common Collateral is sold, transferred or otherwise disposed of (a “Disposition”) by the owner of such Common Collateral in a transaction permitted under the ABL Credit Agreement and the New First Lien Agreement; or
     (B) the ABL Secured Parties are releasing or have released their Liens on such Common Collateral in connection with a Disposition in connection with an Exercise of Secured Creditor Remedies with respect to such Common Collateral, then the Liens upon such Common Collateral securing New First Lien Obligations will automatically be released and discharged as and when, but only to the extent, such Liens on such Common Collateral securing ABL Obligations are released and discharged (provided that in the case of clause (B) of this Section 2.4(b), the Liens on any Common Collateral disposed of in connection with an Exercise of Secured Creditor Remedies shall be automatically released but any proceeds thereof not applied to repay ABL Obligations shall be subject to the respective Liens securing New First Lien Obligations and shall be applied pursuant to Section 4.1). Upon delivery to the New First Lien Collateral Agent of a notice from the ABL Collateral Agent stating that any such release of Liens securing or supporting the ABL Obligations has become effective (or shall become effective upon the New First Lien Collateral Agent’s receipt of such notice), the New First Lien Collateral Agent shall, at the Company’s expense, promptly execute and deliver such instruments, releases, termination statements or other documents confirming such release on customary terms, which instruments, releases and termination statements shall be substantially identical to the comparable instruments, releases and termination statements executed by the ABL Collateral Agent in connection with such release. The New First Lien Collateral Agent hereby appoints the ABL Collateral Agent and any officer or duly authorized person of the ABL Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the New First Lien Collateral Agent and in the name of the New First Lien Collateral Agent or in the ABL Collateral Agent’s own name, from time to time, in the ABL Collateral Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).
     Section 2.5 No New Liens. Until the date upon which the Discharge of ABL Obligations shall have occurred, the parties hereto agree that no New First Lien Secured Party shall acquire or hold any Lien on any accounts receivable of any Grantor, the proceeds thereof or any deposit or other accounts of any Grantor in which accounts receivable or proceeds thereof are held or deposited, in each case of the type that would constitute Receivables Collateral as described in the definition thereof (but for the avoidance of doubt, excluding any European Collateral (as defined in the CF Credit Agreement), whether in the form of accounts receivable or otherwise), securing any New First Lien Obligation, if such accounts and proceeds are not also subject to the Lien of the ABL Collateral Agent under the ABL Documents (and subject to the Lien Priorities contemplated herein). If any New First Lien Secured Party shall (nonetheless and in breach hereof) acquire or hold any Lien on any such accounts or proceeds securing any New First Lien Obligation, which accounts and proceeds are not also subject to the Lien of the ABL

Collateral Agent under the ABL Documents, subject to the Lien Priority set forth herein, then the New First Lien Collateral Agent (or the applicable New First Lien Secured Party) shall, without the need for any further consent of any other New First Lien Secured Party and notwithstanding anything to the contrary in any other New First Lien Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Collateral Agent as security for the ABL Obligations (subject to the Lien Priority and other terms hereof) and shall use its best efforts to promptly notify the ABL Collateral Agent in writing of the existence of such Lien.
     Section 2.6 Waiver of Marshaling. Until the Discharge of the ABL Obligations, the New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Common Collateral or any other similar rights a junior secured creditor may have under applicable law.
ARTICLE 3
ACTIONS OF THE PARTIES
     Section 3.1 Certain Actions Permitted. The New First Lien Collateral Agent and the ABL Collateral Agent may make such demands or file such claims in respect of the New First Lien Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Except as provided in Section 5.2, nothing in this Agreement shall prohibit the receipt by the New First Lien Collateral Agent or the New First Lien Secured Parties of the required payments of interest, principal and other amounts owed in respect of the New First Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the New First Lien Collateral Agent or the New First Lien Secured Parties of rights or remedies as a secured creditor (including set-off with respect to the Receivables Collateral) or enforcement in contravention of this Agreement of any Lien held by any of them.
     Section 3.2 Agent for Perfection. The New First Lien Collateral Agent appoints the ABL Collateral Agent, and the ABL Collateral Agent expressly accepts such appointment, to act as agent of the New First Lien Collateral Agent and the New First Lien Secured Parties under each control agreement with respect to all ABL Controlled Accounts for the purpose of perfecting the respective security interests granted under the New First Lien Security Documents. None of the ABL Collateral Agent, any ABL Secured Party, the New First Lien Collateral Agent or any New First Lien Secured Party, as applicable, shall have any obligation whatsoever to the others to assure that the Common Collateral is genuine or owned by the Company, any Grantor or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Collateral Agent under this Section 3.2 are and shall be limited solely to holding or maintaining control of the Common Collateral as agent for the New First Lien Secured Parties for purposes of perfecting the respective Liens held by the New First Lien Secured Parties. The ABL Collateral Agent is not and shall not be deemed to be a fiduciary of any kind for the New First Lien Collateral Agent or the New First Lien Secured Parties, or any other Person. The New First Lien Collateral Agent is not nor shall it be deemed to be a fiduciary of any kind for any other

Collateral Agent or Secured Party, or any other Person. Prior to the Discharge of ABL Obligations, in the event that the New First Lien Collateral Agent or any New First Lien Secured Party receives any Common Collateral or Proceeds of Common Collateral in violation of the terms of this Agreement, then the New First Lien Collateral Agent or such New First Lien Secured Party, as the case may be, shall promptly pay over such Proceeds or Common Collateral to the ABL Collateral Agent in the same form as received with any necessary endorsements, for application in accordance with the provisions of Section 4.1 of this Agreement.
     Section 3.3 Inspection and Access Rights. Without limiting any rights the ABL Collateral Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of any Receivables Collateral (or any other Exercise of Secured Creditor Remedies by the ABL Collateral Agent) and whether or not the New First Lien Collateral Agent or any New First Lien Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies of any New First Lien Secured Party, the ABL Collateral Agent shall have the right (a) during normal business hours on any business day, to access Receivables Collateral that is stored or located in or on Non-Receivables Collateral, and (b) shall have the right to reasonably use the Non-Receivables Collateral (including, without limitation, equipment, computers, software, intellectual property, real property and books and records) in order to inspect, copy or download information stored on, take actions to perfect its Lien on, or otherwise deal with the Receivables Collateral, in each case without notice to, the involvement of or interference by the New First Lien Collateral Agent or any New First Lien Secured Party and without liability to any New First Lien Secured Party; provided, however, if the New First Lien Collateral Agent takes actual possession of any Non-Receivables Collateral in contemplation of a sale of such Non-Receivables Collateral or is otherwise exercising a remedy with respect to Non-Receivables Collateral, the New First Lien Collateral Agent shall give the ABL Collateral Agent reasonable opportunity (of reasonable duration and with reasonable advance notice) prior to the New First Lien Collateral Agent’s sale of any such Non-Receivables Collateral to access Receivables Collateral as contemplated in (a) and (b) above. For the avoidance of doubt, this Section 3.3 governs the rights of access and inspection as between the ABL Secured Parties on the one hand and the New First Lien Secured Parties on the other (and not as between the Secured Parties and the Grantors, which rights are set forth in and governed by the applicable Credit Documents and are not affected by this Section 3.3).
     Section 3.4 Insurance. Proceeds of Common Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of insurance proceeds to the extent such insurance insures Receivables Collateral. Prior to the Discharge of ABL Obligations, the ABL Collateral Agent shall have the sole and exclusive right, as against the New First Lien Collateral Agent, to the extent permitted by the ABL Documents and subject to the rights of the Grantors thereunder, to adjust settlement of insurance claims to the extent such insurance insures Receivables Collateral in the event of any covered loss, theft or destruction of Receivables Collateral. Prior to the Discharge of ABL Obligations, all proceeds of such insurance with respect to Receivables Collateral shall be remitted for application in accordance with Section 4.1 hereof.
     Section 3.5 Exercise of Remedies—Set-off and Tracing of and Priorities in Proceeds. The New First Lien Collateral Agent, for itself and on behalf of the New First Lien

Secured Parties, acknowledges and agrees that, to the extent the New First Lien Collateral Agent or the New First Lien Secured Parties exercise their rights of set-off against any Grantor’s Deposit Accounts or Securities Accounts to the extent constituting or containing Receivables Collateral or proceeds thereof, the amount of such set-off shall be deemed to be Receivables Collateral to be held and distributed pursuant to Section 4.1. In addition, unless and until the Discharge of ABL Obligations occurs, the New First Lien Collateral Agent and the New First Lien Secured Parties hereby consent to the application of cash or other proceeds of Receivables Collateral deposited under control agreements to the repayment of ABL Obligations pursuant to the ABL Documents.
ARTICLE 4
APPLICATION OF PROCEEDS
Section 4.1 Application of Proceeds.
          (a) Revolving Nature of ABL Obligations. The New First Lien Collateral Agent, for and on behalf of itself and the New First Lien Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Collateral Agent and the ABL Secured Parties will apply payments and make advances thereunder, and that no application of any Receivables Collateral or the release of any Lien by the ABL Collateral Agent upon any portion of the Receivables Collateral in connection with a permitted disposition by the Grantors under the ABL Credit Agreement shall constitute an Exercise of Secured Creditor Remedies under this Agreement; (ii) subject to the limitations set forth in Section 4.10(b)(1) of the New First Lien Agreement (as in effect on the date hereof) or such additional amounts as consented to by the holders of New First Lien Obligations (in accordance with the provisions of the New First Lien Agreement), the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or Refinanced, in each event, without notice to or consent by the New First Lien Secured Parties and without affecting the provisions hereof; and (iii) all Receivables Collateral received by the ABL Collateral Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time. The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or Refinancing of either the ABL Obligations or any New First Lien Obligations, or any portion thereof.
          (b) Application of Proceeds of Common Collateral. The ABL Collateral Agent and the New First Lien Collateral Agent hereby agree that all Common Collateral and all Proceeds thereof, received by any of them in connection with any Exercise of Secured Creditor Remedies with respect to the Common Collateral shall be applied, first, to the payment of costs and expenses of the ABL Collateral Agent in connection with such Exercise of Secured Creditor Remedies, and second, to the payment of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred.

          (c) Payments Over. Any Common Collateral or Receivables Collateral or proceeds thereof received by the New First Lien Collateral Agent or any New First Lien Secured Party in connection with the exercise of any right or remedy (including set-off or credit bid) or in any Insolvency Proceeding relating to the Common Collateral not expressly permitted by this Agreement or prior to the Discharge of ABL Obligations shall be segregated and held in trust for the benefit of and forthwith paid over to the ABL Collateral Agent (and/or its designees) for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Collateral Agent is hereby authorized to make any such endorsements as agent for the New First Lien Collateral Agent or the New First Lien Secured Parties. This authorization is coupled with an interest and is irrevocable.
          (d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Collateral Agent shall have no obligation or liability to the New First Lien Collateral Agent or any New First Lien Secured Party regarding the adequacy of any proceeds realized on any collateral or for any action or omission, save and except solely for an action or omission that breaches the express obligations undertaken by each Party under the terms of this Agreement. Notwithstanding anything to the contrary herein contained, none of the Parties hereto waives any claim that it may have against a Secured Party on the grounds that and sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the UCC.
          (e) Turnover of Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Collateral Agent shall (a) notify the New First Lien Collateral Agent in writing of the occurrence of such Discharge of ABL Obligations and (b) subject to the First Lien Intercreditor Agreement, at the Company’s expense, deliver to the New First Lien Collateral Agent or execute such documents as the New First Lien Collateral Agent may reasonably request (including assignment of control agreements with respect to ABL Controlled Accounts) in order to effect a transfer of control to the New First Lien Collateral Agent over any and all ABL Controlled Accounts in the same form as received with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct; provided, however, that the ABL Collateral Agent shall not be required hereunder to deliver such instruments or documents relating to the control agreements with respect to ABL Collateral Agreements if, as of the time of such Discharge of ABL Obligations, no Event of Default (as defined in the New First Lien Agreement) has occurred or is then continuing. The ABL Collateral Agent shall presume that an Event of Default has occurred and is continuing under the New First Lien Agreement unless at the time of such Discharge of ABL Obligations the Company shall have delivered to each of the Collateral Agents an officer’s certificate executed by an Authorized Officer (as defined in the ABL Credit Agreement) certifying that no such Event of Default has occurred and is then continuing (and the New First Lien Collateral Agent shall have confirmed in writing to the ABL Collateral Agent that it has no actual knowledge of the continuance of an Event of Default under the New First Lien Agreement), upon which the ABL Collateral Agent may conclusively rely (it being understood that neither such officer’s certificate nor Collateral Agent’s confirmation will effect whether or not such Event of Default has in fact occurred or is then in fact continuing).

     Section 4.2 Specific Performance. Each of the ABL Collateral Agent and the New First Lien Collateral Agent is hereby authorized to demand specific performance of this Agreement, whether or not the Company or any Grantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each of the ABL Collateral Agent, for and on behalf of itself and the ABL Secured Parties, and the New First Lien Collateral Agent, for and on behalf of itself and the New First Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.
ARTICLE 5
INTERCREDITOR ACKNOWLEDGMENTS AND WAIVERS
     Section 5.1 Notice of Acceptance and Other Waivers.
          (a) All ABL Obligations at any time made or incurred by the Company or any Grantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance by the ABL Collateral Agent or any ABL Secured Party of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All New First Lien Obligations at any time made or incurred by the Company or any Grantor shall be deemed to have been made or incurred in reliance upon this Agreement, and the New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, hereby waives notice of acceptance, or proof of reliance, by the New First Lien Collateral Agent or the New First Lien Secured Parties of this Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the New First Lien Obligations.
          (b) None of the ABL Collateral Agent, any ABL Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect or realize upon any of the Common Collateral or any Proceeds thereof, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Common Collateral or Proceeds thereof or to take any other action whatsoever with regard to the Common Collateral or any part or Proceeds thereof, except as specifically provided in this Agreement. If the ABL Collateral Agent or any ABL Secured Party honors (or fails to honor) a request by any Borrower under the ABL Credit Agreement for an extension of credit pursuant to any ABL Credit Agreement or any of the other ABL Documents, whether the ABL Collateral Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of any New First Lien Document (but not a default under this Agreement) or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Collateral Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions hereof), neither the ABL Collateral Agent nor any ABL Secured Party shall have any liability whatsoever to the New First Lien Collateral Agent or any New First Lien Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of this

Agreement). The ABL Collateral Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any ABL Credit Agreement and any of the other ABL Documents as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the New First Lien Collateral Agent or any New First Lien Secured Party have in the Common Collateral, except as otherwise expressly set forth in this Agreement. The New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, agrees that neither the ABL Collateral Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Common Collateral or Proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of this Agreement. The New First Lien Collateral Agent and the New First Lien Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under any New First Lien Document as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests of the ABL Collateral Agent or any ABL Secured Parties, except as otherwise expressly set forth in this Agreement.
     Section 5.2 Modifications to ABL Documents and New First Lien Documents.
          (a) In the event that the ABL Collateral Agent or the ABL Secured Parties enter into any amendment, waiver or consent in respect of or replace any of the ABL Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any ABL Security Document or changing in any manner the rights of the ABL Collateral Agent, the ABL Secured Parties, the Company or any other Grantor thereunder (including the release of any Liens in Common Collateral in accordance with Section 2.4(b)), then such amendment, waiver or consent, to the extent related to Common Collateral, shall apply automatically to any comparable provision (but only to the extent as such provision relates to Common Collateral) of each Comparable New First Lien Security Document without the consent of the New First Lien Collateral Agent or any New First Lien Secured Party and without any action by the New First Lien Collateral Agent, any New First Lien Secured Party, the Company or any other Grantor; provided, however, that such amendment, waiver or consent does not materially adversely affect the rights of the New First Lien Secured Parties or the interests of the New First Lien Secured Parties in the Common Collateral in a manner materially different from that affecting the rights of the ABL Secured Parties thereunder or therein. The ABL Collateral Agent shall give written notice of such amendment, waiver or consent (along with a copy thereof) to the New First Lien Collateral Agent; provided, however, that the failure to give such notice shall not affect the effectiveness of such amendment with respect to the provisions of any New First Lien Security Document as set forth in this Section 5.2(a). For the avoidance of doubt, no such amendment, modification or waiver shall apply to or otherwise affect (a) any Non- Receivables Collateral or (b) any document, agreement or instrument which neither grants nor purports to grant a Lien on, nor governs nor purports to govern any rights or remedies in respect of, Common Collateral.
          (b) So long as the Discharge of ABL Obligations has not occurred, without the prior written consent of the ABL Collateral Agent, the New First Lien Collateral Agent shall not consent to amend, supplement or otherwise modify any, or enter into any new, New First

Lien Security Document relating to Common Collateral to the extent such amendment, supplement or modification, or the terms of such New First Lien Security Document, would be prohibited by or inconsistent with any of the terms of this Agreement. The New First Lien Collateral Agent agrees that each New First Lien Security Document relating to Common Collateral shall include the following language (or language to similar effect approved by the ABL Collateral Agent):
“Notwithstanding anything herein to the contrary, the liens and security interests granted to [the New First Lien Collateral Agent] pursuant to this Agreement and the exercise of any right or remedy by [the New First Lien Collateral Agent] hereunder are subject to the limitations and provisions of the Additional Receivables Intercreditor Agreement, dated as of [        ], 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among Bank of America, N.A., as ABL Collateral Agent, Bank of America, N.A., as New First Lien Collateral Agent, and certain other persons party or that may become party thereto from time to time, and consented to by HCA INC. and the Grantors identified therein. In the event of any conflict between the terms of the Intercreditor Agreement and the terms of this Agreement, the terms of the Intercreditor Agreement shall govern and control.”
     The ABL Collateral Agent hereby approves the language set forth in Section 8.15 of the Amended and Restated Security Agreement, dated as of March 2, 2009, among the Company, the grantors party thereto and Bank of America as collateral agent, for purposes of this Section 5.2(b). For purposes of this 5.2(b), the reference to the Additional Receivables Intercreditor Agreement, dated as of April 22, 2009, set forth on the cover page of the First Lien Intercreditor Agreement shall be deemed to be a reference to this Agreement.
          (c) No consent furnished by the ABL Collateral Agent or the New First Lien Collateral Agent pursuant to Section 5.2(a) or 5.2(b) hereof shall be deemed to constitute the modification or waiver of any provisions of the ABL Documents or any of the New First Lien Documents, each of which remain in full force and effect as written.
          (d) The ABL Obligations and the several New First Lien Obligations may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under any ABL Document or any New First Lien Document) of, the ABL Collateral Agent, the ABL Secured Parties, the New First Lien Collateral Agent or the New First Lien Secured Parties, as the case may be; provided such Refinancing does not affect the relative Lien Priorities provided for herein or directly alter the other provisions hereof to the extent relating to the relative rights, obligations and priorities of the ABL Secured Parties on the one hand and the New First Lien Secured Parties on the other.
     Section 5.3 Reinstatement and Continuation of Agreement. If the ABL Collateral Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of the Company, any Grantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If this Agreement shall have been terminated prior to such ABL Recovery, this Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Parties from such date of reinstatement. The ABL Collateral Agent shall use commercially reasonable efforts to give written notice to the New First Lien Collateral Agent of the occurrence of any such ABL Recovery (provided that the failure to give such notice shall not affect the ABL Collateral Agent’s rights hereunder, except it being understood that the New First Lien Collateral Agent shall not be charged with knowledge of such ABL Recovery or required to take any actions based on such ABL Recovery until it has received such written notice of the occurrence of such ABL Recovery).
     All rights, interests, agreements, and obligations of the ABL Collateral Agent, the New First Lien Collateral Agent, the ABL Secured Parties and the New First Lien Secured Parties under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against the Company or any Grantor or any other circumstance which otherwise might constitute a defense (other than a defense that such obligations have in fact been repaid) available to, or a discharge of the Company or any Grantor in respect of the ABL Obligations or the New First Lien Obligations. No priority or right of the ABL Collateral Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of the Company or any Grantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Collateral Agent or any ABL Secured Party may have.
ARTICLE 6
INSOLVENCY PROCEEDINGS
     Section 6.1 DIP Financing.
          (a) If the Company or any Grantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and the ABL Collateral Agent or the ABL Secured Parties shall seek to provide the Company or any Grantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Receivables Collateral under Section 363 of the Bankruptcy Code (each, a “DIP Financing”), with such DIP Financing to be secured by all or any portion of the Receivables Collateral (including assets that, but for the application of Section 552 of the Bankruptcy Code would be Receivables Collateral) but not any other asset or any Non-Receivables Collateral, then the New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, agrees that it will raise no objection and will not support any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the New First Lien Collateral Agent securing the New First Lien Obligations or on any other grounds (and will not request any adequate protection solely as a result of such DIP Financing or use of cash collateral that is Receivables Collateral, except as permitted by Section 6.3(b)), so long as (i) the New First Lien Collateral Agent retains its Lien on the Common Collateral to secure the New First Lien Obligations (in each case, including Proceeds thereof arising after the commencement of the case under the Bankruptcy Code); (ii) the terms of the DIP Financing do not compel the applicable

Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms of such plan are set forth in the DIP Financing documentation or related document; and (iii) all Liens on Common Collateral securing any such DIP Financing shall be senior to or on a parity with the Liens of the ABL Collateral Agent and the ABL Secured Parties securing the ABL Obligations on Common Collateral; provided, however, that nothing contained in this Agreement shall prohibit or restrict the New First Lien Collateral Agent or any New First Lien Secured Party from raising any objection or supporting any objection to such DIP Financing or use of cash collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the New First Lien Collateral Agent on Non-Receivables Collateral securing the New First Lien Obligations.
          (b) All Liens granted to the ABL Collateral Agent or the New First Lien Collateral Agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Parties to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of this Agreement.
     Section 6.2 Relief from Stay. The New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, agrees not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Common Collateral without the ABL Collateral Agent’s express written consent.
     Section 6.3 No Contest; Adequate Protection.
          (a) The New First Lien Collateral Agent, on behalf of itself and the New First Lien Secured Parties, agrees that it shall not contest (or support any other Person contesting) (x) any request by the ABL Collateral Agent or any ABL Secured Party for adequate protection of its interest in the Common Collateral, (y) any objection by the ABL Collateral Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Collateral Agent or any ABL Secured Party that its interests in the Common Collateral are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Collateral Agent as adequate protection of its interests are subject to this Agreement or (z) any lawful exercise by the ABL Collateral Agent or any ABL Secured Party of the right to credit bid ABL Obligations at any sale of Common Collateral or Receivables Collateral; provided, however, that nothing contained in this Agreement shall prohibit or restrict the New First Lien Collateral Agent or any New First Lien Secured Party from contesting or challenging (or support any other Person contesting or challenging) any request by the ABL Collateral Agent or any ABL Secured Party for “adequate protection” (or the grant of any such “adequate protection”) to the extent such “adequate protection” is in the form of a Lien on any Non-Receivables Collateral.
          (b) Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency Proceeding, if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to Common Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Common Collateral (unless such additional collateral is an asset of an ABL Entity)), then the ABL Collateral Agent, on behalf of itself and the ABL Secured Parties, agrees that the New First Lien Collateral Agent, on behalf of itself and/or any of the New First Lien Secured Parties, may, subject to the First Lien Intercreditor

Agreement, seek or request (and the ABL Secured Parties will not oppose such request) adequate protection with respect to its interests in such Common Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the New First Lien Collateral Agent on the Common Collateral (it being understood that to the extent that any such additional collateral constituted Non-Receivables Collateral at the time it was granted to the ABL Secured Parties, the Lien thereon in favor of the ABL Secured Parties shall be subordinate in all respects to the Liens thereon in favor of the New First Lien Secured Parties).
     Section 6.4 Asset Sales. The New First Lien Collateral Agent agrees, on behalf of itself and the New First Lien Secured Parties, that it will not oppose any sale consented to by the ABL Collateral Agent of any Common Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding) so long as the proceeds of such sale are applied in accordance with this Agreement.
     Section 6.5 Separate Grants of Security and Separate Classification. The New First Lien Collateral Agent, each New First Lien Secured Party, each ABL Secured Party and the ABL Collateral Agent each acknowledge and agree that (i) the grants of Liens pursuant to the ABL Security Documents on the one hand and the New First Lien Security Documents on the other hand constitute separate and distinct grants of Liens and the New First Lien Secured Parties’ claims against the Company and/or any Grantor in respect of Common Collateral constitute junior claims separate and apart (and of a different class) from the senior claims of the ABL Secured Parties against the Company and the Grantors in respect of Common Collateral and (ii) because of, among other things, their differing rights in the Common Collateral, the New First Lien Obligations are fundamentally different from the ABL Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the ABL Secured Parties and any New First Lien Secured Parties in respect of the Common Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then the ABL Secured Parties and the New First Lien Secured Parties hereby acknowledge and agree that all distributions shall be made as if there were separate classes of ABL Obligation claims and New First Lien Obligation claims against the Grantors (with the effect being that, to the extent that the aggregate value of the Common Collateral is sufficient (for this purpose ignoring all claims held by the New First Lien Secured Parties), the ABL Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest at the relevant contract rate, before any distribution is made in respect of the claims held by the New First Lien Secured Parties from such Common Collateral), with the New First Lien Secured Parties hereby acknowledging and agreeing to turn over to the ABL Secured Parties amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the aggregate recoveries.
     Section 6.6 Enforceability. The provisions of this Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

     Section 6.7 ABL Obligations Unconditional. All rights, interests, agreements and obligations of the ABL Collateral Agent and the ABL Secured Parties, and the New First Lien Collateral Agent and the New First Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:
     (a) any lack of validity or enforceability of any ABL Documents or any New First Lien Documents;
     (b) any change in the time, manner or place of payment of, or in any other terms of, all or any of the ABL Obligations or New First Lien Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of the ABL Credit Agreement or any other ABL Document or of the terms of the New First Lien Agreement or any other New First Lien Document;
     (c) any exchange of any security interest in any Receivables Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the ABL Obligations or New First Lien Obligations or any guarantee thereof;
     (d) the commencement of any Insolvency Proceeding in respect of the Company or any other Grantor; or
     (e) any other circumstances that otherwise might constitute a defense (other than a defense that such obligations have in fact been repaid) available to, or a discharge of, the Company or any other Grantor in respect of ABL Obligations or New First Lien Obligations in respect of this Agreement.
ARTICLE 7
MISCELLANEOUS
     Section 7.1 Rights of Subrogation. The New First Lien Collateral Agent, for and on behalf of itself and the New First Lien Secured Parties, agrees that no payment to the ABL Collateral Agent or any ABL Secured Party pursuant to the provisions of this Agreement shall entitle the New First Lien Collateral Agent or such New First Lien Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Collateral Agent agrees to execute such documents, agreements, and instruments as the New First Lien Collateral Agent or any New First Lien Secured Party may reasonably request, at the Company’s expense, to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Collateral Agent by such Person.
     Section 7.2 Further Assurances. The Parties will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Party may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable the ABL Collateral Agent or the New First Lien Collateral Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Party shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.2, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Party may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.2.
     Section 7.3 Representations. The New First Lien Collateral Agent represents and warrants for itself to the ABL Collateral Agent that it has the requisite power and authority under the New First Lien Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the New First Lien Secured Parties and that this Agreement shall be binding obligations of the New First Lien Collateral Agent and the New First Lien Secured Parties, enforceable against the New First Lien Collateral Agent and the New First Lien Secured Parties in accordance with its terms. The ABL Collateral Agent represents and warrants to the New First Lien Collateral Agent that it has the requisite power and authority under the ABL Documents to enter into, execute, deliver, and carry out the terms of this Agreement on behalf of itself and the ABL Secured Parties and that this Agreement shall be binding obligations of the ABL Collateral Agent and the ABL Secured Parties, enforceable against the ABL Collateral Agent and the ABL Secured Parties in accordance with its terms.
     Section 7.4 Amendments. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Party hereto shall be effective unless it is in a written agreement executed by the New First Lien Collateral Agent and the ABL Collateral Agent, and consented to in writing by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Notwithstanding anything in this Section 7.4 to the contrary, this Agreement may be amended from time to time at the request of the Company, at the Company’s expense, and without the consent of the ABL Collateral Agent, any ABL Secured Party, the New First Lien Collateral Agent or any New First Lien Secured Party to (i) provide for a replacement ABL Collateral Agent in accordance with the ABL Documents (including for the avoidance of doubt to provide for a replacement ABL Collateral Agent assuming such role in connection with any Refinancing of the ABL Credit Agreement not prohibited by the New First Lien Agreement), provide for a replacement New First Lien Collateral Agent in accordance with the New First Lien Documents (including for the avoidance of doubt to provide for a replacement New First Lien Collateral Agent assuming such role in connection with any Refinancing of the New First Lien Documents permitted hereunder) and/or secure additional extensions of credit or add other parties holding ABL Obligations or New First Lien Obligations to the extent such Indebtedness does not expressly violate the ABL Credit Agreement or the New First Lien Agreement and (ii) in the case of such additional New First Lien Obligations, (a) establish that the Lien on the Common Collateral securing such New First Lien Obligations shall be junior and subordinate in all respects to all Liens on the Common Collateral securing any ABL Obligations (at least to the same extent as (taken together as a whole) the Liens on Common Collateral in favor of the New First Lien Obligations are junior and subordinate to the Liens on Common Collateral in favor of the ABL Obligations pursuant to this Agreement immediately prior to the incurrence of such additional New First Lien Obligations) and (b) provide to the holders of such New First Lien Obligations (or any agent or trustee thereof)

the comparable rights and benefits (including any improved rights and benefits that have been consented to by the ABL Collateral Agent) as are provided to the New First Lien Secured Parties under this Agreement.
     Section 7.5 Addresses for Notices. All notices to the ABL Secured Parties and the New First Lien Secured Parties permitted or required under this Agreement may be sent to the applicable Collateral Agent for such Secured Party, respectively, as provided in the applicable Credit Document. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed).
     Section 7.6 No Waiver; Remedies. No failure on the part of any Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
Section 7.7 Continuing Agreement; Transfer of Secured Obligations. This Agreement is a continuing agreement and shall (a) subject to Section 5.3, remain in full force and effect until the Discharge of ABL Obligations shall have occurred, (b) be binding upon the Parties and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Parties and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Common Collateral. All references to any Grantor shall include any Grantor as debtor-in-possession and any receiver or trustee for such Grantor in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), the ABL Collateral Agent, any ABL Secured Party, the New First Lien Collateral Agent and any New First Lien Secured Party may assign or otherwise transfer all or any portion of the ABL Obligations or the New First Lien Obligations, as applicable, to any other Person (other than the Company, any Grantor or any Affiliate of the Company or any Grantor and any Subsidiary of the Company or any Grantor), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to the ABL Collateral Agent, the New First Lien Collateral Agent, any ABL Secured Party or any New First Lien Secured Party, as the case may be, herein or otherwise. The ABL Secured Parties and the New First Lien Secured Parties may continue, at any time and without notice to the other parties hereto, to extend credit and other financial accommodations, lend monies and provide Indebtedness to, or for the benefit of, any Grantor on the faith hereof.
     Section 7.8 Governing Law; Entire Agreement. The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Parties with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

     Section 7.9 Counterparts. This Agreement may be executed in any number of counterparts, including by means of facsimile or “pdf” file thereof, and it is not necessary that the signatures of all Parties be contained on any one counterpart hereof, each counterpart will be deemed to be an original, and all together shall constitute one and the same document.
     Section 7.10 No Third Party Beneficiaries. This Agreement is solely for the benefit of the ABL Collateral Agent, the ABL Secured Parties, the New First Lien Collateral Agent and the New First Lien Secured Parties. No other Person (including the Company, any Grantor or any Affiliate or Subsidiary of the Company or any Grantor) shall be deemed to be a third party beneficiary of this Agreement.
     Section 7.11 Headings. The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.
     Section 7.12 Severability. If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.
     Section 7.13 Attorneys’ Fees. The Parties agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.
     Section 7.14 VENUE; JURY TRIAL WAIVER.
          (a) The parties hereto consent to the jurisdiction of any state or federal court located in New York, New York, and consent that all service of process may be made by registered mail directed to such party as provided in Section 7.5 for such party. Service so made shall be deemed to be completed three days after the same shall be posted as aforesaid. The parties hereto waive any objection to any action instituted hereunder in any such court based on forum non conveniens, and any objection to the venue of any action instituted hereunder in any such court. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, VERBAL OR WRITTEN STATEMENT OR ACTION OF ANY PARTY HERETO IN CONNECTION WITH THE SUBJECT MATTER HEREOF.
          (b) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.5. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

     Section 7.15 Intercreditor Agreement. This Agreement is the Additional Receivables Intercreditor Agreement referred to in the New First Lien Documents. Nothing in this Agreement shall be deemed to subordinate the obligations due to (i) any ABL Secured Party to the obligations due to any New First Lien Secured Party or (ii) any New First Lien Secured Party to the obligations due to any ABL Secured Party (in each case, whether before or after the occurrence of an Insolvency Proceeding), it being the intent of the Parties that this Agreement shall effectuate a subordination of Liens but not a subordination of Indebtedness.
     Notwithstanding anything to the contrary contained in this Agreement, each party hereto agrees that the New First Lien Secured Parties may enter into intercreditor agreements (or similar arrangements (including without limitation the First Lien Intercreditor Agreement and the Additional General Intercreditor Agreement)) governing the rights, benefits and privileges as among the New First Lien Secured Parties and holders of certain other indebtedness of the Company in respect of the Common Collateral, this Agreement and the other New First Lien Documents, including as to application of proceeds of the Common Collateral, voting rights, control of the Common Collateral and waivers with respect to the Common Collateral, in each case so long as the terms thereof do not violate or conflict with the provisions of this Agreement or the New First Lien Documents. In any event, if a respective intercreditor agreement (or similar arrangement) exists, the provisions thereof shall not be (or be construed to be) an amendment, modification or other change to this Agreement and the provisions of this Agreement and the other ABL Security Documents and New First Lien Security Documents shall remain in full force and effect in accordance with the terms hereof and thereof (as such provisions may be amended, modified or otherwise supplemented from time to time in accordance with the terms hereof and thereof, including to give effect to any intercreditor agreement (or similar arrangement)).
     Section 7.16 Effectiveness. This Agreement shall become effective when executed and delivered by the parties hereto. This Agreement shall be effective both before and after the commencement of any Insolvency Proceeding.
     Section 7.17 Collateral Agents. It is understood and agreed that (a) Bank of America is entering into this Agreement in its capacity as collateral agent under the ABL Credit Agreement, and the provisions of Section 13 of the ABL Credit Agreement applicable to the administrative agent and collateral agent thereunder shall also apply to the ABL Collateral Agent hereunder and (b) Bank of America is entering into this Agreement in its capacity as collateral agent under the New First Lien Agreement, and the provisions of Section 11.02 of the New First Lien Agreement applicable to the collateral agent thereunder shall also apply to the New First Lien Collateral Agent hereunder.
     Section 7.18 No Warranties or Liability. Each of the ABL Collateral Agent and the New First Lien Collateral Agent acknowledges and agrees that neither of them has made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other ABL Document or New First Lien Document, as the case may be.
     Section 7.19 Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of any Credit Document, the provisions of this Agreement shall govern.

     Section 7.20 Information Concerning Financial Condition of the Credit Parties. Each of the New First Lien Collateral Agent and the ABL Collateral Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Grantors and all other circumstances bearing upon the risk of nonpayment of the ABL Obligations or the New First Lien Obligations. The ABL Collateral Agent and the New First Lien Collateral Agent each hereby agrees that no party shall have any duty to advise any other party of information known to it regarding such condition or any such circumstances. In the event either the ABL Collateral Agent or the New First Lien Collateral Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other party to this Agreement, (a) it shall be under no obligation (i) to provide any such information to any other party or any other party on any subsequent occasion, (ii) to undertake any investigation not a part of its regular business routine, or (iii) to disclose any other information, or (b) it makes no representation as to the accuracy or completeness of any such information and shall not be liable for any information contained therein, and (c) the Party receiving such information hereby to hold the other Party harmless from any action the receiving Party may take or conclusion the receiving Party may reach or draw from any such information, as well as from and against any and all losses, claims, damages, liabilities, and expenses to which such receiving Party may become subject arising out of or in connection with the use of such information.
     Section 7.21 Acknowledgement. The New First Lien Collateral Agent hereby acknowledges for itself and on behalf of each New First Lien Secured Party that there are assets of the Company and its Subsidiaries (including Grantors) which are subject to Liens in favor of the ABL Collateral Agent or other creditors but which do not constitute Common Collateral and nothing in this Agreement shall grant or imply the grant of any Lien or other security interest in such assets in favor of any New First Lien Secured Party to secure any New First Lien Obligations. The ABL Collateral Agent hereby acknowledges for itself and on behalf of each ABL Secured Party that there are assets of the Company and its Subsidiaries (including Grantors) which are subject to Liens in favor of the New First Lien Collateral Agent or other creditors but which do not constitute Common Collateral and nothing in this Agreement shall grant or imply the grant of any Lien or other security interest in such assets in favor of the ABL Collateral Agent to secure any ABL Obligations and nothing in this Agreement shall affect or limit the rights of the New First Lien Collateral Agent or any New First Lien Secured Party in any Non-Receivables Collateral or any other assets of the Company or any of its Subsidiaries (other than Receivables Collateral) securing any New First Lien Obligations. The New First Lien Collateral Agent acknowledges and agrees that the relative priorities, as among the New First Lien Secured Parties, the holders of Obligations under the CF Credit Agreement and any Additional First Lien Secured Parties (as defined in the First Lien Intercreditor Agreement), of the Liens granted on Common Collateral are governed by the First Lien Intercreditor Agreement.
[Signature pages follow]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as ABL Collateral Agent
By:	/s/ William J. Wilson
	Name:	William J. Wilson
	Title:	Senior Vice President

Signature Page to Additional Receivables Intercreditor Agreement

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BANK OF AMERICA, N.A., as New First Lien Collateral Agent
By:	/s/ David H. Strickert
	Name:	David H. Strickert
	Title:	Senior Vice President

Signature Page to Additional Receivables Intercreditor Agreement

CONSENT OF COMPANY AND GRANTORS
Dated: March 10, 2010
     Reference is made to the Additional Receivables Intercreditor Agreement dated as of the date hereof between Bank of America, N.A., as ABL Collateral Agent, and Bank of America, N.A., as New First Lien Collateral Agent, as the same may be amended, restated, supplemented, waived, or otherwise modified from time to time (the “Intercreditor Agreement”). Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
     Each of the undersigned Grantors has read the foregoing Intercreditor Agreement and consents thereto. Each of the undersigned Grantors agrees not to take any action that would be contrary to the express provisions of the foregoing Intercreditor Agreement applicable to it, agrees to abide by the requirements expressly applicable to it under the foregoing Intercreditor Agreement and agrees that, except as otherwise provided therein, no ABL Secured Party or New First Lien Secured Party shall have any liability to any Grantor for acting in accordance with the provisions of the foregoing Intercreditor Agreement. Each Grantor understands that the foregoing Intercreditor Agreement is for the sole benefit of the ABL Secured Parties and the New First Lien Secured Parties and their respective successors and assigns, and that such Grantor is not an intended beneficiary or third party beneficiary thereof except to the extent otherwise expressly provided therein.
     Without limitation to the foregoing, each Grantor agrees to take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the ABL Collateral Agent or the New First Lien Collateral Agent (or any of their respective agents or representatives) may reasonably request to effectuate the terms of and the lien priorities contemplated by the Intercreditor Agreement.
     This Consent shall be governed and construed in accordance with the laws of the State of New York. Notices delivered to any Grantor pursuant to this Consent shall be delivered in accordance with the notice provisions set forth in the ABL Credit Agreement.

     IN WITNESS HEREOF, this Consent is hereby executed by each of the Grantors as of the date first written above.

HCA INC.
By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Senior Vice President - Finance and Treasurer

Additional Receivables lntercreditor Agreement

Each of the GUARANTORS listed on Schedule I hereto
By:	/s/ R. Milton Johnson
R. Milton Johnson
Senior Vice President

Additional Receivables Intercreditor Agreement